UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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AngioDynamics, Inc.
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14 Plaza Drive
Latham, New York 12110
(518) 798-1215

September 3, 2020
Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of AngioDynamics, Inc. to be held on Tuesday, October 13, 2020 at 12:00 p.m., Eastern Time. In light of the public health impact of the coronavirus (“COVID-19”) pandemic and in order to protect the health and well-being of our shareholders, directors and employees, the Annual Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/ANGO2020. There will be no physical in-person meeting.
At this year’s Annual Meeting you will be asked to:

(i)	consider and vote upon a proposal to elect four Class II directors, for a term of three years;
(ii)	consider and vote upon a proposal to ratify the appointment of AngioDynamics’ independent registered public accounting firm for the fiscal year ended May 31, 2021;
(iii)	consider and vote upon a “Say-on-Pay” advisory vote on the approval of the compensation of AngioDynamics’ named executive officers;
(iv)	consider and vote upon a proposal to approve the AngioDynamics, Inc. 2020 Equity Incentive Plan;
(v)
consider and vote upon a proposal to approve the amended AngioDynamics, Inc. Employee Stock Purchase Plan to increase the total number of shares of common stock reserved for issuance under the plan from 3,500,000 to 4,000,000; and

(vi)	transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

As we did last year, we are pleased to furnish proxy materials to our shareholders over the internet. Instead of mailing printed copies to each shareholder, we are mailing a Notice Regarding Internet Availability which contains instructions on how to access your proxy materials; how each shareholder can receive a paper copy of proxy materials, including this Proxy Statement, our annual report on Form 10-K for the fiscal year ended May 31, 2020 and a form of proxy card; and how to access your proxy card to vote through the internet or by telephone. We believe that this e-proxy process will expedite shareholders’ receipt of proxy materials and lower the costs and reduce the environmental impact of our Annual Meeting.
The Board of Directors unanimously believes that the election of its nominees for directors, the ratification of the appointment of AngioDynamics’ independent registered public accounting firm, the approval (on an advisory basis) of the compensation of its named executive officers, the approval of the AngioDynamics, Inc. 2020 Equity Incentive Plan, the approval of the AngioDynamics, Inc. Employee Stock Purchase Plan, as amended, to increase the total number of shares of common stock reserved for issuance under the plan from 3,500,000 to 4,000,000 are in the best interests of AngioDynamics and its shareholders, and, accordingly, recommends a vote “FOR” each proposal.
In addition to the business to be transacted as described above, management will address shareholders with respect to AngioDynamics’ developments over the past year and respond to comments and questions of general interest to shareholders.
Your vote is important and whether or not you plan to attend the Annual Meeting, we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the internet. If you requested and received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding all three methods of voting are contained on the proxy card. Voting by proxy will ensure your shares are represented at the Annual Meeting. As a result of changes in applicable law, banks and brokers can no longer exercise discretionary voting in uncontested elections of directors. If you are not a shareholder of record, please follow the instructions provided by the shareholder of record (your bank or broker) so that your shares are voted at the meeting on all matters.

Sincerely,

James C. Clemmer
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

September 3, 2020
You are cordially invited to attend the Annual Meeting of Shareholders of AngioDynamics, Inc. to be held on Tuesday, October 13, 2020 at 12:00 p.m., Eastern Time. In light of the public health impact of the COVID-19 pandemic and in order to protect the health and well-being of our shareholders, directors and employees, the Annual Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/ANGO2020. There will be no physical in-person meeting.
The meeting is being held for the following purposes:

1.	To vote upon a proposal to elect four Class II directors, for a term of three years;
2.	To ratify the appointment of AngioDynamics’ independent registered public accounting firm for the fiscal year ended May 31, 2021;
3.	To vote upon a “Say-on-Pay” advisory vote on the approval of the compensation of AngioDynamics’ named executive officers;
4.	To vote upon a proposal to approve the AngioDynamics, Inc. 2020 Equity Incentive Plan;
5.
To vote upon a proposal to approve the amended AngioDynamics, Inc. Employee Stock Purchase Plan to increase the total number of shares of common stock reserved for issuance under the plan from 3,500,000 to 4,000,000; and

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
Only shareholders who held shares at the close of business on Friday, August 21, 2020, are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof. You may vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ANGO2020. To participate in the meeting, you must have your sixteen-digit control number located on your notice, on your proxy card or on the instructions that accompanied your proxy materials.
It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning your proxy card or by voting on the internet or by telephone. Please see the instructions below under the heading “How do I vote my shares without attending the meeting?”.
The Annual Meeting for which this notice is given may be adjourned from time to time without further notice other than announcement at the meeting or any adjournment thereof. Any business for which notice is hereby given may be transacted at any such adjourned meeting.

By Order of the Board of Directors,
Stephen A. Trowbridge, Executive Vice President and Chief Financial Officer

Latham, New York

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to be Held on October 13, 2020.
Our Proxy Statement for the 2020 Annual Meeting of Shareholders, the proxy card, and annual report on Form 10-K for our fiscal year ended May 31, 2020 are available on the following website: www.proxyvote.com. To view materials via the internet, please follow the instructions set forth on the Notice Regarding Internet Availability mailed on or about September 3, 2020 to all shareholders of record on August 21, 2020.

ANGIODYNAMICS, INC.
14 Plaza Drive
Latham, New York 12110

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
OF ANGIODYNAMICS, INC.
October 13, 2020

INTRODUCTION
We are furnishing this proxy statement to the shareholders of AngioDynamics, Inc. in connection with the solicitation by our Board of Directors of proxies to be voted at our 2020 Annual Meeting of Shareholders referred to in the attached notice and at any adjournments or postponements thereof (the “Annual Meeting”). The Annual Meeting will be held on October 13, 2020 at 12:00 p.m., Eastern Time. In light of the public health impact of the COVID-19 pandemic and in order to protect the health and well-being of our shareholders, directors and employees, the Annual Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/ANGO2020. There will be no physical in-person meeting. Only shareholders who held shares at the close of business on Friday, August 21, 2020 are entitled to notice of and to vote at the meeting, or at any adjournments or postponements thereof. You may vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ANGO2020. To participate in the meeting, you must have your sixteen-digit control number located on your notice, on your proxy card or on the instructions that accompanied your proxy materials. We expect to mail this proxy statement and the accompanying proxy card or voting instruction form beginning on September 3, 2020 to each shareholder entitled to vote at the Annual Meeting.
When used in this proxy statement, the terms “we,” “us,” “our,” “the Company” and “AngioDynamics” refer to AngioDynamics, Inc. The terms “Board of Directors” and “Board” refer to the Board of Directors of AngioDynamics, Inc. Our principal executive offices are located at 14 Plaza Drive, Latham, New York 12110.
GENERAL INFORMATION ABOUT THE MEETING AND VOTING
What am I voting on?
At the Annual Meeting, we will ask holders of our common stock to consider and vote upon the following items:
1. Election of Directors
The election of four Class II directors, namely, Eileen O. Auen, James C. Clemmer, Howard W. Donnelly, and Jan Stern Reed. If elected, these Class II directors will serve until the 2023 Annual Meeting of Shareholders and until their successors are duly elected and qualified.
2. Ratification of Appointment of Independent Registered Public Accounting Firm
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2021.
3. Advisory Vote on the Compensation of our Named Executive Officers
A “Say-on-Pay” advisory vote on the approval of the compensation of our named executive officers.
4. The AngioDynamics, Inc. 2020 Equity Incentive Plan
Approval of the AngioDynamics, Inc. 2020 Equity Incentive Plan.
5. The AngioDynamics, Inc. Employee Stock Purchase Plan
Approval of the amended AngioDynamics, Inc. Employee Stock Purchase Plan to increase the total number of shares of common stock reserved for issuance under the plan from 3,500,000 to 4,000,000 shares.
How can I receive proxy materials?
Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our shareholders primarily via the internet, instead of mailing printed copies of proxy materials to each shareholder. On or about September 3, 2020, we began mailing to our shareholders a “Notice of Internet Availability of Proxy Materials” (sometimes referred to herein as the “Notice”) containing instructions on how to access this proxy statement, the accompanying notice of Annual Meeting and our annual report for the fiscal year ended May 31, 2020 online. If you received the Notice by mail, you will not automatically receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how you may submit your proxy via the internet.
Finally, you can receive a copy of our proxy materials by following the instructions contained in the Notice regarding how you may request to receive your materials electronically or in printed form on a one-time or ongoing basis. Requests for printed copies of the proxy materials can be made through the internet at http://www.proxyvote.com, by telephone at 1-800-579-1639 or by e-mail at sendmaterial@proxyvote.com by sending a blank e-mail with your control number in the subject line.
Who is entitled to vote?
Shareholders of record at the close of business on August 21, 2020, the record date for the Annual Meeting, are entitled to receive this proxy statement and to vote at the meeting and at any adjournment or postponement thereof. As of the close of business on the record date, there were 37,873,482 outstanding shares of our common stock entitled to notice of, and to vote at, the Annual Meeting. Holders of our common stock have one vote per share on each matter to be acted upon. A list of the shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting, for any purpose germane to the meeting. Interested parties should contact our General Counsel between the hours of 9:00 a.m. and 4:30 p.m. at our principal executive offices at 14 Plaza Drive, Latham, New York 12110.
If you hold your shares in “street name” (that is, through a bank, broker, trustee or other nominee), the Notice was forwarded to you by your bank, broker, trustee or other nominee. As the beneficial owner, you have the right to direct your bank, broker, trustee or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the shareholder of record, you may not vote your shares live at the Annual Meeting unless you follow your broker, bank or other nominee’s procedures for obtaining a legal proxy.
How do I vote my shares without attending the meeting?

If you are a shareholder of record as of the record date for the Annual Meeting, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. In most circumstances, you may vote:
By Internet or Telephone - If you have internet or telephone access, you may submit your proxy by following the voting instructions in the Notice of Annual Meeting no later than 11:59 p.m., New York City Time, on October 12, 2020. If you vote by internet or telephone, you need not return your proxy card.
By Mail - If you received a paper copy of this proxy statement, you may vote by mail by signing, dating and mailing your proxy card in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, or attorney or an officer of a corporation), you should indicate your name and title or capacity.
How do I vote my shares virtually at the meeting?

If you are a shareholder of record as of the record date for the Annual Meeting, you can participate in the Annual Meeting live online at www.virtualshareholdermeeting.com/ANGO2020. The webcast will start on October 13, 2020 at 12:00 p.m, Eastern Time. You may vote and submit questions while attending the Annual Meeting online. You will need the sixteen-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials in order to be able to enter the meeting.
Street name shareholders must provide specific instructions on how to vote your shares by completing and returning the voting instruction form provided by your bank, broker, trustee or other nominee.
Even if you plan to attend the virtual meeting, we encourage you to vote in advance by internet, telephone or mail so that your vote will be counted in the event you are unable to attend.
How can I attend the meeting?

If you wish to attend the meeting via live webcast, you will need to log in to the webcast using the sixteen-digit control number located on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. You may log in to the webcast by visiting www.virtualshareholdermeeting.com/ANGO2020. The webcast will begin promptly at 12:00 p.m., Eastern Time on October 13, 2020. Online access will begin at 11:50 a.m., Eastern Time. We encourage you to access the webcast prior to the designated start time, to give yourself plenty of time to log in and ensure that you can hear streaming audio prior to the start of the meeting.
How can I ask questions at the meeting?

Questions may be submitted prior to the meeting or you may submit questions in real time during the meeting through our virtual shareholder forum. You must first join the meeting as described above in “How can I attend the meeting?”
What does it mean if I receive more than one proxy card or Notice?
If you receive more than one proxy card or Notice, it generally means that you hold shares registered in more than one account. If you received a paper copy of this proxy statement and you vote by mail, you should sign and return each proxy card. Alternatively, if you vote by internet or telephone, you should vote once for each proxy card and/or Notice you receive. If you have received more than one Notice, you should vote once for each Notice that you receive.

May I change my vote?

Yes. If you are a shareholder of record and whether you have voted by mail, internet or telephone, you may change your vote and revoke your proxy, prior to the Annual Meeting, by:

•Sending a written statement to that effect to AngioDynamics’ General Counsel at AngioDynamics Corporate headquarters at 14 Plaza Drive, Latham New York, 12110;
•Voting by internet or telephone at a later time;
•Submitting a properly signed proxy card with a later date; or
•Voting virtually at the Annual Meeting and by filing a written notice of termination of the prior appointment of a proxy with AngioDynamics, or by filing a new written appointment of a proxy with AngioDynamics.
If you hold your shares in street name, your bank, broker, trustee or other nominee can provide you with instructions on how to change your vote.

What constitutes a quorum?

A majority of the outstanding shares of common stock present in person or by proxy is required to constitute a quorum at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes presence in person for the purposes of a quorum. For purposes of determining the presence of a quorum for transacting business at the Annual Meeting, abstentions and broker “non-votes” (proxies from banks, brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the banks, brokers or nominees do not have discretionary power) will be treated as shares that are present.

How does the Board recommend that I vote?
The Board of Directors recommends that you vote your shares:
“FOR” the election of the Class II directors who have been nominated by the Board of Directors;
“FOR” the ratification of the appointment of Deloitte & Touche LLP as AngioDynamics’ independent registered public accounting firm for the fiscal year ending May 31, 2021;
“FOR” the approval (on an advisory basis) of the compensation of our named executive officers;
“FOR” the approval of the AngioDynamics, Inc. 2020 Equity Incentive Plan;
“FOR” the approval of the AngioDynamics, Inc. Employee Stock Purchase Plan, as amended, to increase the total number of shares of common stock reserved for issuance under the plan from 3,500,000 to 4,000,000; and
with respect to any other matter that may properly be brought before the Annual Meeting, in accordance with the judgment of the person or persons voting. We do not expect that any matter other than as described in this proxy statement will be brought before the Annual Meeting.
What happens if I do not give specific voting instructions?
Shareholders of Record. If you are a shareholder of record and you indicate when voting over the internet or by telephone that you wish to vote as recommended by the Board, or sign and return a proxy card without giving specific voting instructions, then the persons named as proxies will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
Street Name Holders. If you hold your shares in “street name” and do not provide specific voting instructions, then, under the rules of The Nasdaq Stock Market, the bank, broker, trustee or other nominee may generally vote on routine matters but cannot vote on non-routine matters. If you do not provide voting instructions on non-routine matters, your shares will not be voted by your bank, broker or other nominee. As a result, your bank, broker, trustee or other nominee may not vote your shares without receipt of a voting instruction form with respect to Proposal 1, Proposal 3, Proposal 4 and Proposal 5, because each proposal is a non-routine matter, but may vote your shares without your instructions with respect to Proposal 2 (ratification of appointment of independent registered public accounting firm) because this matter is considered routine.
What is the voting requirement to approve each proposal?
Under Delaware law and AngioDynamics’ Amended and Restated Certificate of Incorporation and By-Laws, if a quorum exists at the meeting, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors (Proposal 1). A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Our Corporate Governance Principles provide that, in the case of an uncontested election of directors, a director nominee who does not receive votes cast "for" his or her election or re-election in excess of 50% of the number of votes cast with respect to such nominee's election or re-election (a "Majority Vote"), shall tender his or her resignation to the Board of Directors, with such resignation expressly stating that it is contingent upon the acceptance of the resignation by the Board of Directors in accordance with our Corporate Governance Principles. If a nominee fails to receive a Majority Vote, the Company's Nominating, Compliance and Corporate Governance Committee, or another duly authorized committee of the Board of Directors, will consider whether to accept the nominee's resignation and will submit a recommendation for prompt consideration by the Board of Directors. The Board of Directors shall then act on the resignation, taking into account such committee's recommendation, within ninety (90) days following certification of the shareholder vote.
For the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2021 (Proposal 2), the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this item will be required for approval.
For the “Say-on-Pay” advisory vote (Proposal 3), the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this item will reflect the advice of the shareholders. The approval, on an advisory basis, of the compensation paid to our named executive officers, also known as a “Say on Pay” vote, is an advisory vote mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act. This means that while we ask shareholders to approve the compensation paid to our named executive officers, it is not an action that requires shareholder approval, and shareholders are not voting to approve or disapprove the Board’s recommendation with respect to this proposal. The "Say-on-Pay" vote is an advisory vote and is non-binding on the Board, although the Board and the Compensation Committee welcome the input of shareholders on the Company’s compensation policies and will take the advisory vote into account in making determinations concerning executive compensation.
For the approval of the AngioDynamics, Inc. 2020 Equity Incentive Plan (Proposal 4), and the approval of the AngioDynamics, Inc. Employee Stock Purchase Plan, as amended (Proposal 5), the affirmative vote of a majority of votes cast on this item will be required for approval.
A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum present. Accordingly, an abstention will have the effect of a negative vote on Proposal 2, Proposal 3, Proposal 4 and Proposal 5, but will have no effect on the election of directors or determining whether a Majority Vote has been achieved.
What is a broker non-vote?
If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal for which your broker does not have or does not exercise discretionary authority to vote (a “broker non-vote”). Shares constituting broker non-votes are not counted or deemed to be present in person or by proxy for the purpose of voting on a non-routine matter at the Annual Meeting and, therefore, will not be counted for the purpose of determining whether shareholders have approved the election of directors in Proposal 1, the “Say-on-Pay” advisory vote in Proposal 3, the approval of the AngioDynamics, Inc. 2020 Equity Incentive Plan in Proposal 4, or the approval of the AngioDynamics, Inc. Employee Stock Purchase Plan, as amended, in Proposal 5 because such proposals are considered non-routine matters. If you do not provide voting instructions to your broker, your broker only will have discretion to vote your shares on Proposal 2, because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter. Broker non-votes are counted as present for the purpose of determining whether a quorum is present at the Annual Meeting.

How can I find voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting and, within four business days following the date of the Annual Meeting, we will file a Current Report on Form 8-K with the SEC indicating final voting results.
Who bears the cost of soliciting proxies?
The cost of solicitation of proxies being solicited on behalf of the Board of Directors will be borne by us. In addition to the use of the mail and the internet, proxy solicitation may be made by telephone, facsimile and personal interview by our officers, directors and employees.

PROPOSAL 1 - ELECTION OF DIRECTORS
Nominees
Our Board of Directors currently consists of nine directors. The Board is classified into three classes, each of which has a staggered three-year term. At the Annual Meeting, our shareholders will be asked to elect four Class II directors, namely, Eileen O. Auen, James C. Clemmer, Howard W. Donnelly and Jan Stern Reed. If elected, Ms. Auen, Mr. Clemmer, Mr. Donnelly and Ms. Reed will hold office until the Annual Meeting of Shareholders to be held in 2023 and until each of their successor is duly elected and qualified. The Class I directors and Class III directors will continue in office during the terms indicated below. Unless otherwise specified, all proxies received will be voted in favor of the election of the nominee named below as a director of AngioDynamics. Directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. Our Corporate Governance Principles provide that, in the case of an uncontested election of directors, a director nominee who does not receive a Majority Vote shall tender his or her resignation to the Board of Directors, with such resignation expressly stating that it is contingent upon the acceptance of the resignation by the Board of Directors in accordance with our Corporate Governance Principles. If a nominee fails to receive a Majority Vote, the Company’s Nominating, Compliance and Corporate Governance Committee, or another duly authorized committee of the Board of Directors, will consider whether to accept the nominee’s resignation and will submit a recommendation for prompt consideration by the Board of Directors. The Board of Directors shall then act on the resignation, taking into account such committee’s recommendation, within ninety (90) days following certification of the shareholder vote.
The current term of each of Eileen O. Auen, James C. Clemmer, Howard W. Donnelly and Jan Stern Reed expires at the Annual Meeting and when each of their successor is duly elected and qualified. Ms. Auen, Mr. Clemmer, Mr. Donnelly and Ms. Reed have each consented to be named as a nominee and, if elected, to serve as a Director. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director if elected. Should any of the nominees not remain a candidate for election at the date of the Annual Meeting, proxies may be voted for substitute nominees selected by the Board of Directors.
On August 11, 2020, Kevin J. Gould notified the Board that he intends to retire from the Board, effective upon the occurrence of the Annual Meeting. Upon Mr. Gould’s retirement, the Board will consist of eight members.
As of August 30, 2020, the following Directors served on the following committees:

				Committee Memberships
Name	Age	Director Since	Independent	B	AC	CC	NCCGC
Eileen O. Auen	57	2016	Y	M		C
Howard W. Donnelly	59	2004	Y	C
Kevin J. Gould	66	2010	Y	M		M	M
Wesley E. Johnson, Jr.	62	2007	Y	M	M		C
Karen A. Licitra	60	2019	Y	M	M	M
Dennis S. Meteny	67	2004	Y	M	C
Jan Stern Reed	60	2016	Y	M	M		M
Michael E. Tarnoff	51	2019	Y	M			M
James C. Clemmer	56	2016	N	M

AC	Audit Committee	B	Board of Directors
CC	Compensation Committee	C	Chair
NCCGC	Nominating, Compliance and Corporate Governance Committee	M	Member

Set forth below are the names, principal occupations and director positions on public companies, in each case, for the past five years, ages of the directors and nominee, and information relating to other positions held by them with us and other companies. Additionally, there is a brief discussion of each director’s and nominee’s experience, qualifications, attributes or skills that led to the conclusion that such person should serve as a director. There are no family relationships between or among any of the directors, executive officers and nominees for director.

Class II Directors (Term expiring at the 2020 Annual Meeting):

EILEEN O. AUEN	Director since 2016
Former Executive Chairman	age 57
Helios
Ms. Auen most recently served as Executive Chairman of Helios, a $1 billion healthcare services firm formed by the merger of PMSI and Progressive Medical in 2013. Prior roles include Chairman and Chief Executive Officer of PMSI, Head of Healthcare Management at Aetna, and Chief Executive Officer of APS Healthcare. She currently provides consulting services to the healthcare industry through Deep Run Consulting, a firm she founded. Ms. Auen earned a bachelor’s degree in Economics and Finance from Towson University, and an M.B.A. from the University of Virginia School of Business. Ms. Auen currently serves as the Lead Director for ICF International (NASDAQ:ICFI). She also serves as a member of the Board of Directors for Medstar Union Memorial Hospital and Tufts Health Plan. Ms. Auen is the Chairperson of our Compensation Committee.

Director Qualifications: Ms. Auen’s extensive experience in the health care industry, including at PMSI, Aetna, APS Healthcare and Tufts Health Plan, provides the Company with significant management experience in the areas of finance, accounting, business operations, management, risk oversight, executive decision making and corporate governance. In addition, Ms. Auen’s experience in the healthcare payment environment provides reliable perspectives to our Board.

JAMES C. CLEMMER	Director since 2016
President and Chief Executive Officer	age 56
AngioDynamics, Inc.
Mr. Clemmer joined AngioDynamics in April 2016 as our President and CEO. Prior to joining AngioDynamics, Mr. Clemmer served as President of the Medical Supplies segment at Covidien plc from September 2006 to January 2015. In this role, Mr. Clemmer directed the strategic and day-to-day operations for global business divisions that collectively manufactured 23 different product categories. In addition, he managed global manufacturing, research and development, operational excellence, business development and all other functions associated with the Medical Supplies business. Prior to his role at Covidien, Mr. Clemmer served as Group President at Kendall Healthcare from July 2004 to September 2006, where he managed the US business across five divisions and built the strategic plan for the Medical Supplies segment before it was spun off from Tyco. Mr. Clemmer served as interim president at the Massachusetts College of Liberal Arts from August 2015 until March 1, 2016. Mr. Clemmer is a graduate of the Massachusetts College of Liberal Arts. Mr. Clemmer previously served as a member of the Board of Directors of Lantheus Medical Imaging.

Director Qualifications: Through his position as our CEO and his tenure at Covidien, Mr. Clemmer brings leadership, extensive executive and operational experience, strategic expertise and a deep knowledge of the medical device industry to the Board. Mr. Clemmer’s service as a Director and CEO of AngioDynamics creates a critical link between management and the Board, enabling the Board to perform its oversight function with the benefits of management’s perspectives on the business.

HOWARD W. DONNELLY	Director since 2004
Former President and CEO	age 59
BlueFin Medical, LLC
From 2017-2019, Mr. Donnelly was President and CEO of Bluefin Medical, a firm focused on the regional anesthesia market. In 2019 Bluefin Medical’s technology was acquired by a private European medical technology company. From 2005 to March 2018, Mr. Donnelly was President of Concert Medical LLC, a manufacturer of interventional medical devices. Concert Medical was acquired by Theragenics in March 2018. From 2010 to 2016, Mr. Donnelly was President and CEO of HydroCision Inc., a company focused on spine surgery and the pain management market. Mr. Donnelly is currently on the Board of Directors HydroCision, Inc. From 2002 to 2008, Mr. Donnelly was a director and member of the audit, compensation and nominating and governance committees of Vital Signs, Inc. From 1999 to 2002, he was President of Level 1, Inc., a medical device manufacturer and subsidiary of Smiths Group. From 1990 to 1999, Mr. Donnelly was employed at Pfizer, Inc., with his last position as Vice President, Business Planning and Development for Pfizer’s Medical Technology Group from 1997 to 1999. Mr. Donnelly holds a B.S. and an M.B.A. from Bryant College.

Director Qualifications: Mr. Donnelly brings extensive industry experience as a result of his tenures at Pfizer, Level 1, Concert Medical and HydroCision. Mr. Donnelly provides the Board with valuable business, leadership and management insight, particularly in the areas of manufacturing and business combinations.

JAN STERN REED	Director since 2016
Former Senior Vice President, General Counsel and Corporate Secretary	age 60
Walgreens Boots Alliance, Inc.
Ms. Reed was most recently Senior Vice President, General Counsel and Corporate Secretary at Walgreens Boots Alliance, Inc., a global pharmacy-led, health and wellbeing enterprise with annual revenues in excess of $115 billion. Prior to this role, Ms. Reed served as Executive Vice President of Human Resources, General Counsel and Corporate Secretary of Solo Cup Company, and Associate General Counsel, Corporate Secretary and Chief Governance Officer at Baxter International Inc. Ms. Reed earned a Bachelor of Arts degree, with honors, in Psychology from the University of Michigan, and a Juris Doctor from Northwestern University School of Law. Ms. Reed also currently serves as a member of the Board of Directors for Stepan Company (NYSE:SCL). Ms. Reed is a member of our Audit Committee and Nominating, Compliance and Corporate Governance Committee.

Director Qualifications: Ms. Reed provides the Board of Directors with global executive leadership in legal, corporate governance, risk management, health care regulatory and compliance, manufacturing and strategic business matters as well as extensive experience with acquisitions and employee development.

Recommendation of the Board of Directors
The Board of Directors recommends a vote “FOR” the election of the nominee.

Other Directors
The following Class I and Class III directors will continue on the Board of Directors for the terms indicated:
Class III Directors (Term expiring at the 2021 Annual Meeting):

WESLEY E. JOHNSON, JR.	Director since 2007
Former Divisional Vice-President and General Manager	age 62
Abbott Laboratories
From February 2013 through November 2019, Mr. Johnson served as Chief Executive Officer and Director of Admittance Technologies, Inc., a medical device company. From February 2008 to May 2012, Mr. Johnson served as President, CEO and Director of Cardiokinetix, Inc., a developer of medical devices for the treatment of congestive heart failure. From October 2005 to February 2008, Mr. Johnson served as General Manager of Abbott Spine, S.A., a division of Abbott Laboratories. From June 2003 to October 2005, Mr. Johnson served as Division Vice President, Finance for Abbott Spine, a division of Abbott Laboratories. From May 1999 to June 2003, he served as Vice President of Operations and Chief Financial Officer for Spinal Concepts. From 2003 to 2007, Mr. Johnson served as a member of the Board of RITA Medical Systems, Inc. and Chairman of its Audit Committee and has served as a director of Minimus Spine, Inc., a private medical device company since May 2012. Mr. Johnson holds a B.B.A. in Accounting from Texas A&M University and became a certified public accountant in 1981. Mr. Johnson is chairman of our Nominating, Compliance and Corporate Governance Committee and a member of our Audit Committee.

Director Qualifications: Mr. Johnson’s service as CFO for Spinal Concepts, General Manager and Division Vice President for Abbott Laboratories and CEO of Cardiokinetix provides valuable business, leadership and management experience, particularly with respect to the numerous financial, business and strategic issues faced by a diversified medical device company. In addition, Mr. Johnson's experience with PricewaterhouseCoopers and his positions as a public company CFO of Urologix, Inc. and Orthofix, Inc. (formerly American Medical Electronics, Inc.) provides valuable financial and accounting experience for his position on the Audit Committee.

Karen A. Licitra	Director since 2019
Former Corporate Vice President for Worldwide Government Affairs and Policy	age 60
Johnson and Johnson
Ms. Licitra was appointed to fill a vacancy on our Board of Directors on July 17, 2019. From January 2014 through August 2015, Ms. Licitra served as Corporate Vice President, Worldwide Government Affairs & Policy at Johnson & Johnson, a medical devices, pharmaceutical, and consumer packaged goods manufacturer. From December 2011 to December 2013, Ms. Licitra served as the Worldwide Chairman, Global Medical Solutions at Johnson & Johnson. From July 2002 to November 2011, she served as the Company Group Chairman and Worldwide Franchise Chairman at Ethicon Endo-Surgery, Inc., a Johnson & Johnson medical device company. From January 2001 to June 2002, she served as the President of Ethicon Endo-Surgery. Ms. Licitra currently serves on the Board of Directors of Si-Bone, Inc., medical device company focusing on a minimally invasive surgical implant system to treat sacroiliac joint dysfunction, and previously served on the Board of Directors of Novadaq Technologies Inc., a provider of proven comprehensive fluorescence imaging solutions, until the company was acquired by Stryker Corporation in 2017. Ms. Licitra received a B.S. in Commerce from Rider College. Ms. Licitra is a member of our Audit Committee and our Compensation Committee.

Director Qualifications: Ms. Licitra’s service as an executive in various roles at Johnson and Johnson provides valuable business and industry experience, leadership and insight, particularly with respect to the global, industry and strategic issues faced by a diversified medical device manufacturer.

Class I Directors (Term expiring at the 2022 Annual Meeting):

KEVIN J. GOULD	Director since 2010
Former Chief Operating Officer	age 66
Tyco Healthcare
From 1991 to 2007, Mr. Gould held various management positions for the Kendall Company, which later became Tyco Healthcare, a division of Tyco International, Ltd., serving as COO of Tyco Healthcare from 2005 to 2007 and as President, North America, from 2000 to 2005. Tyco Healthcare became a public company in 2007 and is now known as Covidien. Mr. Gould served on the Board of Trustees of St. Elizabeth’s Hospital in Brighton, Massachusetts. Mr. Gould holds a B.A. from St. Anselm’s College in Manchester, New Hampshire and an M.B.A. from Anna Maria College in Paxton, Massachusetts. Mr. Gould is member of our Compensation Committee and our Nominating, Compliance and Corporate Governance Committees. On August 11, 2020, Kevin J. Gould notified the Board that he intends to retire from the Board, effective upon the occurrence of the Annual Meeting.

Director Qualifications: Mr. Gould’s service as COO and President, North America of Tyco Healthcare provides our Board with valuable business, leadership and management experience, particularly with respect to the numerous operational, financial, business and strategic issues faced by a growing, diversified medical device company.

DENNIS S. METENY	Director since 2004
Director	age 67
Blue Water Growth LLC
Since January 2014, Mr. Meteny has been a director of Blue Water Growth LLC, a global business consulting firm with services including mergers and acquisitions, private capital solutions, product distribution, outsourcing, and a wide variety of business advisory services for its Western and Asian clients. From 2006 to January 2014, Mr. Meteny was President and Chief Executive Officer of Cygnus Manufacturing Company LLC, a privately held manufacturer of medical devices, health and safety components, and high precision transportation, aerospace and industrial products. From 2003 to 2006, Mr. Meteny was an Executive-in-Residence at the Pittsburgh Life Sciences Greenhouse, a strategic economic development initiative of the University of Pittsburgh Health System, Carnegie Mellon University, the University of Pittsburgh, the State of Pennsylvania and local foundations. From 2001 to 2003, he was President and Chief Operating Officer of TissueInformatics, Inc., a privately held company engaged in the medical imaging business. From 2000 to 2001, Mr. Meteny was a business consultant to various technology companies. Prior to that, Mr. Meteny spent 15 years in several executive-level positions, including as President and Chief Executive Officer, from 1994 to 1999, of Respironics, Inc. a cardio-pulmonary medical device company. Mr. Meteny holds a B.S. Degree in Accounting from The Pennsylvania State University and an MBA from the University of Pittsburgh. Mr. Meteny is the Chairman of our Audit Committee.

Director Qualifications: Mr. Meteny’s service as CFO, COO and CEO of Respironics, COO of TissueInformatics and CEO of Cygnus Manufacturing Company, provides our Board with valuable business, leadership and management experience, including leading a large, diverse healthcare company, giving him a keen understanding of the numerous operational and strategic issues facing a diversified medical device company such as AngioDynamics. In addition, as noted above, Mr. Meteny is the Chairman of our Audit Committee and is designated as a “financial expert” as a result of his extensive financial and accounting background with Ernst & Young and his position as CFO of Respironics.

MICHAEL E. TARNOFF, MD	Director since 2019
Chair, Department of Surgery and Surgeon-in-Chief	age 51
Tufts Medical Center
Since June 2019, Dr. Tarnoff has been Chair of the Department of Surgery and Surgeon-in-Chief at Tufts Medical Center and Tufts University School of Medicine in Boston, Massachusetts. Dr. Tarnoff has been a surgeon at Tufts since 2001. Dr. Tarnoff was Chief Medical Officer at Medtronic from January 2015 through August 2019. From 2008 until its acquisition by Medtronic in 2015, Dr. Tarnoff served as the Chief Medical Officer and Senior Vice President for Medical Affairs at Covidien plc. Dr. Tarnoff received a BA in psychology from Washington University in St Louis, and received an MD from and completed his residency in General Surgery at the University and Medicine and Dentistry of New Jersey. Dr. Tarnoff also completed a fellowship in Advanced Minimally Invasive Surgery at the Cleveland Clinic in Cleveland, Ohio. Dr. Tarnoff is a member of our Nominating, Compliance and Corporate Governance Committee.

Director Qualifications: Through his extensive experience as a surgeon and his roles in hospital administration, Dr. Tarnoff provides the Board of Directors with deep, expert knowledge in patient care and the United States health care system.

CORPORATE GOVERNANCE
Director Independence
The listing standards of The Nasdaq Stock Market LLC require that a majority of a listed company’s directors qualify as independent. Our Board of Directors has determined that eight of our nine directors -Mses. Auen, Reed and Licitra, and Messrs. Donnelly, Gould, Johnson, Meteny and Tarnoff-are independent under the Nasdaq listing standards. Under the Nasdaq listing standards, an “independent director” is a director who is not an officer or employee of AngioDynamics or any subsidiary and who does not have any relationship that the Board of Directors believes would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors reviews the relationships that each director has with our Company on an annual basis and only those directors having no direct or indirect material relationship with our Company and who qualify as independent under the Nasdaq listing standards will be considered independent directors of AngioDynamics.

Communications with the Directors
Shareholders may communicate in writing with any particular director, the independent directors as a group, or the entire Board by sending such written communication to our Secretary at our principal executive offices, 14 Plaza Drive, Latham, New York 12110. Copies of written communications received at such address will be provided to the Board or the relevant director or directors unless such communications are determined by our outside counsel to be inappropriate for submission to the intended recipient(s). However, any communication not so delivered will be made available upon request to any director. Examples of shareholder communications that would be considered inappropriate for submission include, without limitation, customer complaints, business solicitations, product promotions, résumés and other forms of job inquiries, junk mail and mass mailings, as well as material that is unduly hostile, threatening, illegal or similarly unsuitable.
Policy on Director Attendance at Annual Meetings
All Board members are encouraged to attend our Annual Meetings of shareholders absent an emergency or other unforeseen circumstance. All of our directors who were currently in office attended our 2019 Annual Meeting of Shareholders.
Compliance Program
Our Board of Directors has adopted a written Code of Business Conduct and Ethics for our Company. Our Code of Business Conduct and Ethics is available at our website located at www.angiodynamics.com under the “Investors-Corporate Governance-Highlights-Governance Documents-Code of Ethics” caption. All Company officers, employees, and directors are required to comply with our Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics covers a number of topics, including conflicts of interest, insider trading, fair dealing, equal employment opportunity and harassment, anti-bribery, and confidential information, as well as requiring adherence to all laws, rules, and regulations applicable to our business. Employees are required to bring any violations and suspected violations of the Code of Business Conduct and Ethics to the attention of the Company through management or our legal counsel or by using the Company’s confidential Compliance Hotline. The Company also maintains a Board-approved comprehensive compliance program to ensure our employees comply with applicable laws, rules, regulations, and industry codes when interacting with healthcare professionals.
The Company maintains the Compliance Hotline for the Company employees and third parties to use as a means of raising concerns or seeking advice. The Compliance Hotline is provided by an independent third-party and is available worldwide. Individuals using the Compliance Hotline may choose to remain anonymous and all inquiries are kept confidential to the extent practicable in connection with the investigation. All Compliance Hotline inquiries are forwarded to the Company’s Corporate Compliance Officer and Director of Internal Audit for investigation. The Audit Committee is informed of any matters reported to the Company’s Corporate Compliance Officer and Director of Internal Audit, whether through the Compliance Hotline, management, or otherwise, involving accounting, internal control, or auditing matters. Matters reported to the Company’s Corporate Compliance Officer and Director of Internal Audit, whether through the Compliance Hotline, management, or otherwise, involving, among other things, compliance with laws, employee health and safety, employment, and interactions with health care professionals, are reported to the Nominating, Compliance, and Corporate Governance Committee.

Hedging and Pledging Policy

Our Insider Trading Policy prohibits directors and employees, including named executive officers, from engaging in hedging or monetization transactions, such as zero-cost dollars and forward sale contracts, and from engaging in borrowing against AngioDynamics’ securities held in a margin account, or pledging AngioDynamics’ securities as collateral for a loan (unless the individual can clearly demonstrate the financial capacity to repay the loan without resorting to the pledged securities).

Board of Directors Leadership Structure
Howard W. Donnelly is our independent, non-executive Chairman of the Board of Directors, and James C. Clemmer is our Chief Executive Officer. We separate the roles of Chief Executive Officer and Chairman of the Board of Directors in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board of Directors provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the Board. We also believe that separation of the positions reinforces the independence of the Board in its oversight of the business and affairs of the Company, and creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its shareholders.
Risk Oversight
Our Board of Directors monitors management’s enterprise-wide approach to risk management. The full Board of Directors’ role in discussing and developing our business strategy is a key part of its understanding of the risks the Company faces and what steps management is taking to manage those risks. The Board of Directors regularly assesses management’s appetite for risk and helps guide management in determining what constitutes an appropriate level of risk for the Company.
While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee reviews management’s enterprise risk assessment, which focuses on four primary areas of risk: Strategic; Financial; Operational and Legal/Compliance. In addition, the Audit Committee focuses on financial risks, including internal controls. In setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with our business strategy. The Nominating, Compliance, and Corporate Governance Committee focuses on significant legal and regulatory compliance matters, including compliance with laws, employment matters, and interactions with health care professionals.

MEETINGS AND BOARD COMMITTEES
Committees of the Board
During our fiscal year ended May 31, 2020, our Board of Directors had three standing committees, the members of which have been elected by the Board: the Audit Committee; the Compensation Committee; and the Nominating, Compliance and Corporate Governance Committee. Each committee is composed entirely of independent directors and the Chairman and members of each committee are appointed annually by the Board. Each committee is authorized to retain its own outside counsel and other advisors as it desires, subject to, for the Nominating, Compliance and Corporate Governance Committee a $100,000 annual limitation on fees and expenses for such counsel and advisors without the full Board’s prior consent.
Each committee has adopted a written charter, and a brief summary of each committee’s responsibilities follows.
Audit Committee and Audit Committee Financial Expert
The Audit Committee assists our Board of Directors in its oversight of:
•the integrity of our financial statements, financial reporting process, system of internal controls over financial reporting, and audit process;
•our compliance with, and process for monitoring compliance with, legal and regulatory requirements, in coordination with the Nominating, Compliance, and Corporate Governance Committee;
•our independent registered public accounting firm’s qualifications and independence; and
•the performance of our independent registered public accounting firm.

In addition, our Audit Committee provides an open avenue of communication between the independent registered public accounting firm and the Board.
The authority and responsibilities of the Audit Committee are set forth in detail in its charter, which is available on our website located at www.angiodynamics.com under the “Investors-Corporate Governance-Highlights-Committee Charters-Audit Committee” caption. The information on our website is not a part of this proxy statement.
During our fiscal year ended May 31, 2020, the members of the Audit Committee were Dennis S. Meteny, Jeffrey G. Gold (through October 15, 2019), Wesley E. Johnson, Jr., Jan Stern Reed and Karen Licitra, each of whom has been determined by our Board to be independent under the Nasdaq listing standards. Ms. Licitra joined the Audit Committee on January 22, 2020. The Board has also determined that each member of the Audit Committee is financially literate in accordance with the Nasdaq listing standards and that Mr. Meteny, who serves as the chair of the Audit Committee, is an “audit committee financial expert,” as defined under SEC rules. The Audit Committee met eleven times during our fiscal year ended May 31, 2020. All of such meetings were attended, either in person or telephonically, by all of the members of the Audit Committee. The Audit Committee did not take action by unanimous written consent during the fiscal year ended May 31, 2020.
The report of the Audit Committee begins on page 40 of this proxy statement.
Compensation Committee
The Compensation Committee is responsible for:
•developing and evaluating potential candidates for executive positions;
•reviewing and recommending to the Board each year the objectives that will be the basis for the payment of the annual incentive compensation to the NEOs and CEO;
•reviewing the compensation for our NEOs;
•reviewing and recommending to the full Board the compensation for the CEO;
•reviewing our NEO's and our CEO’s performance annually in light of the Compensation Committee’s established goals and objectives;
•reviewing and approving the evaluation process, compensation structure and payouts for our other executive officers annually and overseeing the CEO’s decisions concerning the performance and compensation of our other executive officers; and
•reviewing and administering our incentive compensation and other stock-based plans and recommending changes in such plans to the Board, as needed.
The authority and responsibilities of the Compensation Committee are set forth in detail in its charter, which is available on our website located at www.angiodynamics.com under the “Investors-Corporate Governance-Highlights-Committee Charters-Compensation Committee” caption. The information on our website is not a part of this proxy statement. The

Compensation Committee has authority under its charter to delegate its responsibilities to a subcommittee of the Committee, but did not do so during our fiscal year ended May 31, 2020.

During our fiscal year ended May 31, 2020, the members of the Compensation Committee were Eileen O. Auen, Kevin J. Gould, Jeffery G. Gold (through October 15, 2019), and Karen Licitra, each of whom has been determined by our Board of Directors to be independent under the Nasdaq listing standards. The Compensation Committee met seven times during our fiscal year ended May 31, 2020. All of such meetings were attended, either in person or telephonically, by all of the members of the Compensation Committee. The Compensation Committee took action by written consent on four occasions during the fiscal year ended May 31, 2020.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2020, as of the date of this proxy statement, none of the members of the Compensation Committee was or is an officer or employee of the Company, and no executive officer of the Company served or serves on the compensation Committee or Board of Directors of any company that employed or employs any member of the Company’s Compensation Committee or Board of Directors.
Nominating, Compliance and Corporate Governance Committee
The Nominating, Compliance and Corporate Governance Committee is responsible for:
•assisting the Board in identifying individuals qualified to serve as directors of our Company and on committees of the Board and assessing the background and qualifications of director candidates;
•advising the Board with respect to Board composition, procedures and committees;
•developing and recommending to the Board a set of corporate governance principles applicable to our Company, including principles for determining the form and amount of director compensation;
•overseeing the evaluation of the Board; and
•overseeing the Company’s compliance with, and process for monitoring compliance with, legal and regulatory requirements, in coordination with the Audit Committee.
The Nominating, Compliance and Corporate Governance Committee’s guidelines for selecting nominees to serve on the Board are set forth in its charter and summarized below.
The Nominating, Compliance and Corporate Governance Committee may apply several criteria in selecting and assessing nominees. At a minimum, the Committee will consider:
•whether each such nominee has demonstrated, by significant accomplishment in the nominee’s field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of our Company; and
•the nominee’s reputation for honesty and ethical conduct in the nominee’s personal and professional activities.
Additional factors that the Committee shall take into account are set forth in its charter, and include, for example, the relevance of a candidate’s specific experiences, skills, industry background and knowledge to the business and objectives of our Company; a candidate’s potential contribution to the diversity of the Board (including gender, race and ethnicity); a candidate’s personal and professional integrity, character and business judgment; a candidate’s time availability in light of other commitments; any potential conflicts of interest involving a candidate; and any other factors or qualities that the Committee believes will enhance the Board’s ability to effectively manage and direct our Company’s affairs and business, including, where applicable, the ability of Board committees to perform their duties or satisfy any independence requirements under the Nasdaq listing standards or otherwise. In identifying director candidates, the Committee also considers the composition of the Board as a whole, with the goal of achieving a balance of the above-listed criteria across the entire Board and a mix of management and independent directors, while also filling the need for particular skill sets, such as those required of the Audit Committee.
The Nominating, Compliance and Corporate Governance Committee will identify nominees by first evaluating the current members of our Board of Directors whose terms are expiring and who are willing to continue in service. In doing so, the Committee will balance the skills and experience of such current directors, as well as the value of continuity of their service, with that of obtaining new perspectives for the Board.
For new nominees, the Committee will identify potential candidates based on input from members of the Board and management and, if the Committee deems it appropriate, from one or more third-party search firms. The Committee will seek new qualified director candidates from, among other areas, the traditional corporate/business environment, healthcare providers and other professional fields and governmental and regulatory agencies that are relevant to our Company’s business and objectives. The Committee will seek to include qualified and diverse director candidates, including women and individuals from minority groups, in the pool from which nominees are selected. In this regard, the Committee and the Board believe that a diverse Board can lead to improved company performance by encouraging new ideas, expanding the knowledge base available to the Board and management and fostering a boardroom environment and culture that promotes new perspectives, innovation and deliberation.
Once a person has been identified by the Committee as a potential candidate, the Committee will assess, based on publicly available information regarding the person, whether the candidate should be considered further. If the Committee determines that the candidate warrants further consideration and the person expresses a willingness to be considered and to serve on the Board, the Committee will request information from the candidate, review his or her accomplishments and qualifications and conduct one or more interviews with the candidate. If the candidate appears qualified, committee members may also contact references provided by the candidate or other persons with first-hand knowledge of the candidate’s experience and accomplishments. Additionally, candidates may be requested to meet with some or all of the other members of the Board of Directors. Using the input from these interviews and the other information it has obtained, the Committee will determine whether it should recommend that the Board nominate, or elect to fill a vacancy with, a final prospective candidate. The Committee’s evaluation process is the same for candidates recommended by shareholders.
The authority and responsibilities of the Nominating, Compliance and Corporate Governance Committee are set forth in detail in its charter, which is available on our website located at www.angiodynamics.com under the “Investors-Corporate Governance-Highlights-Committee Charters-Nominating, Compliance & Corporate Governance Committee” caption. The information on our website is not a part of this proxy statement.
During our fiscal year ended May 31, 2020, the members of the Nominating, Compliance and Corporate Governance Committee were Wesley E. Johnson, Jr., Kevin J. Gould, Jan Stern Reed and Michael E. Tarnoff. Mr. Tarnoff joined the Committee on October 16, 2019. Each director who served on the Nominating, Compliance and Corporate Governance Committee has been determined by our Board of Directors to be independent under the Nasdaq listing standards. Mr. Johnson serves as the Chair of the Committee. The Nominating, Compliance and Corporate Governance Committee met ten times during the fiscal year ended May 31, 2020. All of such meetings were attended, either in person or telephonically, by all of the members of the Nominating, Compliance and Corporate Governance Committee. The Nominating, Compliance and Corporate Governance Committee took action by unanimous written consent one time during the fiscal year ended May 31, 2020.
Recommendations by Shareholders of Director Nominees
Shareholders may recommend individuals to the Nominating, Compliance and Corporate Governance Committee for consideration as potential director candidates by submitting their names and appropriate background and biographical information to the Nominating, Compliance and Corporate Governance Committee, c/o AngioDynamics, Inc., 14 Plaza Drive, Latham, New York 12110 at least 90 days but no more than 120 days prior to the anniversary date of the previous year’s Annual Meeting. Assuming that the appropriate information has been timely provided, the Committee will consider these candidates in the same manner as it considers other Board candidates it identifies. Our shareholders also have the right to nominate director candidates without any action on the part of the Nominating, Compliance and Corporate Governance Committee or our Board of Directors by following the advance notice provisions of our by-laws as described under “Nomination of Directors.”
Meetings of the Board and Committees
Our Board of Directors held nine meetings, either in person or by telephone, and took action by unanimous written consent three times during our fiscal year ended May 31, 2020. Each incumbent director attended more than 75% of the meetings of the Board and of each committee of which he or she was a member that were held during the period in which he or she was a director or committee member.

OWNERSHIP OF SECURITIES
The following table sets forth the AngioDynamics common stock beneficially owned by each of our directors, each of our named executive officers, all of our directors and executive officers as a group and each person known by us to beneficially own more than 5% of our common stock as of August 31, 2020. Except as otherwise noted, each individual director or named executive officer had sole voting and investment power with respect to the AngioDynamics common stock. As of August 31, 2020, there were 37,873,482 shares of our common stock outstanding. As of August 31, 2020, no director or executive officer beneficially owned more than 1% of the shares of our outstanding common stock. As of August 31, 2020, AngioDynamics’ current directors and executive officers as a group beneficially own 3.8% of the shares of common stock outstanding.

Significant Shareholders
Name of Beneficial Owner	Number of Shares of Common Stock Owned as of August 31, 2020(a)	% of Outstanding Shares	Of Number of Shares Beneficially Owned, Number that May be Acquired Within 60 Days of August 31, 2020
5% Owners
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	6,311,717 (b)	16.8%	—
Victory Capital Management Inc. 4900 Tiedeman Road, 4th Floor Brooklyn, Ohio 44144	4,588,283 (c)	12.2%	—
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX, 78746	3,127,874 (d)	8.3%	—
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	2,370,699 (e)	6.3%	—
Beneficial Ownership of Management
Non-Employee Directors
Eileen O. Auen	40,090	*	18,750
Howard W. Donnelly	86,239	*	10,693
Kevin J. Gould	72,874	*	10,693
Wesley E. Johnson, Jr.	71,947	*	10,693
Karen A. Licitra	7,057	*	—
Dennis S. Meteny	93,491	*	10,693
Jan Stern Reed	40,406	*	18,750
Michael C. Tarnoff, MD	—	*	—
Named Executive Officers
James C. Clemmer	554,436	*	381,681
Stephen A. Trowbridge	103,110	*	61,299
Scott Centea	34,705	*	12,000
David D. Helsel	41,479	*	35,736
Michael C. Greiner	—	*	—
Brent J. Boucher	—	*	—
All directors and executive officers as a group (18 persons)(f)	1,459,071	3.8%	831,534
 * Represents less than one percent of the number of shares outstanding at August 31, 2020.

(a)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Under those rules, although not outstanding, shares of common stock subject to options that are exercisable or will become exercisable within 60 days of August 31, 2020 and restricted stock units that will vest within 60 days of August 31, 2020 are deemed to be outstanding and to be beneficially owned by the person holding the securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person

(b)
Share ownership information based upon a Schedule 13G/A filed by BlackRock, Inc. on February 4, 2020.  According to the Schedule 13G/A, Blackrock, Inc. has sole voting power with respect to 6,223,434 shares and sole dispositive power with respect to 6,311,717 shares.

(c)
Share ownership information based upon a Schedule 13G filed by Victory Capital Management Inc. on January 29, 2020. According to the Schedule 13G, Victory Capital Management Inc. has sole voting power with respect to 4,523,983 shares and sole dispositive power with respect to 4,588,283 shares. According to the Schedule 13G, the clients of Victory Capital Management Inc., including investment companies registered under the Investment Company Act of 1940 and separately managed accounts, have the right to receive or the power to direct the  receipt of dividends from, or the proceeds from the sale of, the class of securities reported herein. No client has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, more than 5% of such class except the Victory Sycamore Small Company Opportunity Fund an investment company registered under the Investment Company Act of 1940, which has an interest of 10.41% of the class.

(d)
Share ownership information is based upon a Schedule 13G/A filed by Dimensional Fund Advisors LP on February 12, 2020. According to the Schedule 13G/A, Dimensional Fund Advisors serves as investment adviser to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, the “Funds”). In its role as investment adviser, neither Dimensional Fund Advisors nor its subsidiaries possess voting and/or investment power over the securities of the Issuers that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. Dimensional Fund Advisors disclaims beneficial ownership of such securities. To the knowledge of Dimensional Fund Advisors, none of the Funds individually own more than 5% of the outstanding shares of Common Stock. The Funds have sole voting power with respect to 3,027,572 shares and sole dispositive power with respect to 3,127,874 shares.

(e)
Share ownership information is based upon a Schedule 13G/A filed by the Vanguard Group on February 12, 2020. According to the Schedule 13G/A, the Vanguard Group has sole voting power with respect to 34,761 shares, shared voting power with respect to 3,113 shares, sole dispositive power with respect to 2,336,725 shares and shared dispositive power with respect to 33,974 shares. According to the 13G/A, Vanguard Fiduciary Trust Company ("VFTC"), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 30,861 shares or .08% of the Common Stock outstanding of the Company as a result of its serving as investment manager of collective trust accounts. According to the 13 G/A Vanguard Investments Australia, Ltd. ("VIA"), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 7,013 shares or .01% of the Common Stock outstanding of the Company as a result of its serving as investment manager of Australian investment offerings.

(f)
Includes all of the persons identified as non-employee directors and named executive officers Mr. Chad Campbell, SVP and GM-Vascular Access, Mr. Benjamin Davis, SVP Business Development, Mr. Warren Nighan, SVP RA/QA, Ms. Bronfen-Moore, SVP HR and Ms. Kimberly Seabury, SVP IT. Mr. Campbell owns 116,796 shares of common stock, including 102,787 shares that may be acquired within 60 days of August 31, 2020. Mr. Davis owns 92,265 shares of common stock, including 79,092 shares that may be acquired within 60 days of August 31, 2020. Mr. Nighan owns 63,732 shares of common stock, including 56,768 shares that may be acquired within 60 days of August 31, 2020. Ms. Seabury owns 40,444 shares of common stock, including 21,899 shares that may be acquired within 60 days of August 31, 2020.

Equity Compensation Plan Information
The following table sets forth information, as of May 31, 2020, with respect to compensation plans under which our equity securities are authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (3)
Equity compensation plans approved by security holders	2,476,795(1)	$17.44	1,319,903
Equity compensation plans not approved by security holders	200,000 (4)	$12.14	None
Total	2,676,795	$16.89	1,319,903

(1)	Includes (i) 1,738,753 stock options with a weighted-average exercise price of $17.44, (ii) 464,921 restricted stock units, and (iii) 273,121 performance share units.
(2)	Because there is no exercise price associated with restricted stock units and performance share units, such equity awards are not included in the calculation of the weighted-average exercise price shown here.
(3)	Reflects the number of securities remaining available for future issuance under the AngioDynamics, Inc. 2004 Stock and Incentive Award Plan, as amended.

(4)	Includes 200,000 stock options with a weighted-average exercise price of $12.14. On April 1, 2016, the Company entered into an employment agreement with James C. Clemmer to secure his service as President and Chief Executive Officer of the Company. As part of his employment agreement, the Company granted Mr. Clemmer 250,000 performance share awards, 200,000 options at an exercise price of $12.14, and 50,000 restricted stock units. The awards were granted as an inducement material to Mr. Clemmer’s entering into employment with the Company, within the meaning of Nasdaq Listing Rule 5635.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Business and Performance Overview
In evaluating the operating performance of our business, management focuses on revenue, gross margin, operating income, earnings per share and cash flow from operations. A summary of these key financial metrics for the year ended May 31, 2020 compared to the year ended May 31, 2019 follows:
Year ended May 31, 2020:
•Revenue decreased by 2.4% to $264.2 million
•Gross margin as a percentage of sales decreased by 70 bps to 56.9%
•Operating loss increased by $157.7 million to $167.1 million
◦Operating loss for our fiscal year ended May 31, 2020 was impacted by a one-time write-down of goodwill
•Loss per share increased $4.09 to $4.39
◦Loss per share for our fiscal year ended May 31, 2020 was driven by a one-time write-down of goodwill
•Cash flow from operations decreased by $52.0 million to cash used in operations of $14.6 million
COVID-19 Global Pandemic
•At of the end of our third fiscal quarter ended February 29, 2020, we reported year over year growth for the quarter equal to 9.3% and year to date equal to 5.7%, when excluding sales of the Asclera product that was discontinued during fiscal 2019. During the fourth quarter of our fiscal year, our business and the world was significantly impacted by the COVID-19 global pandemic. Our business was negatively impacted as hospitals began restricting access for all non-essential employees and procedures in the early part of March. These restrictions led to a decline in procedural volumes, which significantly impacted our sales in the latter part of March and April. This revenue impact coupled with deliberate actions discussed in more detail below, negatively impacted our gross margins. Management adjusted the manner in which they steered the Company to address the uncertainty resulting from the COVID-19 global pandemic, including:
◦Focused on expense management and our cash position. We generated $2.2 million of cash during the fourth quarter. We focused on expense management while maintaining essential investments in our primary growth drivers: AngioVac, Auryon and NanoKnife.
◦Prioritized safety and continuity in our manufacturing facilities. We made process and work flow changes to create appropriate social distancing and interaction reduction and increased the frequency of cleaning and disinfecting. We made a conscious decision to maintain operations at the expense of gross margin. This allowed us to continue to serve our customers and respond to fluctuations in demand.
◦Increased flexibility for our employees. We facilitated the ability for our office-based and field-based employees to effectively work remotely and provided them with the necessary tools.
◦Maintained our work force. During the fourth quarter, we maintained our work force and did not engage in any reductions in force, lay-offs or furloughs. We maintained all of our production employees to ensure our ability to manufacture products and meet customer demands during the uncertainty created by COVID-19 and we maintained all of our office-based and field-based employees to ensure that we did not negatively impact our ability to continue our investments in our long-term growth drivers. We did not apply for or accept any state or federal cash assistance during our fiscal year ended May 31, 2020.

Compensation Philosophy and Objectives
AngioDynamics operates in an extremely competitive industry. Our compensation philosophy is designed to:
•align our executive officers’ compensation with our business objectives and the interests of our shareholders;
•enable us to attract, motivate, engage and retain successful, qualified senior executive leadership talent necessary to achieve our long-term goals; and
•reward performance, company growth and advancement of our long-term strategic initiatives.
AngioDynamics generally sets executive compensation targets for cash and equity-based compensation within a competitive range of the 50th percentile of companies in a predetermined comparable group through a combination of fixed and variable compensation. Our compensation program supports our “pay for performance” philosophy by targeting compensation within a competitive range of the 50th percentile with the opportunity to earn higher percentile actual pay when warranted by performance. Conversely, if performance falls below objectives, the programs are structured such that actual realized pay would vary accordingly.
AngioDynamics views these ranges of compensation targets as a guideline, not a rule, in setting and adjusting our compensation programs. While the Compensation Committee attempts to base compensation decisions on the most recent market data available, it also recognizes the importance of flexibility, and may go above or below the targeted ranges for any individual or for any specific element of compensation. Individual executive compensation may be above or below the stated targets based on considerations such as individual performance, experience, history and scope of position, current market conditions and the specific needs of the business at critical points in time.
Within this overall philosophy, the Compensation Committee’s objectives are to:
•offer a total compensation package that takes into consideration the compensation practices of similarly situated companies with which we compete for exceptional senior level talent;
•provide annual cash incentive awards relative to attaining certain pre-determined financial metrics, along with completion of individual objectives;
•align financial incentives with shareholders’ interests through significant equity-based incentives to senior management; and
•reward overachievement of goals with programs designed to have upside opportunity for participants.
The Compensation Committee
The Compensation Committee is responsible for: (i) assisting the Board in developing and evaluating potential candidates for executive positions; (ii) reviewing and recommending to the Board the corporate goals and objectives with respect to our CEO’s compensation on an annual basis; (iii) reviewing our CEO’s performance annually in light of the Committee’s established goals and objectives and recommending to the full Board the compensation payable to the CEO; (iv) reviewing and approving the evaluation process, compensation structure and payouts for our other named executive officers annually and overseeing the CEO’s decisions concerning the performance and compensation of our other named executive officers; and (v) reviewing and ensuring our incentive compensation and other stock-based plans are administered consistent with the terms of such plans and recommending changes in such plans to the Board, as needed. The authority and responsibilities of the Compensation Committee are set forth in detail in its charter, which is available on our website located at www.angiodynamics.com under the “Investors-Corporate Governance-Highlights-Committee Charters-Compensation Committee” caption.
Our Board of Directors has determined that all of the directors who were members of the Compensation Committee during our fiscal year ended May 31, 2020, Ms. Auen, Mr. Gould, Ms. Licitra and Mr. Gold are independent under the Nasdaq listing standards. Although the Compensation Committee comprises solely independent directors, it does consider the recommendations, if any, provided by our CEO in determining the appropriate levels of compensation for our named executive officers, other than the CEO.
Named Executive Officers
AngioDynamics’ named executive officers (or "NEOs") for fiscal year 2020 are as follows:

Executive Officer	Title
James C. Clemmer	President and CEO
Stephen A. Trowbridge	Executive Vice President and CFO
Scott Centea	Senior Vice President and GM of Global Vascular Interventions and Therapies and Peripheral Artery Disease
David D. Helsel	Senior Vice President of Global Operations and Research and Development
Michael C. Greiner	Former Executive Vice President and CFO
Brent J. Boucher	Former Senior Vice President and GM of Oncology
On October 16, 2019, the Company and Mr. Greiner mutually agreed that he would not continue in his role as EVP and CFO, effective as of October 23, 2019. Mr. Greiner departed the Company on December 31, 2019. Mr. Trowbridge served as our Senior Vice President and General Counsel and was appointed interim Chief Financial Officer on October 23, 2019. On February 5, 2020, Mr. Trowbridge was appointed EVP, CFO and interim General Counsel. Subsequent to the end of our fiscal year, on July 10, 2020 the role of SVP, GM of Oncology was eliminated and Mr. Boucher left the Company.

This Compensation Discussion and Analysis and the tables that follow describe compensation decisions regarding our NEOs, including two executives who have left AngioDynamics. In fiscal year 2020, we experienced changes in the executive leadership team, including the departure of former EVP and CFO, Mr. Greiner and subsequent to the end of the year, our SVP and GM of Oncology, Mr. Boucher. Pursuant to Securities and Exchange Commission rules, compensation information regarding the former officers are included in the tables and narrative below, as applicable. However, where the Compensation Committee did not assess compensation for these individuals, because they were no longer with the Company, their compensation is not described.
Components of Executive Compensation for Fiscal 2020
The three components of the compensation program for named executive officers are base salary, annual cash incentive compensation and long-term equity-based incentive awards in the form of performance share awards, stock options and restricted stock unit awards. The Compensation Committee administers these components with the goal of providing total compensation that is competitive in the marketplace, while recognizing meaningful differences in individual performance and offering the opportunity to earn superior rewards when merited by individual performance. The Compensation Committee’s policy is to establish ranges for base salary, annual cash incentive compensation and equity-based incentives for named executive officer positions, including that of the CEO, along with the full Board, with consideration to the amounts paid by similarly-situated companies, which include publicly traded companies of similar structure, revenue, and profitability in the medical device and life sciences industries.
During our fiscal year ended May 31, 2020, the Compensation Committee engaged Meridian Compensation Partners as its independent compensation consultant. The Committee assessed the independence of Meridian Compensation Partners and concluded that no conflict of interest exists with respect to their services to the Compensation Committee. In order to ensure a comprehensive review in preparing the information analyzed by the Compensation Committee, Meridian took the following steps:

1)	Reassessed the list of peer companies to be used in compensation benchmarking analysis. Meridian focused on publicly-traded medical device companies with revenues of approximately 33% – 300% our current revenue. The result of the analysis was the following updated peer group of 19 companies with our revenue positioned at approximately the median of the group at the time of selection.

ABIOMED, Inc.	Cardiovascular Systems, Inc	Globus Medical Inc.	Nevro Corp.
Accuray Incorporated	CONMED Corporation	K2M Group Holdings, Inc.	NxStage Medical, Inc.
AtriCure, Inc.	CryoLife, Inc.	Lantheus Holdings, Inc.	Orthofix Medical Inc.
Avanos Medical, Inc.	Endologix, Inc.	LeMaitre Vascular, Inc.	Penumbra, Inc.
	Glaukos Corporation	Merit Medical Systems, Inc.	RTI Surgical, Inc.

2)	Compiled information, including analyzing and selecting peer companies, analyzing our historical and current compensation practices and philosophies, and determining comparable positions and job descriptions, with the assistance of the Compensation Committee and other key contributors.
3)	Performed a proxy review using peer group data and other industry specific surveys to analyze base salary, total cash compensation, and long-term incentives paid to executives and summarized its findings in the form of a competitive pay analysis to inform fiscal year 2020 target compensation.
4)
Presented recommendations for comprehensive executive plan strategy and pay structure for the next fiscal year, including base salary levels, design of the annual bonus program, design of long-term incentive programs and amount and allocation of short-term and long-term incentive compensation components.

The following table depicts the components of target compensation for our CEO and our other named executive officers established by our Compensation Committee for our fiscal year ending May 31, 2020. Each of the components is described in more detail below.

CEO Employment Agreement
On April 1, 2016, AngioDynamics entered into an employment agreement with James C. Clemmer, appointing Mr. Clemmer as President and Chief Executive Officer of the Company, effective April 4, 2016. Pursuant to the employment agreement with Mr. Clemmer, he will serve as the Company’s President and CEO for an initial two-year term, subject to successive one-year extensions unless either party notifies the other in writing not later than March 1 immediately prior to the anniversary of the employment agreement effective date, beginning on March 1, 2018 and each March 1 thereafter. Mr. Clemmer’s employment agreement provides him with an annual base salary ($720,000 in fiscal year 2020) and eligibility for an annual bonus with a target level of 100% of his base salary, payable based upon our achievement of pre-determined financial metrics as discussed in further detail below. In addition, pursuant to the agreement, Mr. Clemmer is eligible to receive (i) an executive car allowance of $1,500 per month (less applicable taxes) and (ii) reimbursement for reasonable business expenses incurred during the period of employment subject to the Company’s expense reimbursement policies. Mr. Clemmer is eligible to participate in the benefit and perquisite plans and programs generally available to senior executives of the Company, including health insurance, life and disability insurance, the Employee Stock Purchase Plan, 401(k) plan and flexible spending plan.
CFO Transition
Michael C. Greiner was appointed EVP and CFO on August 18, 2016. On October 16, 2019, the Company and Mr. Greiner mutually agreed that he would not continue in his role as EVP and CFO, effective as of October 23, 2019. Mr. Greiner departed the Company on December 31, 2019. Mr. Trowbridge served as our Senior Vice President and General Counsel and was appointed interim Chief Financial Officer on October 23, 2019. On November 18, 2019, the Company’s Compensation Committee approved, effective as of November 1, 2019, an additional $15,000 per month in compensation above Mr. Trowbridge’s current annual base salary of $360,000 for his service as interim Chief Financial Officer, for the period from November 1, 2019 through February 5, 2020. On February 5, 2020, Mr. Trowbridge was appointed permanent EVP, CFO and interim General Counsel. In connection with Mr. Trowbridge’s appointment, the Compensation Committee approved certain changes to Mr. Trowbridge’s compensatory arrangements. Mr. Trowbridge’s annual base salary increased to $400,000 and his annual bonus target level was increased to 60% of his base salary. Mr. Trowbridge’s target annual equity grant award level was increased to 150% of his base salary. In connection with Mr. Trowbridge’s appointment, he was granted equity awards, effective February 3, 2020, under the Company’s 2004 Stock and Incentive Award Plan consisting of (i) options to purchase 18,204 shares of common stock of the Company and (ii) 5,376 restricted stock units in respect of shares of common stock of the Company. The exercise price for the options is equal to the closing price of the Company’s common stock as reported on the NASDAQ Global Select Market on the date of the grant. The options will vest in four equal installments beginning on the first anniversary of the grant date and expire, if not exercised, on February 3, 2030. The restricted stock units will vest in four equal installments beginning on the first anniversary of the grant date.
Base Salaries
The base salary for each named executive officer is determined at levels considered appropriate for comparable positions at similarly situated companies, while generally targeting the 50th percentile for total cash compensation of executives at such similarly situated companies. Adjustments to each individual’s base salary are made based on annual performance reviews with consideration given to the executive’s performance as well as his/her salary compared with the range of those listed in the aforementioned survey and our executives generally. Among the criteria used in the annual performance reviews are the work and supervisory performance of the executive, demonstrated management and leadership skills, performance to specific established personal goals, and the strengths and weaknesses that the executive demonstrates on the job.
Following are the base salary increases for the named executive officers for fiscal year 2020 that were effective August 1, 2019. Due to the continued uncertainty created by the COVID-19 global pandemic we have held salaries constant for our fiscal year ended May 31, 2021 and there will be no increases.

Name	Fiscal 2019 Base Salary	Fiscal 2020 Base Salary	Percentage Increase	Fiscal 2021 Base Salary	Percentage Increase
James C. Clemmer	$700,000	$720,000	3%	$720,000	—
Stephen A. Trowbridge (1)	$337,000	$400,000	19%	$400,000	—
Scott Centea (2)	$242,050	$275,000	14%	$275,000	—
David D. Helsel	$341,000	$352,000	3%	$352,000	—
Michael C. Greiner (3)	$422,000	$440,000	4%	N/A	N/A
Brent J. Boucher (4)	$314,150	$327,000	4%	N/A	N/A

(1)
Mr. Trowbridge served as our Senior Vice President and General Counsel during our fiscal year ended May 31, 2020. Mr. Trowbridge’s base salary for fiscal year 2020 was $360,000. On October 23, 2019, Mr. Trowbridge was appointed interim Chief Financial Officer and on February 5, 2020, Mr. Trowbridge was appointed EVP, CFO and interim General Counsel. On November 18, 2019, the Company’s Compensation Committee approved, effective as of November 1, 2019, an additional $15,000 per month in compensation above Mr. Trowbridge’s current annual base salary of $360,000 for his service as interim Chief Financial Officer, for the period from November 1, 2019 through February 5, 2020. As of February 5, Mr. Trowbridge’s base salary was $400,000.

(2)	Mr. Centea was promoted to Senior Vice President of Global Vascular Interventions and Therapies and Peripheral Artery Disease on November 1, 2019.
(3)
On October 16, 2019, the Company and Mr. Greiner mutually agreed that he would not continue in his role as EVP and CFO, effective as of October 23, 2019. Mr. Greiner departed the Company on December 31, 2019.

(4)	On July 10, 2020, the position of SVP, GM of Oncology was eliminated and Mr. Boucher left the Company.

Annual Cash Incentives
The Compensation Committee believes that a meaningful portion of the annual compensation of each named executive officer should be in the form of annual cash incentive compensation.
For our fiscal year ended May 31, 2020, 60% of the annual cash incentive target was based upon pre-determined financial metrics and 40% of was based upon the achievement of pre-determined corporate objectives. For our named executive officers during our fiscal year ended May 31, 2020, the annual cash incentive targets were as follows: 30% based on our achievement of our pre-determined net sales target, 30% based on our achievement of our pre-determined adjusted EBITDA target, 20% based upon achievement of a corporate objective related to research and development and operating milestones and 20% based upon achievement of a corporate objective related to site initiation goals with respect to our IDE trial to study the use of NanoKnife to treat pancreatic cancer. The Compensation Committee uses net sales and adjusted EBITDA as the targets to measure financial performance because it believes these metrics are highly linked to creating long-term value for shareholders. For our fiscal year ended May 31, 2020, the Compensation Committee used corporate metrics related to research and development and operating milestones and site initiation goals with respect to our IDE trial to study the use of NanoKnife to treat pancreatic cancer because it believed that these two objectives were directly linked to creating long-term value for shareholders. Additional compensation up to a maximum of 100% of the target incentive payment amounts may be awarded if we overachieve our targets.

For our fiscal year 2020, we achieved (A) 92.5% of our net sales target of $285.7 million, resulting in no payout of the target associated with net sales, (B) 87% of our adjusted EBITDA target of $20.6 million, resulting in a payout equal to 18% of the target associated with adjusted EBITDA, (C) 175% of our corporate objective related to research and development and operating milestones, and (D) 200% of site initiation goals with respect to our IDE trial to study the use of NanoKnife to treat pancreatic cancer. In total, for our fiscal year ended May 31, 2020, our named executive officers achieved 80% of our annual cash incentive targets. While our fiscal year 2020 results were negatively impacted by the COVID-19 global pandemic during our fourth fiscal quarter, the Compensation Committee determined not to make any adjustments to the targets or results for the fiscal year 2020 compensation program for our named executive officers.
In fiscal year 2020, the target incentive payment amounts and the actual payout amounts, each as a percentage of base salary, for the named executive officers were as follows:

Name	Target as a Percentage of Base Salary	Actual Payout as a Percentage of Base Salary	Total Amount Paid
James C. Clemmer	100%	80%	$576,000
Stephen A. Trowbridge (1)	60%	48%	$194,000
Scott Centea (2)	50%	32%	$84,943
David D. Helsel	50%	40%	$140,800
Michael C. Greiner (3)	65%	—	N/A
Brent J. Boucher	50%	40%	$130,800

(1)
Mr. Trowbridge was named interim CFO on October 23, 2019 and EVP and CFO on February 5, 2020. Mr. Trowbridge’s short-term incentive compensation payout was determined as a pro rata payment using his target percentage of 50% of base salary for the period up to October 23, 2019 and using the target percentage of 60% of his salary for the period from October 23, 2019 through May 31, 2020.

(2)
Mr. Centea was promoted to Senior Vice President of Global Vascular Interventions and Therapies and Peripheral Artery Disease on November 1, 2019. Mr. Centea’s short term incentive compensation payout was determined as a pro rata payment using his target percentage of 25% of base salary for the period up to November 1, 2019 and using the target percentage of 50% of his salary for the period from November 1, 2019 through May 31, 2020.

(3)	Mr. Greiner left the Company on December 31, 2019 and was not eligible for any annual cash incentive payment.

Long-Term, Equity-Based Incentive Awards
In 2004, we adopted the AngioDynamics, Inc. 2004 Stock and Incentive Award Plan, as amended, (the "2004 Plan"). The 2004 Plan provides for the grant of incentive awards, including performance share awards, performance unit awards, restricted stock awards and restricted stock unit awards, as well as incentive and non-qualified stock options and stock appreciation rights. The Compensation Committee believes that including equity grants as a significant component of executive compensation aligns our executives’ interest with those of our shareholders. The Compensation Committee has made grants of stock options, restricted stock unit awards and performance share awards and, in the future, expects to offer other awards under equity plans approved by the shareholders in order to provide named executive officers with an opportunity to share, along with shareholders, in our long-term performance and to reward these individuals for their contribution to our performance.
Stock option and restricted stock unit grants generally are made to each named executive officer upon his or her joining AngioDynamics and satisfying the requirements for eligibility under the plan, with additional grants in the form of options, restricted stock units and performance share awards being made annually. Stock options granted under the 2004 Plan generally have a four-year vesting schedule. Stock options granted prior to May 1, 2007 or after June 1, 2017 generally expire ten years from the date of grant while stock options granted between May 1, 2007 and May 31, 2017 generally expire seven years from the date of grant. The exercise price of options granted under our plan must be at least 100% of the fair market value of the underlying stock on the date of grant. Restricted stock unit awards typically vest equally over a four-year period and are settled in shares of AngioDynamics' common stock if the employee remains active with the Company through the vesting date.
Performance share awards are generally made each year with awards granted after October 16, 2019, each having a three-year term with payouts to be made in shares of AngioDynamics’ common stock at the end of the term depending on performance against predetermined goals. For the fiscal year 2020 awards, 50 percent of the performance shares will be measured based on the growth of our annual revenue over the three-year performance period and 50 percent based on the achievement of preset adjusted EPS goals for each of the three performance years. At the beginning of the performance period, the threshold, target and maximum revenue growth rates and adjusted EPS goals were set by the Compensation Committee for the entire three-year performance period.
At the end of each fiscal year during the performance period, one-third of the fiscal year 2020 performance share unit awards will be eligible to vest (from 0% to 200% of target) at the end of the three-year performance period based on the achieved annual revenue and adjusted EPS for the such fiscal year; however, the total number of shares otherwise eligible to vest at the end of the three-year performance period is subject to a relative total shareholder return (“TSR”) modifier to more closely align management and shareholder interests. The TSR modifier can adjust the aggregate number of shares eligible to vest at the end of the three-year period up or down by a maximum of 20% at the 75th and 25th percentile performance relative to a peer group of companies with similar risk profiles to AngioDynamics, respectively. The modifier will be calculated on a straight-line basis for relative TSR performance between the 75th and 25th percentiles. Therefore, with the TSR modifier applied, 0% to 240% of the total target number of shares subject to the fiscal year 2020 performance share unit awards will be eligible to vest at the end of the three-year performance period.
The peer group for performance share awards granted in fiscal year 2020 is set forth in the table below.

Abbott Laboratories	Glaukos Corporation	NovoCure Limited
Abiomed Inc.	Globus Medical, Inc.	NuVasive, Inc.
Accuray Inc.	Hologic, Inc.	Orthofix Medical Inc.
ArtiCure, Inc.	IDEXX Laboratories, Inc.	Penumbra, Inc.
Baxter International Inc.	Inogen, Inc.	ResMed Inc.
Becton, Dickinson & Company	Insulet Corporation	Steris Corporation
Boston Scientific Corporation	Integer Holdings Corporation	Stryker Corporation
Cantel Medical Corp.	Integra Lifesciences Holdings Corporation	Tandem Diabetes Care, Inc.
Cardiovascular Systems, Inc.	Intuitive Surgical, Inc.	Teleflex Incorporated
Conmed Corporation	Invacare Corporation	Varex Imaging Corporation
CryoLife, Inc.	LivaNova PLC	Varian Medical Systems, Inc.
Danaher Corporation	Masimo Corporation	Wright Medical Group, N.V.
Dexcom, Inc.	Medtronic plc	Zimmer Biomet Holdings, Inc.
Edwards Lifesciences Corp	Natus Medical Incorporated
Envista Holdings Corporation	Nevro Corp.
Except as described below under "Potential Payments Upon Termination or Change in Control," in the event of the named executive officer’s termination of employment, all of his or her unvested options, restricted stock units and performance share awards are generally forfeited in accordance with the provisions of the 2004 Plan and the applicable grant agreement.
The number of stock options, restricted stock units or performance share awards granted to each named executive officer is generally based upon several factors, including: (i) position with AngioDynamics; (ii) base salary; (iii) performance; and (iv) the grants made, on average, by similarly situated companies to executives with similar responsibilities. For our fiscal year ended May 31, 2020, the Compensation Committee set targets of total long-term incentive awards at 225% of base salary for the CEO, 150% of base salary for the former EVP and CFO and 85% of base salary for the other named executive officers (except for Mr. Centea, who was promoted to SVP and GM on November 1, 2019). For our fiscal year ended May 31, 2020, the total long-term incentive target comprises 50% of total value from performance share awards, 25% of total value from restricted stock units and 25% of total value from options.
The Compensation Committee and the Board of Directors believe that this annual long-term incentive program provides a strong pay for performance orientation while effectively incentivizing management decision making and providing appropriate retention incentives. Performance share award payouts are directly tied to AngioDynamics’ performance and total shareholder return relative to a peer group of companies with similar risk profiles to AngioDynamics. Stock options effectively incentivize management to maximize company performance, as the value of options is directly tied to appreciation in the value of our common stock. Stock options also provide an effective retention mechanism because of the four-year vesting provisions. Restricted stock units are intended to retain key management through vesting periods, with the opportunity for capital accumulation and more predictable long-term incentive value than stock options.
For our fiscal year ended May 31, 2020, based upon the Black-Scholes valuation for our options as of July 17, 2019, the Compensation Committee granted the following options to our named executive officers as follows:

Executive Officer	Number of Options
James C. Clemmer	83,967
Stephen A. Trowbridge (1)	13,975
Scott Centea(2)	—
David D. Helsel	11,615
Michael C. Greiner	25,621
Brent J. Boucher	10,790

(1)
In addition to the options granted on July 17, 2019, Mr. Trowbridge received 18,204 options based on the Black-Scholes valuation as of February 3, 2020 as a result of his appointment as Executive Vice President and Chief Financial Officer.

(2)
Mr. Centea received 50,000 options based on the Black-Scholes valuation as of October 31, 2019 as a result of his promotion to Senior Vice President of Global Vascular Interventions and Therapies and Peripheral Artery Disease.

For our fiscal year ended May 31, 2020, based upon the closing price for our common stock as of July 17, 2019, the Compensation Committee granted the following restricted stock units for our named executive officers as follows:

Executive Officer	Number of Restricted Stock Units
James C. Clemmer	25,104
Stephen A. Trowbridge (1)	4,178
Scott Centea (2)	3,993
David D. Helsel	3,473
Michael C. Greiner	7,660
Brent J. Boucher	3,226

(1)
In addition to the options granted on July 17, 2019, Mr. Trowbridge received 5,376 restricted stock units based on the closing price for our common stock as of February 3, 2020 as a result of his appointment as Executive Vice President and Chief Financial Officer.

(2)
In addition to the options granted on July 17, 2019, Mr. Centea received 10,000 restricted stock units based on the closing price for our common stock as of October 31, 2019 as a result of his promotion to Senior Vice President of Global Vascular Interventions and Therapies and Peripheral Artery Disease.

For our fiscal year ended May 31, 2020, on October 16, 2019, the Compensation Committee granted the following performance share awards for our named executive officers with a target number of performance shares as follows:

Executive Officer	Target Number of Performance Shares
James C. Clemmer	50,139
Stephen A. Trowbridge	8,357
Scott Centea	—
David D. Helsel	6,945
Michael C. Greiner	15,320
Brent J. Boucher	6,452

Grants of options and restricted stock units made to our named executive officers in fiscal year 2020 are set forth below in the table titled “Grants of Plan-Based Awards for Fiscal Year 2020.”
Vesting of Fiscal 2017 Performance Share Awards
For the performance period from April 4, 2016 through July 26, 2019 associated with the performance share awards that were granted under Mr. Clemmer's employment agreement, the Company achieved a relative TSR ranking versus the applicable peer group of the 40th percentile. As a result, 80% of Mr. Clemmer’s fiscal year 2017 grant of performance share awards vested.

For the performance period from July 27, 2016 through July 26, 2019 associated with the performance share awards that were granted during our fiscal 2017, the Company achieved a relative TSR ranking versus the applicable peer group of the 26th percentile. As a result, 52% of Mr. Greiner and Mr. Trowbridge’s fiscal 2017 grant of performance share awards vested. None of our other NEOs were employed by AngioDynamics when these performance shares were granted.
Stock Ownership Guidelines
To further align the interests of management and shareholders, we maintain stock ownership guidelines for our senior executive officers, including our named executive officers. Our CEO is required to hold a number of shares with a value equal to three times his or her base salary, while our EVP and CFO and each of our SVPs are required to hold a number of shares with a value equal to one times his or her base salary. Employees who are hired or promoted to these management positions must acquire the required number of shares within five years. A senior executive that participates in our employee stock purchase plan at the maximum level from such senior executive’s eligibility date may count unvested restricted stock units towards his or her shareholding requirement. A senior executive that holds a number of shares less than the applicable ownership level must hold 100% of all Net Shares (as defined below) granted by the Company to be eligible for future stock option grants or other equity awards. "Net Shares" are all shares received pursuant to all Company equity awards excluding shares sold to cover (i) the exercise price of options and/or (ii) taxes. The Compensation Committee is mindful that each individual’s personal circumstances will affect progress toward the targeted levels of stock ownership. Senior executives who are unable to achieve or maintain the targeted level of ownership within the prescribed time period may consult with the Compensation Committee with respect to a hardship exemption. Each of our named executive officers is currently in compliance with the applicable holding requirements.
Hedging and Pledging Policy
Our Insider Trading Policy prohibits directors and employees, including named executive officers, from engaging in hedging or monetization transactions, such as zero-cost dollars and forward sale contracts, and from engaging in borrowing against AngioDynamics’ securities held in a margin account, or pledging AngioDynamics’ securities as collateral for a loan (unless the individual can clearly demonstrate the financial capacity to repay the loan without resorting to the pledged securities).
Clawback Policy
If any award (including an annual cash incentive award as well as a long-term equity-based incentive award) was granted to an AngioDynamics’ executive and the Compensation Committee (or the Board of Directors) later determines that the financial results of the Company used to determine the amount of that award, or any payment under that award, whether to the executive or to the executive’s beneficiary, are materially restated and that such executive engaged in fraud or intentional misconduct with respect to the inputs to, or determination of, such financial results, the Company will seek repayment or recovery of the award, as the Board of Directors in its sole discretion determines is reasonable and appropriate, notwithstanding any contrary provision of any incentive plan. In addition, the Compensation Committee or the Board of Directors may provide that any executive and/or any award, including any shares subject to or issued under an award, is subject to any other recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time.
Perquisites
All executives of AngioDynamics are entitled to an automobile allowance of $1,200 per month ($1,500 in the case of our CEO) and we will cover the employee’s expenses for mileage or gas for company-related business.
Deferred Compensation Program
We do not sponsor or maintain any non-qualified deferred compensation programs for the benefit of any of our named executive officers.
Potential Payments upon Termination or Change in Control
Executive Severance Policy
Our named executive officers may be eligible for severance payments and benefits under our AngioDynamics Senior Executive Severance Pay Guidelines.
A senior executive may be eligible to receive severance benefits in the following situations:
•The elimination of the executive’s job or position;

•The relocation of the executive’s job or position to a location in excess of 60 miles from the current location of employment; or
•Divestment of the executive’s business or business unit, unless the acquiring/successor entity offers continuing employment that does not involve a major relocation, as described above.
A senior executive would generally not be eligible for severance benefits in the following situations:
•Terminations for performance reasons, including, but not limited to, violating work rules;
•Voluntary resignations;
•In the event of an asset or stock sale, where the executive continues employment with a successor in interest to AngioDynamics or any of either its or AngioDynamics’ subsidiaries, affiliates or joint ventures; or
•A transfer or reassignment of the executive to another location, division, subsidiary, affiliate or joint venture that does not result in relocation as described above.
EVPs and SVPs who report directly to the CEO are entitled to an aggregate severance benefit and continuation of health benefits equal to 12 months of base salary.
In general, the CEO is eligible for a severance benefit equal to 18 months of base salary, unless a different severance benefit is set forth in an effective agreement.
The maximum severance period that will be offered under any circumstances (other than to the CEO) is 12 months.
 Payments are generally made in accordance with the Company’s regular salary payment practices, subject to modification in connection with Section 409A of the Internal Revenue Code, unless a different method is set forth in an effective agreement.
Additional benefits such as outplacement assistance and/or an agreement not to contest eligibility for unemployment compensation, may also be offered in a separation agreement.
Change-In-Control Arrangements
In August 2013, our Board of Directors authorized us to enter into change in control severance agreements with certain executive officers. Each agreement has a current term that expires on December 31 of each year, and will automatically renew each year immediately following January 1 for an additional one year term (unless the Company has given notice prior to such January 1 that the term will not be extended); provided however, that if a change in control occurs the term will expire no earlier than 12 calendar months after the calendar month in which such change in control occurs. A change of control is generally defined in each agreement as any of the following: (i) a person is or becomes a beneficial owner of more than 50% of our voting securities, (ii) the composition of a majority of our Board changes, (iii) we consummate a merger or consolidation (other than a transaction following which the Company’s voting securities continue to represent (by remaining outstanding or by conversion) at least 60% of the combined voting power of the Company or its successor, or a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person becomes a beneficial owner of more than 50% of our voting securities), or (iv) our shareholders approve a plan of liquidation or sale of substantially all of our assets. Each agreement provides, among other things, that if a change in control occurs during the term of the agreement, and the executive’s employment is terminated either by us or by the executive, other than (a) by us for cause, (b) by reason of death or disability, or (c) by the executive without good reason, such executive will receive a severance payment equal to: (A) 2.5 times his annual base salary for the CEO and 2 times the executive’s annual base salary for the EVP and CFO, SVP and GM, and SVP of Global Operations, (B) unpaid and prorated annual bonus amounts, and (C) earned but unused vacation time. In addition, each agreement provides that in the event that the severance and other benefits provided for in the agreement or otherwise payable to the executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the benefits under the agreement will be either (i) delivered in full, or (ii) delivered to a lesser extent which would result in no portion of the benefits being subject to such excise tax, whichever is more beneficial to the executive. During our fiscal year ended May 31, 2020, the Compensation Committee approved certain modifications to the Company’s change in control agreements, including: (i) modifying the cash severance for the CEO from 2.5 times base salary to 2.0 times base salary and target bonus, (ii) modifying the cash severance for other executive officers from 2.0 times base salary to 1.5 times base salary and target bonus; (iii) modifying the protection period from 12 months to 24 months; (iv) providing for benefits continuation for 18 months; and (v) providing that all equity awards only be accelerated on a "double trigger" basis in connection with a change in control. Agreements reflecting these revised provisions are anticipated to be entered into in January 2021.
Payment made under each respective agreement is generally made in a lump sum within thirty days following termination subject to delay if required by Section 409A of the Internal Revenue Code.
Equity Acceleration under the 2004 Plan

Under the terms of the 2004 Plan and our applicable equity award agreements, grantees may be eligible for accelerated vesting of equity awards upon certain terminations of employment or in connection with a change in control. Outstanding stock options will become fully exercisable upon a change in control (as defined in the 2004 Plan), or upon a termination because of death or disability. Restricted stock units are eligible for prorated vesting upon a termination because of death or disability, and full vesting if a grantee is terminated without cause or resigns for good reason on or after a change in control (as defined in the 2004 Plan) or the Company experiences a terminal transaction in connection with a change in control and the restricted stock units are not assumed or substituted. Performance share awards are eligible for prorated vesting following the end of the applicable performance period upon a termination due to death, disability, or retirement based on actual performance (but based on target performance if a change in control (as defined in the applicable award agreement) follows the termination and occurs during the performance period), and full vesting (at the target level) upon a change in control that occurs during the performance period.
See the table entitled “Estimates of Potential Payments Upon Termination or Change in Control” below for estimates of the severance payments and benefits described above.
Internal Revenue Code Section 162(m) Considerations
Section 162(m) of the Internal Revenue Code generally prohibits a publicly held corporation, such as AngioDynamics, from claiming a deduction on our federal and state income tax returns for compensation in excess of $1 million paid for a given fiscal year to the CEO and CFO (or persons acting in their capacity) and to the other three most highly compensated officers as of the end of our fiscal year (together, the "covered officers") as well as any individual who was a covered officer in any taxable year beginning after December 31, 2016. Effective for taxable years beginning after December 31, 2017, Section 162(m)’s exemption from this deduction limit for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by shareholders) has been repealed, such that compensation paid to our covered officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.
Prior to the repeal of this exemption, in general, the Compensation Committee structured awards to executive officers under the Company’s incentive programs in a manner to qualify for the exemption. However, the Compensation Committee retained the discretion to award compensation that exceeded the Section 162(m) deductibility limit and did not qualify for the exemption.
Going forward, as in previous years, the potential deductibility of compensation is only one of many considerations that the Compensation Committee will take into account when establishing the compensation paid to our named executive officers, and we believe it is important that the Compensation Committee retain flexibility and authority to grant or adjust compensation as needed to address particular circumstances, or unexpected, unusual or non-recurring events, or to attract and retain key executive talent, even if this results in the payment of compensation that is not deductible (whether by application of Section 162(m), to the extent applicable, or otherwise). Therefore, the Compensation Committee may make payments of compensation that are not deductible if, in its judgment, such payments are advisable to achieve our compensation objectives.
2019 Shareholder Advisory Vote on Executive Compensation
At our 2019 annual meeting, our shareholders approved, on an advisory basis, the compensation paid to our named executive officers, as disclosed under the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related materials disclosed in the proxy statement for the 2019 annual meeting. The shareholder vote in favor of our named executive officer compensation totaled approximately 98.3 percent of all votes cast, including abstentions. The Compensation Committee considered the results of the 2019 vote and views the outcome as evidence of strong shareholder support of our executive compensation decisions and policies. Accordingly, the Compensation Committee did not change its approach to executive compensation in fiscal year 2020.
Compensation Policies and Practices Relating to Risk Management
Each year, the Compensation Committee reviews our compensation programs applicable to all employees and reviews and approves the compensation program applicable to executives, including the named executive officers. Based on the Compensation Committee’s review of the terms and elements of these programs, as well as our practices and policies, the Compensation Committee determined that the Company’s compensation policies and practices are appropriately designed to provide incentives for our employees without creating an inappropriate risk of excessive risk taking. Among other factors, the Compensation Committee’s compensation philosophy generally discourages excessive risk taking by, among things:
•targeting base salary at or near the 50th percentile of comparable companies, providing meaningful compensation at a competitive and market-appropriate level;

•designing total compensation programs to include a meaningful amount of long-term incentive compensation;
•balancing the composition of the Company’s long-term incentive program to include time based restricted stock units and stock options to go along with performance shares;
•capping the total payout of short-term cash incentive opportunities; and
•adopting a code of ethics and business conduct applicable to all employees and directors.
In addition, the Company’s 2004 Stock and Incentive Award Plan, as amended, includes clawback provisions that provide that any award (including annual cash incentive awards as well as long-term equity-based incentive awards) granted to an executive are subject to repayment if the Compensation Committee or the Board of Directors later determines that the financial results of the Company upon which such awards were based are materially restated and such executive engaged in fraud or intentional misconduct in connection with such financial results. See Clawback Policy set forth in this Compensation Discussion and Analysis.
Based on the Compensation Committee’s review, the Company has concluded that the risks arising from its compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.
Compensation Committee Report on Executive Compensation
The Compensation Committee of the Board of Directors evaluates and makes recommendations to the Board of Directors regarding the compensation of the CEO and approves the compensation of our other named executive officers. The Compensation Committee also administers all executive compensation programs, incentive compensation plans and equity-based plans and all other compensation and benefit programs currently in place. We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.
Eileen O. Auen (Chairman)
Kevin J. Gould
Karen A. Licitra

Summary Compensation Table for Fiscal Year 2020
The following table sets forth information concerning the compensation for services, in all capacities for our fiscal year ended May 31, 2020 of our named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($)(4)	Total ($)
James C. Clemmer	2020	716,164	—	1,245,695	540,596	576,000	—	38,176	3,116,631
President, CEO	2019	686,575	—	1,198,199	365,238	714,000	—	37,478	3,001,490
	2018	643,269	—	1,418,527	366,586	273,000	—	41,239	2,742,621
Stephen A. Trowbridge	2020	401,448	—	281,360	164,727	194,000	—	34,104	1,075,639
EVP, CFO	2019	333,888	—	323,652	98,655	154,683	—	30,521	941,399
	2018	323,342	—	237,874	61,476	61,751	—	34,173	718,616
Scott Centea	2020	261,747	—	239,009	230,710	84,943	—	24,959	841,368
SVP and GM, Peripheral Vascular

David D. Helsel	2020	349,835	—	172,455	74,780	140,800	—	31,486	769,356
SVP, Global Operations and R&D	2019	333,945	—	337,236	102,796	156,519	—	27,766	958,262
	2018	133,481	—	410,300	252,110	24,846	—	6,092	826,829
Michael C. Greiner (5)	2020	270,750	—	380,396	164,953	—	—	462,668	1,278,767
Former EVP, CFO	2019	418,989	—	479,286	146,092	279,786	—	31,212	1,355,365
	2018	399,231	—	397,676	102,769	111,930	—	31,431	1,043,037
Brent J. Boucher (6)	2020	324,529	—	160,203	69,468	130,800	—	31,526	716,526
Former SVP, Oncology

(1)
Stock Awards: The stock awards column represents aggregate grant date fair value of restricted stock unit awards and performance share awards granted in the respective fiscal year as computed in accordance with FASB ASC Topic 718, Compensation - Stock Compensation. Accordingly, the grant date fair value of restricted stock units was determined by multiplying the number of restricted stock units by the closing stock price on the date of grant, while the grant date fair value of performance share awards was determined using a Monte Carlo simulation. The assumptions used in the valuation of stock-based awards are discussed in Note 14 to our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2020. The table below shows the grant date fair value of the performance share awards included in the stock awards column for each year, and the maximum grant date value assuming that the highest level of performance conditions was achieved:

	Performance Shares
Name	Grant Date	Grant Date Fair Value	Maximum Grant Date Value
James C. Clemmer	10/16/2019	$704,954	$1,409,908
	7/18/2018	$999,926	$1,999,852
	7/26/2017	$1,052,905	$2,105,810
Stephen A. Trowbridge	10/16/2019	$117,499	$234,998
	7/18/2018	$270,087	$540,174
	7/26/2017	$176,556	$353,112
Michael C. Greiner	10/16/2019	$215,399	$430,798
	7/18/2018	$399,993	$799,986
	7/26/2017	$295,182	$590,364
Scott Centea		$—	$—
David D. Helsel	10/16/2019	$97,547	$195,094
	7/18/2018	$281,449	$562,898
	7/26/2017	$238,300	$476,600
Brent J. Boucher	10/16/2019	$90,715	$181,430

(2)
Option Awards: The option awards column represents the aggregate grant date fair value of stock option awards granted in the respective fiscal year as computed in accordance with FASB ASC Topic 718, Compensation - Stock Compensation. The fair value of each stock option award is estimated on the grant date using the Black-Scholes option valuation model. The assumptions used in the valuation of stock-based awards are discussed in Note 14 to our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2020.

(3)	For each of the Named Executive Officers, the amounts reported in Non-Equity Incentive Plan Compensation include the payments under our fiscal year 2020 annual cash incentive program, as described above under “Annual Cash Incentives.”
(4)	For each of the Named Executive Officers, the amounts reported in All Other Compensation include amounts we contributed as matching contributions under the 401(k) Plan, car allowance and reimbursement for relocation expenses in connection with commencement of employment and are provided in the table below:

Name	Fiscal Year	401(k) Match ($)	Car Allowance ($)	Relocation ($)	Severance ($)	Total All Other Compensation ($)
James C. Clemmer	2020	20,176	18,000	—	—	38,176
	2019	19,478	18,000	—	—	37,478
	2018	23,239	18,000	—	—	41,239
Stephen A. Trowbridge	2020	19,704	14,400	—	—	34,104
	2019	16,121	14,400	—	—	30,521
	2018	16,506	17,667	—	—	34,173
Scott Centea	2020	17,150	7,809	—	—	24,959
David D. Helsel	2020	17,086	14,400	—	—	31,486
	2019	8,650	14,400	4,716	—	27,766
	2018	—	6,092	—	—	6,092
Michael C. Greiner	2020	6,080	8,972	—	447,616	462,668
	2019	16,812	14,400	—	—	31,212
	2018	17,031	14,400	—	—	31,431
Brent J. Boucher	2020	17,126	14,400	—	—	31,526

(5)	On October 16, 2019, Mr. Greiner notified the Company that he would leave the Company effective December 31, 2019 in order to pursue other opportunities.
(6)	On July 10, 2020, the position of SVP, GM of Oncology was eliminated and Mr. Boucher left the Company.
(

Grants of Plan-Based Awards for Fiscal Year 2020
The following table provides information with respect to options to purchase shares of Common Stock, restricted stock units and performance awards granted to the named executive officers in fiscal year 2020 pursuant to the 2004 Stock and Incentive Award Plan.

Name	Grant Date(2)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Market Value of Stock and Option Awards ($)(5)
		Threshold ($)(3)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
James C. Clemmer	—	72,000	720,000	1,440,000		—	—	—	—	—	—	—
	10/16/2019	—	—	—		25,070	50,139	100,278	—	—	—	704,954
	7/17/2019	—	—	—		—	—	—	25,104	—	—	540,740
	7/17/2019	—	—	—		—	—	—	—	83,967	21.54	540,596
Stephen A. Trowbridge	—	24,000	240,000	480,000		—	—	—	—	—	—	—
	10/16/2019	—	—	—		4,178.5	8,357	16,714	—	—	—	117,499
	7/17/2019	—	—	—		—	—	—	4,178	—	—	89,994
	7/17/2019	—	—	—		—	—	—	—	13,975	21.54	89,974
	2/3/2020	—	—	—		—	—	—	5,376	—	—	73,866
	2/3/2020	—	—	—		—	—	—	—	18,204	13.74	74,753
Scott Centea	—	13,750	137,500	275,000		—	—	—	—	—	—	—
	10/16/2019	—	—	—	—	—	—	—	—	—	—	—
	7/17/2019	—	—	—	—	—	—	—	3,993	—	—	86,009
	10/31/2019	—	—	—	—	—	—	—	10,000	—	—	153,000
	10/31/2019	—	—	—	—	—	—	—	—	50,000	15.30	230,710
David D. Helsel	—	17,600	176,000	352,000		—	—	—	—	—	—	—
	10/16/2019	—	—	—		3,473	6,945	13,890	—	—	—	97,647
	7/17/2019	—	—	—		—	—	—	3,473	—	—	74,808
	7/17/2019	—	—	—		—	—	—	—	11,615	21.54	74,780
Michael C. Greiner	—	—	—	—		—	—	—	—	—	—	—
	10/16/2019	—	—	—		7,660	15,320	30,640	—	—	—	215,399
	7/17/2019	—	—	—		—	—	—	7,660	—	—	164,996
	7/17/2019	—	—	—		—	—	—	—	25,621	21.54	164,953
Brent J. Boucher	—	16,350	163,500	327,000		—	—	—	—	—	—	—
	10/16/2019	—	—	—		3,226	6,452	12,904	—	—	—	90,715
	7/17/2019	—	—	—		—	—	—	3,226	—	—	69,488
	7/17/2019	—	—	—		—	—	—	—	10,790	21.54	69,468

(1)
The amounts shown under “Estimated Future Payouts under Non-Equity Incentive Plan Awards” represent the threshold, target, and maximum amounts payable under our fiscal year 2020 annual cash incentive program, as described above under “Annual Cash Incentives.”

(2)	Grant Date pertains to the grant date of fiscal year 2020 stock option, restricted stock unit, and performance share awards.
(3)	Threshold represents the minimum amount earned if one of the financial metrics under the plan on which 20% of the bonus is based were achieved at the minimum level needed for any payment.
(4)	In accordance with the terms of the 2004 Plan, these options were granted at 100% of the closing market price on the date of grant, or if such date was not a trading day, the average of the high and low sale prices of our common stock on the most recent prior trading day. These options have a ten-year term. Generally, all options become exercisable as to 25% of the shares on each of the first four anniversary dates of the date of grant.
(5)
Represents grant-date fair value based on FASB ASC 718 for fiscal year 2020 equity grants. The assumptions used in the valuation of stock-based awards are discussed in Note 14 to our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2020.

Outstanding Equity Awards at Fiscal 2020 Year-End
The following table summarizes the number of securities underlying outstanding equity awards for the named executive officers on May 31, 2020.

	Option Awards (1)					Stock Awards (2)
		Number of Securities Underlying Unexercised Options (#)					Shares or Units of Stock That Have Not Vested			Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Option Grant Date	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number (#)(3)	Market Value ($)	Grant Date	Number (#)(4)	Market or Payout Value ($)
James C. Clemmer	4/4/16	200,000	—	12.14	4/4/23	7/27/16	5,298	54,093	7/26/17	44,184	451,119
	7/27/16	55,982	18,660	16.59	7/27/23	7/26/17	11,046	112,780	7/18/18	34,938	356,717
	7/26/17	38,814	38,813	16.55	7/26/27	7/18/18	13,102	133,771	10/16/19	50,139	511,919
	7/18/18	13,913	41,738	20.93	7/18/28	7/17/19	25,104	256,312	—	—	—
	7/17/19	—	83,967	21.54	7/17/29	—	—	—	—	—	—
Stephen A. Trowbridge	8/6/13	17,470	—	11.92	8/6/20	7/27/16	862	8,801	7/26/17	7,409	75,646
	7/25/14	13,625	—	14.07	7/25/21	7/26/17	1,853	18,919	7/18/18	9,437	96,352
	7/22/15	14,758	—	15.95	7/22/22	7/18/18	3,540	36,143	10/16/19	8,357	85,325
	7/27/16	9,107	3,035	16.59	7/27/23	7/17/19	4,178	42,657	—	—	—
	7/26/17	6,510	6,508	16.55	7/26/27	2/3/20	5,376	54,889	—	—	—
	7/18/18	3,758	11,274	20.93	7/18/28	—	—	—	—	—	—
	7/17/19	—	13,975	21.54	7/17/29	—	—	—	—	—	—
	2/3/20	—	18,204	13.74	2/3/30	—	—	—	—	—	—
Scott Centea	10/29/14	12,000	—	16.77	10/29/21	7/27/16	750	7,658	—	—	—
	10/31/19	—	50,000	15.30	10/31/29	7/26/17	2,201	22,472	—	—	—
	—	—	—	—	—	7/18/18	3,046	31,100	—	—	—
	—	—	—	—	—	7/17/19	3,993	40,769	—	—	—
	—	—	—	—	—	10/31/19	10,000	102,100	—	—	—
David D. Helsel	12/18/17	25,000	25,000	17.20	12/18/27	12/18/17	5,000	51,050	12/18/17	10,000	102,100
	7/18/18	3,916	11,747	20.93	7/18/28	7/18/18	3,688	37,654	7/18/18	9,834	100,405
	7/17/19	—	11,615	21.54	7/17/29	7/17/19	3,473	35,459	10/16/19	6,945	70,908
Michael C. Greiner	—	—	—	—	—	—	—	—	—	—	—
Brent J. Boucher	1/17/18	12,500	12,500	16.38	1/17/28	1/17/18	2,500	25,525	7/18/18	9,048	92,380
	2/12/18	12,500	12,500	16.13	2/12/28	2/12/18	2,500	25,525	10/16/19	6,452	65,875
	7/18/18	3,603	10,809	20.93	7/18/28	7/18/18	3,393	34,643	—	—	—
	7/17/19	—	10,790	21.54	7/17/29	7/17/19	3,226	32,937	—	—	—

(1)	Stock options vest 25% on each of the first four anniversaries following the grant date.
(2)	The value of restricted stock units and performance share awards is determined using the closing price of our common stock on May 29, 2020 (the last trading day in fiscal year 2020) of $10.21.
(3)	Restricted stock units vest 25% on each of the first four anniversaries following the grant date.
(4)	Performance share awards vest on the three-year anniversary of the grant date, subject to achievement of performance metrics. The performance share awards in this table reflect the target number of shares that were granted.

Option Exercises and Stock Vested for Fiscal Year 2020
The following table summarizes the stock option exercises and shares vested by the named executive officers during our fiscal year ended May 31, 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James C. Clemmer	—	—	227,688	4,784,053
Stephen A. Trowbridge	—	—	7,628	163,480
Scott Centea	—	—	3,865	81,894
David D. Helsel	—	—	3,728	65,364
Michael C. Greiner	—	—	16,194	343,151
Brent J. Boucher	—	—	3,631	59,932

Estimates of Potential Payments Upon Termination or Change in Control
The following discussion estimates the potential payments to Messrs. Clemmer, Trowbridge, Centea, Helsel and Boucher under existing agreements, plans or other arrangements, for various scenarios involving a change in control or termination of employment as described above under “Potential Payments Upon Termination or Change in Control,” in each case assuming the termination date was May 31, 2020, and where applicable, using the closing market price of our common stock of $10.21 per share on May 29, 2020 (the last trading day in fiscal year 2020 as reported on Nasdaq).

Name	Severance Amount	Prorated Bonus	Accelerated Vesting of Stock Options (1)	Restricted Stock Unit and Performance Share Vesting (2)	Total (3)
James C. Clemmer
Termination without Cause	$720,000	$—	$—	$—	$720,000
Death	$—	$—	$—	$990,025	$990,025
Disability	$—	$—	$—	$990,025	$990,025
Retirement	$—	$—	$—	$743,590	$743,590
Change in Control (No Termination)	$—	$—	$—	$—	$—
Change in Control + Qualified Termination	$1,800,000	$576,000	$—	$1,876,710	$4,252,710
Stephen A. Trowbridge
Termination without Cause	$400,000	$—	$—	$—	$400,000
Death	$—	$—	$—	$197,635	$197,635
Disability	$—	$—	$—	$197,635	$197,635
Retirement	$—	$—	$—	$146,916	$146,916
Change in Control (No Termination)	$—	$—	$—	$—	$—
Change in Control + Qualified Termination	$800,000	$194,000	$—	$418,733	$1,412,733
Scott Centea
Termination without Cause	$275,000	$—	$—	$—	$275,000
Death	$—	$—	$—	$60,893	$60,893
Disability	$—	$—	$—	$60,893	$60,893
Retirement	$—	$—	$—	$—	$—
Change in Control (No Termination)	$—	$—	$—	$—	$—
Change in Control + Qualified Termination	$550,000	$84,943	$—	$204,098	$839,041
David D. Helsel
Termination without Cause	$352,000	$—	$—	$—	$352,000
Death	$—	$—	$—	$212,882	$212,882
Disability	$—	$—	$—	$212,882	$212,882
Retirement	$—	$—	$—	$157,394	$157,394
Change in Control (No Termination)	$—	$—	$—	$—	$—
Change in Control + Qualified Termination	$704,000	$140,800	$—	$397,577	$1,242,377
Brent J. Boucher
Termination without Cause	$327,000	$—	$—	$—	$327,000
Death	$—	$—	$—	$121,051	$121,051
Disability	$—	$—	$—	$121,051	$121,051
Retirement	$—	$—	$—	$69,264	$69,264
Change in Control (No Termination)	$—	$—	$—	$—	$—
Change in Control + Qualified Termination	$654,000	$130,800	$—	$276,885	$1,061,685

(1)
Amounts in the “Accelerated Vesting of Stock Options” column represent the value of the number of each named executive officer’s in-the-money stock option awards that would have been eligible for accelerated or continued vesting upon a termination and/or change in control occurring on May 31, 2020, calculated by multiplying the number of shares underlying such in-the-money unvested stock options held by each named executive officer by the difference between that option’s exercise price and $10.21 (the closing price of our common stock on May 31, 2020, as reported on Nasdaq). See the discussion above under “Potential Payments Upon Termination or Change in Control-Equity Acceleration under the 2004 Plan” for a description of the applicable vesting provisions.

(2)
Amounts in the “Restricted Stock Unit and Performance Share Vesting” column represent the value of the number of each named executive officer’s restricted stock units and performance share awards that would have been eligible for accelerated or continued vesting upon a termination and/or change in control occurring on May 31, 2020, calculated by multiplying the number of such restricted stock units and target number of performance share awards by $10.21 (the closing price of our common stock on May 31, 2019, as reported on Nasdaq), with proration in the applicable circumstances. See the discussion above under “Potential Payments Upon Termination or Change in Control-Equity Acceleration under the 2004 Plan” for a description of the applicable vesting provisions.

(3)	The totals shown here do not take into account the application of any “best-after-tax” cutback that may apply if an executive’s payments would otherwise be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.
Employees, including named executive officers, are not generally entitled to any benefits upon termination for cause. All unvested stock options, restricted stock units, and performance share awards, as well as all vested but unexercised stock options are forfeited as of the date of termination for cause.
CEO Pay Ratio
Information about the relationship of the annual total compensation of our median employee and the annual total compensation of our CEO, Jim Clemmer, for the fiscal year ended May 31, 2020 is set forth below:
•the annual total compensation of our median employee was $72,130; and
•the annual total compensation of Mr. Clemmer as reported in the “Total” column of the Summary Compensation Table in this Proxy Statement was $3,116,631.
Based on this information, the ratio of Mr. Clemmer’s annual total compensation for the fiscal year ended May 31, 2020 to the annual total compensation of our median employee is 43 to 1. The Company believes this ratio is a reasonable estimate based on AngioDynamics’ specific employee demographics and compensation and was calculated in accordance with applicable rules of the SEC. The pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.
To identify our median employee, we calculated the annual taxable compensation for all employees of the Company (other than the CEO) for the fiscal year ended May 31, 2020. We believe that annual taxable compensation is a consistently applied compensation measure and appropriate for determining the median-paid employee. We annualized the compensation of all employees who were hired during our fiscal year ended May 31, 2020 but did not work for AngioDynamics for the entire fiscal year and converted any compensation paid to our international employees into U.S. Dollars.

Director Compensation Table
The following table sets forth the fees, awards and other compensation paid to or earned by our directors (other than named executive officers) for the fiscal year ended May 31, 2020:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Howard W. Donnelly	110,000	152,008	262,008
Jeffrey G. Gold (2)	27,146	152,008	179,154
Kevin J. Gould	67,500	152,008	219,508
Wesley E. Johnson, Jr.	76,000	152,008	228,008
Dennis S. Meteny	80,000	152,008	232,008
Eileen Auen	72,500	152,008	224,508
Jan Stern Reed	70,000	152,008	222,008
Karen Licitra (3)	58,122	152,008	210,130
Michael Tarnoff (3)	37,726	—	37,726

(1)	Represents grant-date fair value based on FASB ASC 718. As of May 31, 2020, (i) each non-employee director (other than Mr. Tarnoff) held 7,057 unvested restricted stock units and (ii) Ms. Auen and Ms. Stern Reed held 6,250 unvested stock options.
(2)	Mr. Gold retired from our Board effective October 15, 2019.
(3)	Ms. Licitra was appointed to our Board effective July 18, 2019.
(4)	Mr. Tarnoff was appointed to our Board effective October 15, 2019.

Director Compensation Program During the Fiscal Year Ended May 31, 2020
For fiscal year 2020, following consultation with Steven Hall Partners, the Nominating, Compliance and Corporate Governance Committee’s independent compensation consultant, we provided our directors (who are not our employees) with the following compensation: Directors received an annual retainer of $55,000. The Chairman of the Board of Directors received an additional annual retainer of $55,000. The Chairman of the Audit Committee received an additional annual retainer of $25,000, the Chairman of the Compensation Committee received an additional annual retainer of $17,500, and the Chairman of the Nominating, Compliance and Corporate Governance Committee received an additional annual retainer of $11,000. Members of the Audit Committee receive an additional annual retainer of $10,000, members of the Compensation Committee received an additional annual retainer of $7,500 and members of the Nominating Committee received an additional retainer of $5,000.
Directors who are not our employees also received an annual equity grant, wholly comprising restricted stock units, vesting one year from the grant date, with a grant-date fair value approximately equal to $152,000 (other than Mr. Tarnoff, who was appointed to the Board after the fiscal year 2020 director grants were made).
We also reimburse directors who are not our employees for reasonable travel and other related expenses incurred to attend Board and Committee meetings.
Directors who are our employees receive no additional compensation for their services as directors.
Stock Ownership Guidelines for Board of Directors
To further align the interests of our Board of Directors and shareholders, we maintain stock ownership guidelines for the Board of Directors. Under these guidelines, which were revised during the fiscal year ended May 31, 2019, each member of our Board of Directors is required to hold shares equal in value to three times the base cash retainer of $55,000. New members of the Board of Directors are allowed 36 months from the time they join the Board to acquire the required number of shares. Each member of our Board of Directors is currently in compliance with the applicable holding requirement.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP, independent certified public accountants, as our Company’s independent registered public accounting firm for the fiscal year ending May 31, 2021. The Audit Committee has directed that the appointment of Deloitte & Touche LLP be submitted to our shareholders for ratification due to the significance of their appointment to us. If our shareholders fail to ratify the appointment, it will be considered as a direction to our Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and our shareholders.
The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2021, must be approved by the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting.
Representatives of Deloitte & Touche LLP are expected to participate in the live webcast for the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.

Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MAY 31, 2021.

AUDIT MATTERS
Audit Committee Report
During our fiscal year ended May 31, 2020, the members of the Audit Committee were Dennis S. Meteny, Jeffrey G. Gold (through October 15, 2019), Wesley E. Johnson, Jr., Jan Stern Reed and Karen Licitra, each of whom has been determined by our Board to be independent under the Nasdaq listing standards. Ms. Licitra joined the Audit Committee on January 22, 2020. Each member of the Audit Committee has been determined by the Board of Directors (the “Board”) to be independent under the listing standards of The Nasdaq Stock Market LLC. The Audit Committee operates under a written Audit Committee Charter, which was adopted by the Board of Directors in February 2004, and revised and approved by the Board of Directors in May 2006, May 2009, October 2010, January 2015 and January 2019. The Audit Committee Charter is available on our website at www.angiodynamics.com under the “Investors-Corporate Governance-Highlights-Committee Charters” caption.
Management of the Company is responsible for internal controls, the financial reporting process and compliance with laws and regulations and ethical business standards. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements and effectiveness of internal controls in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee is charged with the duty to monitor and oversee these processes.
Pursuant to the Charter, the primary responsibilities of the Audit Committee are to assist the Board in its oversight of: (i) the integrity of the Company’s financial statements, financial reporting process, system of internal controls over financial reporting, and audit process; (ii) the Company’s compliance with, and process for monitoring compliance with, legal and regulatory requirements, in coordination with the Nominating, Compliance and Corporate Governance Committee; (iii) the independent auditor's quarterly reviews, qualifications and independence; and (iv) the performance of the Company’s internal audit; and (v) policies and procedures for risk assessment and risk management. The quarterly reviews include discussions by management and the independent registered public accounting firm with the Audit Committee. The Audit Committee must also pre-approve all audit and permitted non-audit services to be performed by the independent registered public accounting firm.
The Audit Committee has the authority to select, determine the compensation paid to, and replace the Company’s independent registered public accounting firm. PricewaterhouseCoopers LLP was the Company's auditor for the first quarter of fiscal 2017. The Audit Committee selected Deloitte & Touche LLP starting in the second quarter of fiscal 2017 as the Company’s independent registered public accounting firm. During the fiscal year ended May 31, 2020, Deloitte & Touche LLP acted as, and continues to act as, the Company’s auditor.
The Charter provides that the Audit Committee shall always consist of not less than three members, all of whom must be independent directors. No member of the Audit Committee may serve on the Audit Committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to serve effectively on the Audit Committee, and discloses this determination in the proxy statement. To carry out its responsibilities, the Audit Committee met eleven times, either in person or by telephone, during fiscal year 2020.
Prior to the issuance of the fiscal year 2020 financial statements, the Audit Committee met with management and with Deloitte & Touche LLP to review the financial statements and to discuss significant accounting issues and policies. Management advised the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee’s review included discussion with Deloitte & Touche LLP of matters that are required to be discussed pursuant to Statement on Auditing Standards No. 16, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board, or PCAOB.
The Audit Committee discussed with Deloitte & Touche LLP matters relating to Deloitte & Touche LLP's independence, including the written disclosures and the letters provided by Deloitte & Touche LLP to the Audit Committee as required by applicable requirements of the PCAOB. Deloitte & Touche LLP informed the Audit Committee in writing that they were independent with respect to the Company within the regulations promulgated by the Securities and Exchange Commission and the requirements of the PCAOB. The Audit Committee has concluded that Deloitte & Touche LLP are independent of the Company and its management.
The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plan for their audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination and the evaluation of the Company’s internal controls.
On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2020, for filing with the Securities and Exchange Commission.

Members of the Audit Committee:
Dennis S. Meteny Chairman
Wesley E. Johnson
Karen A. Licitra
Jan Stern Reed
The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing we make under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (hereinafter referred to as the Exchange Act), except to the extent that we specifically incorporate the Audit Committee Report by reference therein.
Principal Accounting Fees and Services
The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of our financial statements for the fiscal years ended May 31, 2020 and May 31, 2019, for inclusion in our Annual Reports on Form 10-K for the fiscal years ended May 31, 2018 and May 31, 2017, reviews of quarterly financial statements, and fees paid in those periods for other services rendered by Deloitte & Touche LLP and PricewaterhouseCoopers LLP, in thousands:

	2020	2019
Audit Fees - Deloitte & Touche LLP	$1,405	$1,293
Audit Fees - PricewaterhouseCoopers LLP	—	9
Tax Fees - Deloitte & Touche LLP	28	30
Other Fees - Deloitte & Touche LLP	67	2
	$1,500	$1,334
All fees shown in the table were related to services that were approved by the Audit Committee.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm.
In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.
Prior to engagement of the independent registered public accounting firm for the next year’s audit, management submits a list of services and related fees expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

1.
Audit services include audit work performed on the financial statements and internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2.
Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions and special procedures required to meet certain regulatory requirements.

3.
Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis, assisting with coordination of execution of tax related activities, primarily in the area of corporate tax planning, supporting other tax-related regulatory requirements and tax compliance and reporting.

4.	Other Fees are those associated with services not captured in the other categories. We generally do not request such services from the independent registered public accounting firm.
Prior to engagement, the Audit Committee pre-approves the independent registered public accounting firm services within each category. The fees are budgeted in the Company’s annual operating budget. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

PROPOSAL 3 - ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The primary objective of our overall executive compensation program is to provide balanced, comprehensive and competitive rewards for the short and long-term in a cost-effective manner to the Company. We have designed our executive compensation program to incentivize achievement of earnings, sales and other financial metrics that we believe deliver value to our shareholders, drive operational results and promote high levels of individual performance. Our compensation program provides a combination of fixed and variable pay with an emphasis on at-risk compensation linked to performance goals. We believe that compensation levels in the medical device industry are dynamic and very competitive as a result of the need to attract and retain qualified executives with the necessary skills and experience to keep up with the complex regulatory environment in which we operate and to understand the rapidly changing medical technology in our industry. We believe that our current executive compensation program achieves our objectives effectively.
Shareholders are urged to read the Compensation Discussion and Analysis set forth in this proxy statement that discusses how our compensation policies and procedures reflect our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure, which describe the compensation of our named executive officers in fiscal year 2020.
In accordance with Section 14A of the Exchange Act, as amended, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and as a matter of good corporate governance, shareholders will be asked at the Annual Meeting to approve the following advisory resolution:
Adoption of Proposal No. 3
RESOLVED, that the shareholders of AngioDynamics, Inc. approve the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and related compensation tables, and the related disclosure contained in this proxy statement.
This advisory vote is not binding. Although non-binding, the Compensation Committee will consider the outcome of the advisory vote when making future decisions regarding our executive compensation programs.
The Board of Directors, taking into account the advisory vote of our shareholders at the 2017 Annual Meeting of Shareholders, has approved an annual frequency for shareholder votes to approve the compensation of our named executive officers. As a result, unless the Board determines otherwise, the next such vote will be held at the Company’s 2021 Annual Meeting of Shareholders and on an annual basis thereafter.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4 - APPROVAL OF THE ANGIODYNAMICS, INC. 2020 EQUITY INCENTIVE PLAN
We are asking our shareholders to approve the AngioDynamics, Inc. 2020 Equity Incentive Plan (the “2020 Plan”). The primary purposes of the 2020 Plan are (i) to provide competitive equity incentives to enable us to attract, retain, motivate and reward persons who render services to us and (ii) to align the interests of our employees and such other persons with the interests of our shareholders. Our Board of Directors approved the 2020 Plan on August 31, 2020, subject to shareholder approval at the Annual Meeting. Approval of the 2020 Plan requires the affirmative vote of the holders of a majority of the shares cast at the Annual Meeting.
The Company currently provides equity-based compensation under its 2004 Stock and Incentive Plan, as amended (the “2004 Plan”), and the 2020 Plan is intended as the successor plan to the 2004 Plan. Therefore, if our shareholders approve the 2020 Plan at the Annual Meeting, we will not make any further grants under the 2004 Plan following the date of the Annual Meeting (although existing awards under the 2004 Plan will remain outstanding in accordance with their terms).
The Board believes that a reserve of 2,400,000 shares of the Company’s common stock available for issuance under the 2020 Plan would provide sufficient shares for the Company’s equity-based compensation needs for approximately two to three years following stockholder approval. This estimate is based on our average “burn rate” over the past three years, as more fully described below. The reserve may be sufficient for a longer or shorter period of time, depending on our future equity grant needs, which are related to factors such as our employee population, future award forfeitures and cancellations, the Company’s acquisition activity, the Company’s stock price, and our retentive needs in a competitive compensation environment.
The use of equity compensation is a significant part of our overall compensation philosophy at AngioDynamics. The 2020 Plan will serve as an important part of this practice, and will be a critical part of the compensation package that we offer our personnel. We believe that the use of equity-based incentives, with a mix of time-based and performance-based vesting conditions, are critical for us to attract and retain the most qualified personnel and to respond to relevant changes in equity compensation practices. In addition, equity awards provide our employees an opportunity to acquire or increase their ownership stake in the Company, and we believe this alignment with our shareholders’ interests creates a strong incentive to work hard for our growth and success. In light of the Company’s equity grant policies and practices and compensation philosophy, we believe that the number of shares currently available for grants under the 2004 Plan will be insufficient to satisfy our future equity compensation needs. If our shareholders do not approve the 2020 Plan, we will continue to grant awards under the 2004 Plan until the numbers of shares authorized and available for issuance has been exhausted, and our Compensation Committee and the Board would need to consider whether to adopt alternative compensation arrangements based on their assessments of the Company’s needs because our future ability to issue appropriate equity compensation to hire and retain talent will be significantly limited.
Burn Rate and Potential Dilution
As of August 31, 2020 our outstanding awards under the 2004 Plan consisted of: options covering 2,039,794 shares of our common stock; unvested restricted stock units covering 764,490 shares of our common stock; and unvested performance unit awards covering 337,397 shares of our common stock (assuming performance is achieved at the target level). As of such date, 337,397 shares of common stock were available for future grant under the 2004 Plan (but, as described above, if the 2020 Plan is approved, no further awards will be granted under the 2004 Plan following the Annual Meeting).
The “burn rate,” or share utilization rate, related to our use of equity compensation awards for the last three fiscal years is shown in the table below:

Fiscal Year	Awards Granted(1)	Diluted Weighted Average Number of Shares of Common Stock Outstanding (2)	Burn Rate
2020	929,604	37,961,224	2.4%
2019	762,025	37,484,573	2.0%
2018	953,025	37,074,797	2.6%

(1)	Includes stock options, restricted stock units, and performance unit awards (assuming performance is achieved at the target level).
(2)	As stated in the Company’s Annual Report on Form 10-K for the fiscal year ending May 31, 2020.
Based on the closing market price of our common stock on August 27, 2020 the 2,400,000 shares proposed to be made available for issuance under the 2020 Plan would have a market value of approximately $22,248,000. The potential dilution resulting from issuing all of such shares made available for issuance under the 2020 Plan, if approved, combined with the outstanding awards under the 2004 Plan as described above, would be approximately 7.7%, based on our common stock outstanding as of August 27, 2020 (37,873,482 shares).
Summary Description of the 2020 Plan
The following is a summary of the principal provisions of the 2020 Plan. This summary is qualified in its entirety by reference to the full text of the 2020 Plan, a copy of which is attached as Appendix A to this proxy statement.
Purposes of the 2020 Plan. The primary purposes of the 2020 Plan are (i) to provide competitive equity incentives to enable us to attract, retain, motivate, and reward persons who render services to us and (ii) to align the interests of our employees and such other persons with the interests of our shareholders by providing participants with the opportunity to share in any appreciation in the value of our stock that their efforts help bring about.
Shares Authorized for Issuance. As proposed, up to 2,400,000 shares of our common stock may be issued under our 2020 Plan. If any shares of common stock subject to an award under the 2020 Plan are not issued and cease to be issuable to an award recipient because of the termination, expiration, forfeiture, or cancellation, in whole or in part, of such award or the settlement of such award in cash or for any other reason, or if any such shares shall, after issuance, be reacquired by us because of a grantee’s failure to comply with the terms and conditions of an award, the shares not so issued, or the shares so reacquired, will be again available for future awards under the 2020 Plan. However, any shares of common stock withheld or tendered in payment of any applicable exercise price, grant price, strike price, or taxes relating to any award, or repurchased by us using proceeds from exercise of an option, will not be again available for awards under the 2020 Plan. In addition, the gross number of shares of common stock underlying a stock-settled stock appreciation right will reduce the share reserve described above when such stock appreciation right is settled in shares. No more than 100% of the shares reserved under the 2020 Plan can be issued as “incentive stock options,” or “ISOs” (by which we mean stock options that meet certain requirements of the Internal Revenue Code of 1986, as amended (the “Code”)).
Administration. The Compensation Committee of our Board of Directors administers the 2020 Plan, except in instances when the Board decides to directly administer the 2020 Plan. As applicable, the Board and the Compensation Committee are referred to in this description as the “committee.” The committee determines the persons who are to receive awards, the number of shares subject to each such award, and the other terms and conditions of such awards. The committee also has the authority to interpret the provisions of the 2020 Plan and of any awards granted thereunder and to modify awards granted under the 2020 Plan. The committee may not, however, “re-price” options or stock appreciation rights issued under the 2020 Plan without the prior approval of our shareholders.
Eligibility. The 2020 Plan provides for the grant of ISOs, within the meaning of section 422 of the Code, to our employees, and for the grant of nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights, and other stock-based awards to our employees, directors, and other service providers. As of August 31, 2020 there were approximately 67 persons who were eligible to participate in the 2020 Plan.
Director Limits. No non-employee director may be granted awards with a grant date fair value of greater than $500,000 in any calendar year.
Minimum Vesting. Generally, awards under the 2020 Plan will have a minimum restriction or vesting period of one year from the date of grant, although the committee may provide for earlier vesting upon a participant’s termination by reason of death or disability and up to 5% of the shares of common stock reserved for issuance under the 2020 Plan may be subject to shorter restrictions (or no restrictions). In addition, awards to our non-employee directors granted on or promptly following an annual meeting of shareholders may vest upon the next annual meeting of shareholders that occurs in the following year (as long as such meeting occurs at least 50 weeks following such preceding meeting) without counting against this limit.
Options. The committee will determine the exercise price of options granted under the 2020 Plan, which will be at least equal to the fair market value of our common stock on the date of grant (except that, with respect to an ISO granted to a grantee who owns 10% of the voting power of all classes of our outstanding stock, the exercise price must equal at least 110% of the fair market value on the grant date). The term of an option may not exceed ten years (but the term of an ISO granted to a grantee who owns 10% of our voting power as described in the preceding sentence may not exceed five years). The committee will determine the terms and conditions of all options, including the vesting period and conditions (which may be time-based, performance-based, or a combination) and post-termination exercise periods in the event of termination of service of an employee, director, or other service provider. All options will be subject to any other terms and conditions included in the applicable award agreement.
Stock Appreciation Rights. Stock appreciation rights, or “SARs,” may be granted under the 2020 Plan. SARs allow the recipient to receive the appreciation in the fair market value of our common stock between the date of grant and the exercise date of the SARs or, if the SARs are linked to an option, the date of grant of the option. The committee will determine the terms of SARs, including when such rights vest and become exercisable (which vesting conditions may be time-based, performance-based, or a combination) and whether to pay the increased appreciation in cash, with shares of our common stock, with other securities or property, or a combination thereof. All SARs will be subject to any other terms and conditions included in the applicable award agreement.
Restricted Stock and Restricted Stock Units. Restricted stock and restricted stock units may be granted under the 2020 Plan. Restricted stock awards are grants of shares of our common stock that vest in accordance with the terms and conditions established by the committee, and restricted stock units are a promise to issue shares of our common stock in the future if the applicable vesting conditions are satisfied. The vesting conditions applicable to any awards of restricted stock or restricted stock units may be time-based, performance-based, or a combination. All awards of restricted stock and restricted stock units will be subject to any other terms and conditions included in the applicable award agreement.
Other Stock-Based Awards. The 2020 Plan authorizes the committee to grant awards other than options, SARs, restricted stock, or restricted stock units that are payable in shares of our common stock or measured by reference to the value of our common stock. All other-stock based awards will be subject to any terms and conditions (including vesting conditions) included in the applicable award agreement.
Adjustments. In the event of a corporate transaction that affects our common stock (including, for example, a recapitalization, merger, stock split or reverse split, repurchase, exchange, spin-off, dividend or distribution (other than normal cash dividends), or similar corporate transaction, including, without limitation, a “change in control”), or an unusual or nonrecurring event affects AngioDynamics, that the committee determines could result in dilution or enlargement of the rights intended to be granted or available under the 2020 Plan, then the committee shall make proportionate substitution or adjustment as it deems equitable to the class or maximum number of shares of common stock (or other securities or property) available for grant under the 2020 Plan or subject to awards outstanding under the 2020 Plan, the exercise price or strike price of outstanding awards under the 2020 Plan, and any performance conditions or metrics or other terms and conditions applicable to awards outstanding under the 2020 Plan.
Change in Control. Unless otherwise provided in a written agreement with a participant in the 2020 Plan, if such participant’s employment is terminated by us without “cause,” or if such participant resigns for “good reason,” in each case within 3 months preceding, or at any time following, a “change in control,” that participant’s outstanding equity awards will be subject to accelerated vesting upon such termination (with any applicable performance conditions deemed satisfied at the “target” level). However, if the committee determines that an award under the 2020 Plan has not been assumed or continued by the successor in a “change in control” transaction, then such award will vest upon such “change in control” (with any applicable performance conditions deemed satisfied at the “target” level).
In general, under the 2020 Plan, a “change in control” will generally be deemed to occur if any person or group of persons acting in concert becomes the beneficial owner of more than 40% of our common stock; a majority of our Board changes over any period of two years or less without the approval of a majority of the directors serving at the beginning of such period; there is consummated a merger or consolidation with any other corporation, or the shareholders approve a plan of complete liquidation or dissolution of the Company or there is consummated a sale of assets or plan of complete liquidation following which our shareholders before the transaction will not own at least 60% of our voting power or assets.
Transfers of Awards. The 2020 Plan does not allow for the transfer of awards, except for transfers by will or the laws of descent and distribution or to such other persons designated by a participant to receive the award upon the participant’s death, or except as may otherwise be authorized by the committee.
Dividends and Dividend Equivalents. The committee in its sole discretion may provide as part of an award dividends or dividend equivalents, on such terms and conditions consistent with the following: (i) any dividends payable in respect of restricted stock awards that remain subject to vesting conditions shall be retained by the Company and delivered to the participant within 15 days following the date on which such restrictions on such restricted stock awards lapse and, if such restricted stock is forfeited, the participant shall have no right to such dividends, and (ii) to the extent provided in an award agreement, dividend equivalents attributable to any other type of award shall be distributed to the participant in cash or, in the sole discretion of the committee, in shares of our common stock having a fair market value equal to the amount of such dividend equivalents, upon the settlement of such award and, if such award is forfeited, the participant shall have no right to such dividend equivalents.
Clawbacks. The 2020 Plan provides that if an award has been granted to a service provider and the committee later determines that the financial results used to determine the amount of that award, or any payment under the award, are materially restated and that such service provider engaged in fraud or intentional misconduct with respect to the inputs to, or determination of, such financial results, the Company will seek repayment or recovery of the award, as the committee in its sole discretion determines is reasonable and appropriate, notwithstanding any contrary provision of the 2020 Plan. In addition, the committee may provide that any service provider and/or any award, including any shares subject to or issued under an award, is subject to recovery, recoupment, clawback, and/or any other forfeiture policy maintained by the Company from time to time.
Amendment of Plan. Subject to any applicable shareholder approval requirements of Delaware or federal law, any rules or listing standards that apply to our Company, or the Code, the 2020 Plan may be amended by the Board of Directors at any time and in any respect, including without limitation to permit or facilitate qualification of options previously granted or to be granted in the future (1) as incentive stock options under the Code, or (2) for such other special tax treatment as may be enacted on or after the date on which the 2020 Plan is approved by the Board. Without shareholder approval, however, no amendment may increase the aggregate number of shares which may be issued under the 2020 Plan, or may permit the exercise price of outstanding options or SARs to be reduced (or such option or SAR to be “repriced”), in each case except for permitted adjustments under the 2020 Plan in connection with certain corporate transactions, as described above. No amendment of the 2020 Plan may adversely affect any award granted prior to the date of such amendment or termination without the written consent of the holder of such award.
Summary of Federal Income Tax Consequences under the 2020 Plan
The following is a general summary as of the date of this proxy statement of the material U.S. federal income tax consequences to AngioDynamics and participants in the 2020 Plan with respect to awards granted under the 2020 Plan. This summary is based upon the Code, Treasury Regulations, administrative pronouncements, and judicial decisions, in each case as in effect on the date hereof, all of which are subject to change (possibly with retroactive effect). The specific tax consequences for any participant will depend upon his or her individual circumstances. This summary does not address state, local, or non-U.S. tax consequences to AngioDynamics or participants in the 2020 Plan.
Tax Treatment of the Participants.
ISOs. A participant will recognize no income upon grant of an ISO and will generally incur no tax upon exercise of an ISO, provided that the participant is an employee when the ISO is granted and did not cease being an employee for more than three months prior to exercise of the ISO. If a participant holds the shares purchased upon exercise of the ISO (the “ISO Shares”) for more than one year after the date the ISO was exercised and for more than two years after the ISO’s grant date (the “required holding period” ), then the participant generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares in an amount equal to the difference between the amount realized upon such disposition and the exercise price of the ISOs.
If a participant disposes of ISO Shares prior to the expiration of the required holding period (a “disqualifying disposition”), then gain realized upon such disposition, to the extent of the difference between the ISO exercise price and the fair market value of the ISO Shares on the date of exercise, will be treated as ordinary income. Any additional gain will be capital gain, and treated as long-term capital gain if the ISO Shares were held by the participant for at least one year.
Note that the difference between the exercise price and fair market value of the ISO Shares on the date of exercise is an adjustment to income for purposes of the “alternative minimum tax” (“AMT”) provisions of the Code. However, if a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.
Nonqualified Stock Options. A participant will not recognize any taxable income at the time a nonqualified stock option, or “NQSO,” is granted. However, upon exercise of a NQSO, a participant must generally include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the NQSO’s exercise price. The included amount must be treated as ordinary income by the participant and will be subject to income tax withholding by us if the participant is an employee. Upon disposition of the shares by a participant, the participant will generally recognize capital gain or loss in an amount equal to the difference between the amount received on disposition and the fair market value of the shares on the date of exercise. This gain will generally be long-term capital gain if the participant has held the shares for at least one year.
Stock Appreciation Rights. A grant of a stock appreciation right has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the value of the shares or other consideration received is generally taxable to the recipient as ordinary income, which will be subject to income tax withholding by us if the participant is an employee.
Restricted Stock. A participant receiving restricted shares for services recognizes taxable income when the shares become vested, generally when they are transferable or no longer subject to a substantial risk of forfeiture. Upon vesting, the participant will generally include in ordinary income an amount, which will be subject to income tax withholding by us if the participant is an employee, equal to the difference between the fair market value of the shares at the time they become substantially vested and any amount paid for the shares (if any).
Upon disposition of the shares by a participant, the participant will generally recognize capital gain or loss in an amount equal to the difference between the amount received on disposition and the fair market value of the shares on the date of exercise. This gain will generally be long-term capital gain if the participant has held the shares for at least one year.
A participant can file an election with the IRS (an “83(b) Election”), not later than 30 days after the date of the transfer of the restricted shares, to include in income as compensation (treated as ordinary income), in the year of the transfer of such restricted shares, an amount equal to the difference between the fair market value of such shares on the date of transfer and any amount paid for such shares. The included amount must be treated as ordinary income by the participant and may be subject to income tax withholding by us. Income is not again required to be included upon the lapse of the restrictions. Upon disposition of the shares by a participant, the participant will generally recognize capital gain or loss in an amount equal to the difference between the amount received on disposition and the fair market value of the shares on the date of grant. This gain will generally be long-term capital gain if the 83(b) Election was made at least one year prior to the disposition.
Restricted Stock Units. A participant receiving a restricted stock unit will generally recognize ordinary income in an amount equal to the money or the fair market value of the shares or other consideration received at the time of their receipt, which will be subject to income tax withholding by us if the participant is an employee.
Code Section 409A. Section 409A of the Code (“Section 409A”), imposes significant restrictions on a range of nonqualified deferred compensation plans, along with a penalty on a participant receiving compensation under a plan that does not meet the requirements of Section 409A.
The definition of a nonqualified deferred compensation plan is broad and could include certain awards granted under the 2020 Plan. Certain compensation under the 2020 Plan, however, would not be subject to Section 409A, such as options where the exercise price is at least equal to fair market value on the date of grant, and transfers of property subject to Section 83 of the Code (other than option grants) (e.g., where income is taxed at time of vesting or where the participant makes an 83(b) Election).
Amounts deferred under a nonqualified deferred compensation plan that do not comply with Section 409A may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties, and additional state taxes). To the extent applicable, the 2020 Plan and awards granted under the 2020 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code.
Tax Treatment of AngioDynamics
Subject to any withholding requirement, the standard of reasonableness, and (if applicable) Section 162(m) of the Code (which generally limits our annual compensation deduction attributable to certain of our executive officers to $1 million annually), we generally will be entitled to a deduction to the extent any participant recognizes ordinary income from an award granted under the 2020 Plan. Effective for taxable years beginning after December 31, 2017, Section 162(m)’s exemption from its deduction limit for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by shareholders) has been repealed, such that compensation paid to certain of our executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Going forward, as in previous years, the potential deductibility of compensation is only one of many considerations that the committee will take into account when determining awards under the 2020 Plan, and we believe it is important that the committee retain flexibility and authority to grant or adjust awards under the 2020 Plan as needed to address particular circumstances, or unexpected, unusual, or non-recurring events, or to attract and retain key executive talent, even if this results in the grant or settlement of awards under the 2020 Plan that are not deductible (whether by application of Section 162(m), to the extent applicable, or otherwise). Therefore, the committee may make awards under the 2020 Plan that are not deductible if, in its judgment, such payments are advisable to achieve our compensation objectives.
New Plan Benefits. Provided that the shareholders approve the 2020 Plan, the number of shares of common stock issuable pursuant to the terms of the 2020 Plan will be available for awards to all eligible participants of the plan. The Board of Directors has not at this time considered or approved any future awards under the 2020 Plan, and, as a result, the identity of future award recipients and the size and terms of future awards are not known at this time.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE ANGIODYNAMICS, INC. 2020 EQUITY INCENTIVE PLAN.

PROPOSAL 5 - AMENDMENT TO THE ANGIODYNAMICS, INC. EMPLOYEE STOCK PURCHASE PLAN
We are asking our shareholders to approve the Employee Stock Purchase Plan (the “ESPP”), as amended, to increase the total number of shares of common stock that may be offered under the plan from 3,500,000 to 4,000,000. Our Board of Directors approved the amendment of the ESPP on September 1, 2020, subject to shareholder approval at the Annual Meeting. Approval of the ESPP, as amended, requires the affirmative vote of the holders of a majority of the shares cast at the Annual Meeting.
The purpose of the ESPP is to provide a means by which employees of AngioDynamics and its designated subsidiaries (collectively, “participants”) may be given an opportunity to purchase AngioDynamics common stock through payroll deductions. Our Board of Directors believes that by providing our employees with the opportunity to acquire a proprietary interest in the Company, we will be better able to attract, motivate, and retain the best available personnel for the success of our business. All eligible participants will have the same purchase rights and privileges under the ESPP.
As of August 31, 2020, 2,074,379 shares of common stock remained available for purchase under the ESPP.
The essential features of the ESPP are summarized below. This summary does not purport to be a complete description of the ESPP and is qualified by reference to the ESPP, as amended to date and as proposed to be amended, a copy of which is attached as Appendix B to this proxy statement.
Summary of the ESPP Plan (as amended)
Administration. The ESPP will be administered by our Board of Directors. The Board has the final power to construe and interpret both the ESPP and the rights granted under it, and to adopt rules and regulations for the administration of the ESPP. Determinations made by the Board with respect to any matter or provision contained in the ESPP shall be final, conclusive, and binding on AngioDynamics and all participants in the ESPP.
Shares of Stock Subject to the ESPP. Subject to adjustment as provided below, as proposed to be amended, the maximum aggregate number of shares to be offered under the ESPP will be 4,000,000 shares of our common stock. Shares delivered under the ESPP may consist of authorized and unissued shares, treasury shares or shares purchased on the open market.
Purchase Periods and Purchase Dates. Shares of common stock will be offered under the ESPP through offering periods, each with a duration of approximately six months. The offering periods will commence on the first business day on or after September 1st and March 1st of each year and each consists of a series of successive six-month purchase periods. Purchases will occur on the last day of each purchase period.
Eligibility and Participation. Any person who, on the first day of an offering period, has been employed in a full-time capacity for at least three months, with a customary working schedule of 20 or more hours per week and more than five months in a calendar year, is eligible to participate in that offering period. However, no employee is eligible to participate in the ESPP if, on the first day of an offering period, the employee owns stock equal to 5% or more of the total combined voting power or value of all classes of our stock or those of any of our subsidiaries. Eligible participants may join an offering period prior to the beginning of the period.
Purchase Price for Shares. The purchase price of the shares of common stock acquired on each purchase date will be the lower of (i) 85% of the fair market value of a share of common stock on the first day of the offering period or (ii) 85% of the fair market value of a share of common stock on the last day of the offering period, subject to any adjustments made by the Board of Directors in the event of changes in capitalization, dissolution or liquidation, or merger or asset sale. “Fair market value” means the closing sale price (or closing bid price if no sales are reported) of our common stock as reported by the Nasdaq Global Select Market or, in the absence of an established trading market, as determined in good faith by the Board of Directors.
Payroll Deductions and Stock Purchases. The purchase price of the shares of common stock will be accumulated by payroll deductions in an amount of not less than one percent (1%) and not more than fifteen percent (15%) (or such greater percentage as the Board may establish from time to time before an offering commencement date) of a participant’s compensation on each payday during an offering period. The accumulated deduction will automatically be applied on each purchase date to the purchase of whole shares of common stock at the purchase price in effect for that purchase date. For purposes of the ESPP, eligible compensation includes salary, wages, overtime, bonuses, commissions and incentive compensation.

Special Limitations. The ESPP imposes certain limitations upon a participant’s right to acquire common stock, including the following:
•A participant may not be granted rights under the ESPP and all other employee stock purchase plans of AngioDynamics and its subsidiaries to purchase more than $25,000 worth of common stock (determined based on fair market value of the stock on the first day of the offering period) for each calendar year in which the offering period is in effect; and
•No participant may purchase more than $9,000 worth of common stock on any one purchase date.
Withdrawal; Termination of Purchase Rights. A participant may withdraw all, but not less than all, the payroll deductions credited to his or her account and not yet used to acquire shares under the ESPP any time on or before 15 days prior to a purchase date.
Purchase rights granted pursuant to any offering period under the ESPP terminate immediately upon cessation of a participant’s employment for any reason. The participant will be deemed to have elected to withdraw from the ESPP, and we will distribute to such participant, or, in the case of his or her death, to the person or persons designated as his or her beneficiary, all of his or her accumulated payroll deductions.
Upon a participant’s withdrawal, all of the participant’s payroll deductions credited to his or her account will be paid to such participant promptly after receipt of a notice of withdrawal, the participant’s purchase right for the offering period will automatically be terminated, no further payroll deductions for the purchase of shares will be made for such offering period, and payroll deductions will not resume at the beginning of the succeeding offering period or any offering period thereafter unless the participant re-enrolls in the ESPP. A participant’s withdrawal from a given offering period will not affect such participant’s eligibility to participate in subsequent offering periods under the ESPP.
No Transfer. Purchase rights granted under the ESPP are not transferable by a participant and may be exercised only by the participant to whom such rights are granted.
Adjustment Provisions. The number of shares authorized but not yet issued and the purchase price thereof, and the maximum number of shares that a participant may purchase each purchase period, will be proportionately adjusted for any increase or decrease in the number of our issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of our common stock, or any other similar change in the number of our outstanding shares effected without the receipt of consideration by us.
Effect of Certain Corporate Transactions. The ESPP provides that, in the event of: (i) a sale of all or substantially all of our assets; or (ii) our merger with or into another corporation, the ESPP will be assumed, or an equivalent plan substituted, by the successor corporation or a parent or subsidiary of the successor corporation. However, if the successor corporation refuses to assume the ESPP or substitute an equivalent plan, the offering period then in progress will be shortened by changing the next purchase date to a date that falls before the date of the proposed sale of assets or merger. Similarly, in the event of a proposed dissolution or liquidation of the Company, the offering period then in progress will be shortened by changing the next purchase date to a date before the date of the proposed dissolution or liquidation. In each such instance, all participants’ purchase rights will be exercised automatically on the new purchase date unless before such date they have withdrawn from the offering period.
Shareholder Rights. No participant will have any shareholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf.
Share Proration. Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares available for issuance under the ESPP at that time, then the Board will make a pro rata allocation of the available shares in as uniform a manner as shall be practicable and as it shall determine to be equitable.
Duration, Amendment and Termination. Unless sooner terminated by our Board of Directors, the ESPP will continue in effect for a term of ten years from the latest date of shareholder approval.
The Board may modify or amend the ESPP at any time. Any modification or amendment of the ESPP must be approved by the shareholders if such approval is required under applicable rules and regulations.
The Board may also amend or modify the ESPP, and any purchase rights previously granted under the ESPP, to the extent necessary to ensure the continued qualification of the ESPP under Section 423 of the Code.

Summary of Federal Income Tax Consequences under the ESPP
The following is a summary of the principal United States Federal income taxation consequences to AngioDynamics and participants subject to U.S. taxation with respect to participation in the ESPP. This summary is based upon the Code, Treasury Regulations, administrative pronouncements and judicial decisions, in each case as in effect on the date hereof, all of which are subject to change (possibly with retroactive effect). The specific tax consequences for any participant will depend upon his or her individual circumstances. This summary does not address state, local or non-U.S. tax consequences to AngioDynamics or participants in the ESPP.
The plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.
If a participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into the offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will generally recognize ordinary income in the year of sale or disposition equal to the amount by which the closing selling price of the shares on the purchase date exceeded the purchase price paid for those shares, and AngioDynamics will generally be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant also will generally recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with their acquisition.
If a participant sells or disposes of the purchased shares more than two years after his or her entry date into the offering period in which the shares were acquired and more than one year after the actual purchase date of those shares, the participant will generally recognize ordinary income in the year of sale or disposition equal to the lower of (i) the amount by which the closing selling price of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent (15%) of the closing selling price of the shares on the participant’s entry date into that purchase period. Any additional gain upon the disposition will be taxed as a long-term capital gain. AngioDynamics will not be entitled to an income tax deduction with respect to such disposition.
If a participant still owns the purchased shares at the time of death, his or her estate will recognize ordinary income in the year of death equal to the lower of (i) the amount by which the closing selling price of the shares on the date of death exceeds the purchase price, or (ii) fifteen percent (15%) of the closing selling price of the shares on his or her entry date into the purchase period in which those shares were acquired.
Directors who are not employees will not be eligible to participate in the ESPP. The future benefits that will be received under the ESPP by the current executive officers of the Company and by all eligible employees are not currently determinable. The Company estimates that approximately 800 employees of the Company will be eligible to participate upon commencement of the next offering period of the ESPP.
On August 27, 2020, the closing price of the Company’s common stock on the Nasdaq Global Select Market was $9.27.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE ANGIODYNAMICS, INC. EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transactions
There were no related party transactions pursuant to Item 404 of Regulation S-K during our fiscal year ended May 31, 2020.
Policy on Related Party Transactions
On July 27, 2007, the Board of Directors approved a Related Person Transaction Policy. The policy defines “Related Person Transaction” as certain transactions, arrangements or relationships in which the Company participates, the amount exceeds $50,000 and certain related persons have a material interest. Under the policy, any potential Related Person Transaction, including for example the purchase of goods or services, guarantees of indebtedness or employment, must be pre-approved by the Audit Committee unless circumstances make pre-approval impracticable. In the latter case, management is allowed to enter into the transaction, but the transaction remains subject to ratification by the Audit Committee at a subsequent Audit Committee meeting. In determining whether to approve or ratify a Related Person Transaction, the Audit Committee will take into account a number of factors, including the related person’s interest and approximate dollar amount of the transaction, as well as, whether the transaction occurred in the ordinary course of business or through a competitive bid process. On an annual basis, the Audit Committee will review and assess ongoing Related Person Transactions to determine whether the relationships remain appropriate.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on our review of copies of such forms received by us, or on written representations from certain reporting persons that no reports were required for such persons, we believe that, during the fiscal year ended May 31, 2020, all of our executive officers, directors and 10% shareholders complied with all Section 16 filing requirements, except as follows:
The following officers each filed Form 4s 2 days late (on July 25, 2019 and August 2, 2019, respectively) for exempt dispositions of common stock to cover taxes related to the vesting of restricted stock units that were previously reported that occurred on July 18, 2019, July 22, 2019, July 26, 2019 and July 27, 2019): Messrs. Boucher (one Form 4 covering two transactions), Campbell (two Form 4s covering 4 transactions), Clemmer (two Form 4s covering three transactions), Greiner (two Form 4s covering three transactions), Helsel (one Form 4 covering two transactions), Simpson (two Form 4s covering three transactions) and Trowbridge (two Form 4s covering six transactions). In addition, each of the following officers and directors filed one late Form 4: Messrs. Boucher (covering one transaction), Campbell (covering one transaction), and Messrs. Gold, Johnson and Meteny (each covering three transactions related to the disposition of shares to cover the cost to exercise options). Mr. Tarnoff filed a late Form 3.

ANNUAL REPORT
Any AngioDynamics shareholder may obtain without charge additional copies of our annual report on Form 10-K for the fiscal year ended May 31, 2020 (without exhibits), as filed with the SEC, by writing to:
General Counsel
AngioDynamics, Inc.
14 Plaza Drive
Latham, New York 12110

SHAREHOLDER PROPOSALS AND NOMINATIONS
Under Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in our proxy statement and for consideration at our next Annual Meeting of Shareholders. To be eligible for inclusion in our 2021 proxy statement, your proposal must be received by us no later than May 5, 2021 and must otherwise comply with Rule 14a-8. While the Board of Directors will consider shareholder proposals, we reserve the right to omit from our proxy statement shareholder proposals that we are not required to include under the Exchange Act, including under Rule 14a-8.
In addition, our By-Laws contain an advance notice provision with respect to matters to be brought before an Annual Meeting of Shareholders, including nominations for directors, and not included in our proxy statement. If you would like to nominate a director or bring any other business before the shareholders at the 2021 Annual Meeting, you must comply with the procedures contained in the By-Laws and you must notify us in writing, and such notice must be delivered to or received by our Secretary no earlier than June 15, 2021 and no later than July 15, 2021. However, if the fiscal 2021 Annual Meeting is called for a date that is not within 25 days before or after October 15, 2021, notice must be received by our Secretary no later than the later of (i) the close of business on the 90th day before the 2020 Annual Meeting and (ii) the close of business on the 10th day following the day on which notice of the 2020 Annual Meeting was mailed to shareholders or public disclosure of the date of the 2020 Annual Meeting was made, whichever first occurs.
You may write to our Secretary at our principal executive office, 14 Plaza Drive, Latham, New York 12110, to deliver the notices discussed above and to request a copy of the relevant By-Law provisions regarding the requirements for making shareholder proposals and nominations of directors.

OTHER MATTERS
As of the date of this proxy statement, we know of no matters other than those set forth herein that will be presented for consideration at the meeting. If any other matter or matters are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.

APPENDIX A
ANGIODYNAMICS, INC.
2020 EQUITY INCENTIVE PLAN

1.Purposes. The primary purposes of this Plan are (a) to provide competitive equity incentives that will enable the Company to attract, retain, motivate, and reward persons who render services that benefit the Company or other enterprises in which the Company has a significant interest and (b) to align the interests of such persons with the interests of the Company’s shareholders generally.

2.Definitions. Unless otherwise required by the context, the following terms, when used in this Plan, shall have the meanings set forth in this Section 2.

(a)	“Affiliate” means an affiliate as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.
(b)	“Award” means an award granted under this Plan in one of the forms provided for in Section 3(a).
(c)	“Award Agreement” means a written instrument signed by an officer of the Company and setting forth the terms and conditions of an Award granted under the Plan.
(d)
“Beneficiary” means a person or entity (including but not limited to a trust or estate), designated in writing by a Service Provider or other rightful holder of an Award, on such forms and in accordance with such terms and conditions as the Committee may prescribe, to whom such Service Provider’s or other rightful holder’s rights under the Plan shall pass in the event of the death of such Service Provider or other rightful holder. In the event that the person or entity so designated is not living or in existence at the time of the death of the Service Provider or other rightful holder of the Award, or in the event that no such person or entity has been so designated, the “Beneficiary” shall mean the legal representative of the estate of the Service Provider or other rightful holder, or the person or entity to whom the Service Provider’s or other rightful holder’s rights with respect to the Award pass by will or the laws of descent and distribution.

(e)	“Board” or “Board of Directors” means the Board of Directors of the Company, as constituted from time to time.
(f)
“Cause” means, unless otherwise provided in an applicable Award Agreement, (x) if a Service Provider is a party to a written employment, severance, consulting, or other service agreement with the Company or any of its Subsidiaries that contains a definition of “Cause” (or term of similar meaning), then “Cause” as so therein defined, and (y) if a Service Provider is not party to such an agreement, then (i) such Service Provider has willfully failed to perform the Service Provider’s duties with the Company or any of its Subsidiaries (other than because of the Service Provider’s death or disability); (ii) the engaging by the Service Provider in misconduct which is injurious to the Company or any of its Subsidiaries, monetarily or otherwise; (iii) the Service Provider’s commission of (a) a felony or (b) a crime involving fraud, dishonesty, or moral turpitude; or (iv) the Service Provider’s material violation of any written policy of the Company or any of its Subsidiaries applicable to the Service Provider or material breach of a written agreement with the Company or any of its Subsidiaries.

(g)	“Change in Control” means that any of the following events has occurred:
(i)
any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including any securities acquired directly from the Company or its Affiliates) representing more than 40% of the combined voting power of the Company’s then-outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii)
the following individuals cease for any reason to constitute a majority of the number of directors serving on the Board: individuals who, at the beginning of any period of two consecutive years or less (not including any period prior to the Effective Date), constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose appointment, election, or nomination for election was previously so approved or recommended; or
the following individuals cease for any reason to constitute a majority of the number of directors serving on the Board: individuals who, at the beginning of any period of two consecutive years or less (not including any period prior to the Effective Date), constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose appointment, election, or nomination for election was previously so approved or recommended; or

(iii)
there is consummated a merger or consolidation of the Company or any Subsidiary with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including any securities acquired directly from the Company or its Affiliates) representing more than 40% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)
the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

For purposes of the foregoing provisions of this Section 2(g),

(A)	the term “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act;
(B)	the term “Effective Date” shall mean the date on which the Plan is effective as provided in Section 11 hereof; and
(C)
the term “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any of its Subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation or other entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (i), (ii), (iii), or (iv) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

(h)
“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. References to a particular section of the Code shall include references to any related Treasury Regulations and to successor provisions of the Code.

(i)	“Committee” means the committee appointed by the Board of Directors to administer the Plan pursuant to the provisions of Section 12(a) below.
(j)	“Common Stock” means common stock of the Company, par value $.01 per share.
(k)
“Company” means AngioDynamics, Inc., a Delaware corporation, and, except for purposes of determining under Section 2(g) hereof whether or not a Change in Control has occurred, shall include its successors.

(l)	“Employee” means any person who is employed by the Company or a Subsidiary on a full-time or part-time basis, including an officer or director if he is so employed.
(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(n)	“Fair Market Value” with respect to a share of Common Stock on a particular date means as follows:
(i)
The mean between the high and low sale prices of a share of Common Stock on such date, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use with regard to the Common Stock or, if on such date the Common Stock is publicly traded but not quoted by any such system, the mean of the closing bid and asked prices of a share of Common Stock on such date as furnished by a professional market maker making a market in the Common Stock; or

(ii) If in (i) above, there were no sales on such date reported as provided above, the respective prices on the most recent prior day on which a sale was so reported.
In the case of an Incentive Stock Option, if the foregoing method of determining fair market value should be inconsistent with Section 422 of the Code, “Fair Market Value” shall be determined by the Committee in a manner consistent with Section 422 of the Code and shall mean the value as so determined. In the case of other securities or other property, “Fair Market Value” shall mean the fair market value of such other securities or other property as determined by the Committee in its sole discretion.

(o)
“Good Reason” means, unless otherwise provided in an applicable Award Agreement, (x) if a Service Provider is a party to a written employment, severance, consulting, or other service agreement with the Company or its Subsidiaries that contains a definition of “Good Reason” (or term of similar meaning), then “Good Reason” as so therein defined, and (y) if a Service Provider is not party to such an agreement, then the occurrence of any of the following without the Service Provider’s prior written consent: (i) a material reduction in the Service Provider’s base salary or target annual bonus; (ii) a material and substantial adverse diminution in the Participant’s duties or responsibilities]; (iii) the Company’s or its Subsidiary’s material breach of a written agreement to which it is a party with the Service Provider; or (iv) the relocation of the Service Provider’s principal place of employment to a location which increases the Service Provider’s one-way commuting distance by more than fifty (50) miles; provided, however, that (1) the Service Provider provides the Company with written notice of the circumstances giving rise to Good Reason within thirty (30) days of their occurrence, (2) the Company fails to cure such circumstances within thirty (30) days following receipt of such written notice, and (3) the Service Provider terminates his or her service within thirty (30) days following expiration of such cure period.

(p)	“Incentive Stock Option” means an option, including an Option as the context may require, intended to meet the requirements of Section 422 of the Code.
(q)
“Linked Stock Appreciation Rights” means Stock Appreciation Rights that are linked to all or any part of an Option, subject to and in accordance with Section 7 and the other applicable provisions of the Plan.

(r)	“Nonqualified Stock Option” means an option, including an Option as the context may require, which is not intended to be an Incentive Stock Option.
(s)	“Option” means an option granted under this Plan to purchase shares of Common Stock. Options may be Incentive Stock Options or Nonqualified Stock Options.
(t)
“Other Stock-Based Award” means an Award that is not an Option, Stock Appreciation Right, Restricted Stock, or Restricted Stock Unit that is granted under Section 8 of the Plan and is (i) payable by delivery of Common Stock and/or (ii) measured by reference to the value of Common Stock.

(u)	“Plan” means this AngioDynamics, Inc. 2020 Equity Incentive Plan, as amended from time to time.
(v)
“Restricted Stock” means shares of Common Stock which are issued to a Service Provider in accordance with Section 5 and the other applicable provisions of the Plan subject to restrictions and/or forfeiture provisions specified by the Committee.

(w)
“Restricted Stock Unit” means an unsecured and unfunded promise to issue or deliver shares of Common Stock, cash, other securities, or other property to a Service Provider at a future time or times subject to and in accordance with Section 5 below and the other applicable provisions of the Plan if certain terms and conditions specified by the Committee are satisfied.

(x)
“Service Provider” means a person who renders, has rendered, or who the Committee expects to render services that benefit or will benefit the Company or a Subsidiary, in the capacity of employee, director, independent contractor, agent, advisor, consultant, representative, or otherwise, and includes but is not limited to (i) Employees, (ii) personal service corporations, limited liability companies, and similar entities through which any such person renders, has rendered, or is expected to render such services, and (iii) members of the Board who are not Employees.

(y)	“Stock Appreciation Right” means a right granted subject to and in accordance with Section 7 and the other applicable provisions of the Plan.
(z)
“Subsidiary” means a corporation or other form of entity or business association of which shares (or other ownership interests) having more than 50% of the voting power are owned or controlled, directly or indirectly, by the Company; provided, however, that in the case of an Incentive Stock Option, the term “Subsidiary” shall mean a Subsidiary (as defined by the preceding clause) which is also a “subsidiary corporation” as defined in Section 424(f) of the Code.

3.Grants of Awards.

(a)	Subject to the provisions of the Plan, the Committee may at any time, and from time to time, grant the following types of awards to any Service Provider:
	(i)	Restricted Stock;
	(ii)	Restricted Stock Units;
	(iii)	Options;
	(iv)	Stock Appreciation Rights; and
	(v)	Other Stock-Based Awards.
Any provision above of this Section 3(a) to the contrary notwithstanding, the Committee may grant Incentive Stock Options only to Service Providers who are Employees.

(b)	After an Award has been granted,
	(i)	the Committee may waive any term or condition thereof that could have been excluded from such Award when it was granted, and
(ii)
may amend any Award after it has been granted to include (or exclude) any provision which could have been included in (or excluded from) such Award when it was granted, subject to the written consent of the affected participant, if such amendment would result in less favorable terms applying to such participant, and no additional consideration need be received by the Company in exchange for such waiver or amendment.

(c)
The Committee may (but need not) grant any Award linked to another Award, including, without limitation, Options linked to Stock Appreciation Rights. Linked Awards may be granted as either alternatives or supplements to one another. The terms and conditions of any such linked Awards shall be determined by the Committee, subject to the provisions of the Plan.

(d)
No Service Provider shall acquire any rights in or to or with respect to any Award unless and until an Award Agreement is delivered to him and returned to the designated Company representative executed by the Service Provider within the time, if any, prescribed therefore by the Committee or its delegate (which execution and delivery may be in electronic form or through electronic procedures established by the Committee). Any such Award Agreement shall not be inconsistent with this Plan and shall incorporate this Plan by reference. Executing and returning such Award Agreement to the Company shall constitute the Service Provider’s irrevocable agreement to and acceptance of the terms and conditions of the Award set forth in such Award Agreement and of the Plan applicable to such Award.

(e)
The Plan is intended to enable the Committee to grant Options that qualify for the tax treatment applicable to incentive stock options under Section 422 of the Code, as well as Options and other Awards that do not qualify for such tax treatment. Any provision of the Plan to the contrary notwithstanding, the Plan shall be interpreted, administered, and construed to enable the Committee to grant Options that qualify for the tax treatment applicable to incentive stock options under Section 422 of the Code as well as Options and other Awards that do not qualify for such tax treatment, and any provision of the Plan that cannot be so interpreted, administered, or construed shall to that extent be disregarded.

(f)
Any Award shall have a minimum restriction or vesting period, as applicable, of one year from the date of grant; provided, however, that the Committee may provide for earlier vesting upon a Service Provider’s termination of employment or service by reason of death or disability. Notwithstanding any provision herein to the contrary, 5% of the total number of shares available for allotment and issuance, transfer, or delivery under the Plan (the “Excepted Shares”) shall not be subject to the minimum restriction or vesting period, as applicable, described in the preceding sentence, it being understood that an Award may be granted to members of the Board who are not Employees on or promptly following the Company’s annual meeting of stockholders in a given year that vests upon the Company’s annual meeting of stockholders in the following year that occurs at least fifty (50) weeks following such preceding meeting without counting against such minimum restriction or vesting period limitation or as an “Excepted Share.”

4.Stock Subject to this Plan; Award Limits.

(a)	Subject to Sections 4(c) and Section 10,
(i)
the maximum aggregate number of shares of Common Stock which may be issued pursuant to Awards is 2,400,000 shares of Common Stock. Not more than 100% of such maximum aggregate number of shares may be issued pursuant to Options that are Incentive Stock Options; and

(ii)
no member of the Board who is not an Employee may be granted, in any calendar year, Awards under this Plan with a grant date fair value (determined in accordance with GAAP) of greater than $500,000. Any Award granted to a Service Provider while he or she was an Employee, or while he or she was a consultant but not a member of the Board, will not count for purposes of the limitations under this Section 4(a)(ii). If, after any Award is earned or exercised, the issuance or transfer of shares of Common Stock or money is deferred, any amounts equivalent to dividends or other earnings during the deferral period (including shares which may be distributed in payment of any such amounts) shall be disregarded in applying the limitation set forth above in clause (ii) of this Section 4(a). If, in connection with an acquisition of another company or all or part of the assets of another company by the Company or a Subsidiary, or in connection with a merger or other combination of another company with the Company or a Subsidiary, the Company either (A) assumes stock options or other stock incentive obligations of such other company, or (B) grants stock options or other stock incentives in substitution for stock options or other stock incentive obligations of such other company, then none of the shares of Common Stock that are issuable or transferable pursuant to such stock options or other stock incentives that are assumed or granted in substitution by the Company shall be charged against the limitations set forth in this Section 4(a).

(b)	Shares which may be issued pursuant to Awards may be authorized but unissued shares of Common Stock, or shares of Common Stock held in the treasury, whether acquired by the Company specifically for use under this Plan or otherwise, as the Committee may from time to time determine; provided, however, that any shares acquired or held by the Company for the purposes of this Plan shall, unless and until issued to a Service Provider or other rightful holder of an Award in accordance with the terms and conditions of such Award, be and at all times remain treasury shares of the Company, irrespective of whether such shares are entered in a special account for purposes of this Plan, and shall be available for any corporate purpose.

(c)
The maximum aggregate number of shares set forth in Section 4(a)(i) above shall be charged only for the number of shares which are actually issued under the Plan; if any shares of Common Stock subject to an Award shall not be issued to a Service Provider and shall cease to be issuable to a Service Provider because of the termination, expiration, forfeiture, or cancellation, in whole or in part, of such Award or the settlement of such Award in cash or for any other reason, or if any such shares shall, after issuance, be reacquired by the Company because of a Service Provider’s failure to comply with the terms and conditions of an Award, the shares not so issued, or the shares so reacquired by the Company, as the case may be, shall no longer be charged against the limitations provided for in Section 4(a)(i) above and may again be made subject to Awards; provided, however, that (x) any shares of Common Stock withheld or tendered in payment of any applicable exercise price, grant price, strike price, or taxes relating to any Award, or (y) repurchased by the Company using proceeds from exercise of an Option, shall be deemed to constitute shares issued under the Plan and shall not again be available for Awards under the Plan. For the avoidance of doubt, the gross number of Shares underlying a stock-settled Stock Appreciation Right shall reduce the limit set forth in Section 4(a)(i) above when such Stock Appreciation Right is settled in shares of Common Stock.

5.Restricted Stock and Restricted Stock Units. Restricted Stock and Restricted Stock Units shall be subject to the following provisions and such other terms and conditions, consistent with the following provisions, as the Committee may provide in the applicable Award Agreement:

(a)
Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than issued to the participant pending the release of the applicable restrictions, the Committee may require the participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a participant shall fail to execute and deliver (in a manner permitted by the Committee) an Award Agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 5 and the applicable Award Agreement, a participant generally shall have the rights and privileges of a stockholder as to shares of Restricted Stock, including, without limitation, the right to vote such Restricted Stock and receive dividends in respect of such Restricted Stock, subject to the limitations set forth in Section 13(a). To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the participant evidencing such shares shall be returned to the Company, and all rights of the participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company. A participant shall have no rights or privileges as a stockholder as to Restricted Stock Units.

(b)
Restricted Stock and Restricted Stock Units shall vest, and any applicable restrictions shall lapse, in such manner and on such date or dates or upon such event or events as determined by the Committee, including, without limitation, upon satisfaction of any continued employment or service conditions, performance conditions (which may be, without limitation, objective, subjective, based on Company-wide or individual metrics, or any combination thereof), and/or other terms and conditions specified by the Committee; provided, however, that notwithstanding any such dates or events, the Committee may, in its sole discretion, accelerate the vesting of any Restricted Stock or Restricted Stock Unit or the lapsing of any applicable restrictions at any time and for any reason. Unless otherwise provided under the Plan or by the Committee, whether in an Award Agreement or otherwise, in the event of a Service Provider’s termination of employment or service for any reason prior to the time that such participant’s Restricted Stock or Restricted Stock Units, as applicable, have vested, (i) all vesting with respect to such participant’s Restricted Stock or Restricted Stock Units, as applicable, shall cease and (ii) unvested shares of Restricted Stock and unvested Restricted Stock Units, as applicable, shall be forfeited to the Company by the participant for no consideration as of the date of such termination.

(c)
Upon the vesting or lapsing of restrictions applicable to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration the Company shall issue to the participant or the participant’s beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book-entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which such restrictions have expired (rounded down to the nearest full share).

(d)
Unless otherwise provided by the Committee in an Award Agreement or otherwise, upon the vesting of any outstanding Restricted Stock Units, the Company shall issue to the participant or the participant’s beneficiary, without charge, one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part shares of Common Stock in lieu of issuing only shares of Common Stock in respect of such Restricted Stock Units or (ii) defer the issuance of shares of Common Stock (or cash or part cash and part shares of Common Stock, as the case may be) beyond the applicable vesting date if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of issuing shares of Common Stock in respect of such Restricted Stock Units, the amount of such payment shall be equal to the Fair Market Value per share of the Common Stock as of the date on which such Restricted Stock Units vested.

(e)
Each certificate, if any, or book entry representing Restricted Stock awarded under the Plan, if any, shall bear a legend or book entry notation substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such shares of Common Stock:

“TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE ANGIODYNAMICS, INC. 2020 EQUITY INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT BETWEEN ANGIODYNAMICS, INC. AND THE PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF ANGIODYNAMICS, INC.”

6.Options. Options shall be subject to the following provisions and such other terms and conditions, consistent with the following provisions, as the Committee may provide in the applicable Award Agreement:

(a)
Subject to the provisions of Section 10, the purchase price (or exercise price) per share of each Option granted under the Plan (other than substitute Awards described in Section 4(a)) shall be no less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted; provided, that, in the case of an Incentive Stock Option granted to any Employee who, at the time such Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, such purchase price (or exercise price) shall be no less than 110% of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted).

(b)
The purchase price (or exercise price) of shares subject to an Option may be paid in whole or in part (i) in money, (ii) by bank-certified, cashier’s, or personal check subject to collection, (iii) if so provided in the applicable Award Agreement and, subject to compliance with Section 402 of the Sarbanes-Oxley Act of 2002, as amended, and any other applicable law or regulation (including of any applicable securities exchanges on which the Common Stock is quoted or traded) and further subject to such terms and conditions as the Committee may impose, by delivering to the Company a properly executed exercise notice together with a copy of irrevocable instructions to a stockbroker (which may be in electronic form or through electronic procedures established by the Committee) to sell immediately some or all of the shares acquired by exercise of the option and to deliver promptly to the Company an amount of sale proceeds (or, in lieu of or pending a sale, loan proceeds) sufficient to pay the purchase price (or exercise price), or (iv) if so provided in the applicable Award Agreement and subject to such terms and conditions as may be specified therein, in shares of Common Stock which have been owned by the optionee for at least six months or which were acquired on the open market and which are surrendered to the Company actually or by attestation. Shares of Common Stock thus surrendered shall be valued at their Fair Market Value on the date of exercise.

(c)
Each Option may be exercisable in full at the time of grant or may become exercisable in one or more installments and at such time or times and subject to such terms and conditions, as the Committee may determine. Without limiting the foregoing, an Option may (but need not) provide by its terms that it will become exercisable in whole or in part upon the completion of specified periods of any continued employment or service conditions, performance conditions (which may be, without limitation, objective, subjective, based on Company-wide or individual metrics, or any combination thereof), and/or other terms and conditions specified by the Committee. The Committee may at any time accelerate the date on which an Option becomes exercisable, and no additional consideration need be received by the Company in exchange for such acceleration. Unless otherwise provided in the Award Agreement evidencing the Option, an Option, to the extent it becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the Option. In addition, unless otherwise provided under the Plan or by the Committee, whether in an Award Agreement or otherwise, in the event of a Service Provider’s termination of employment or service for any reason prior to the time that such participant’s Options have vested, (i) all vesting with respect to such participant’s Options shall cease and (ii) unvested Options shall be forfeited to the Company by the participant for no consideration as of the date of such termination.

(d)
Subject to Section 13(b) below, each Option shall be exercisable during the life of the optionee only by him or his guardian or legal representative, and after death only by his Beneficiary. Notwithstanding any other provision of this Plan, (i) no Option shall be exercisable after the tenth anniversary of the date on which the Option was granted; provided, that if a Nonqualified Stock Option would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the term of such Nonqualified Stock Option shall be automatically extended until the 30th day following the expiration of such prohibition, and (ii) no Incentive Stock Option which is granted to any optionee who, at the time such Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, shall be exercisable after the expiration of five years from the date such Option is granted. If an Option is granted for a term of less than ten years, the Committee may, at any time prior to the expiration of the Option, extend its term for a period ending not later than on the tenth anniversary of the date on which the Option was granted, and no additional consideration need be received by the Company in exchange for such extension. Subject to the foregoing provisions of this Section 6(d), the Committee may (but need not) provide for an Option to be exercisable after termination of the Service Provider’s employment or other service for any period and subject to any terms and conditions that the Committee may determine.

(e)
An Option may, but need not, be granted as an Incentive Stock Option; provided, that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options may be exercisable for the first time by any Employee during any calendar year (under all plans, including this Plan, of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000 unless the Code is amended to allow a higher dollar amount. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(f)
Shares purchased pursuant to the exercise of an Option shall be issued to the person exercising the Option as soon as practicable after the Option is properly exercised, subject to compliance with all applicable law and regulation (including of any applicable securities exchanges on which the Common Stock is quoted or traded).

(g)
The Committee shall not have the authority to reduce the exercise price of outstanding Options, except as permitted by Section 10 below (relating to adjustments for changes in capitalization and similar adjustments).

(h)
No option shall be exercisable unless and until the Company (i) obtains the approval of all regulatory bodies whose approval the Company may deem necessary or desirable, and (ii) complies with all legal requirements deemed applicable by the Company.

(i)
An Option shall be considered exercised if and when written notice, signed by the person exercising the Option and stating the number of shares with respect to which the Option is being exercised, is received by the designated representative of the Company on a properly completed form approved for this purpose by the Committee (which may be in electronic form or through electronic procedures established by the Committee), accompanied by full payment of the Option exercise price in one or more of the forms authorized in the Award Agreement evidencing such Option and described in Section 6(b) above for the number of shares to be purchased. No Option may at any time be exercised with respect to a fractional share unless the Award Agreement evidencing such Option expressly provides otherwise.

(j)
Each optionee awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date the optionee makes a disqualifying disposition of any share of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such share of Common Stock before the later of (i) the date that is two years after the grant date of the Incentive Stock Option, or (ii) the date that is one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable optionee, of any share of Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such optionee as to the sale of such share of Common Stock.

7.Stock Appreciation Rights. Stock Appreciation Rights shall be subject to the following provisions and such other terms and conditions, consistent with the following provisions, as the Committee may provide in the applicable Award Agreement:

(a)
Stock Appreciation Rights that are granted under the Plan may be linked to all or any part of an Option (“Linked Stock Appreciation Rights”), or may be granted without any linkage to an Option (“Free-Standing Stock Appreciation Rights”). Linked Stock Appreciation Rights may be granted on the date of grant of the related Option or on any date thereafter, as the Committee may determine. The strike price (or exercise price) of each Stock Appreciation Right granted under the Plan (other than substitute Awards described in Section 4(a)) shall be no less than 100% of the Fair Market Value of a share of Common Stock on the date such Stock Appreciation Right is granted. In the case of Linked Stock Appreciation Rights that are granted as an alternative to the related Option, the strike price (or exercise price) shall be the price at which shares may be purchased under the related Option.

(b)
Linked Stock Appreciation Rights may be granted either as an alternative or a supplement to the Option to which they are linked (the “related” Option). Linked Stock Appreciation Rights that are granted as an alternative to the related Option may only be exercised when the related Option is exercisable, and at no time may a number of such Linked Stock Appreciation Rights be exercised that exceeds the number of shares with respect to which the related Option is then exercisable. Upon exercise of Linked Stock Appreciation Rights that are granted as an alternative to an Option, the holder shall be entitled to receive the amount determined pursuant to Section 7(e) below. Exercise of each such Linked Stock Appreciation Right shall cancel the related Option with respect to one share of Common Stock purchasable under the Option. Linked Stock Appreciation Rights that are granted as a supplement to the related Option shall entitle the holder to receive the amount determined pursuant to Section 7(e) below if and when the holder purchases shares under the related Option or at any subsequent time specified in the Award Agreement evidencing such Stock Appreciation Rights.

(c)
Stock Appreciation Rights may be exercisable in full at the time of grant or may become exercisable in one or more installments and at such time or times and subject to such terms and conditions, as the Committee may determine. Without limiting the foregoing, Stock Appreciation Rights may (but need not) provide by their terms that they will become exercisable in whole or in part upon the completion of specified periods of any continued employment or service conditions, performance conditions (which may be, without limitation, objective, subjective, based on Company-wide or individual metrics, or any combination thereof), and/or other terms and conditions specified by the Committee. The Committee may at any time accelerate the date on which Stock Appreciation Rights become exercisable, and no additional consideration need be received by the Company in exchange for such acceleration. Unless otherwise provided in the Plan or the Award Agreement evidencing the Stock Appreciation Rights, Stock Appreciation Rights, to the extent they become exercisable, may be exercised at any time in whole or in part until they expire or terminate. In addition, unless otherwise provided under the Plan or by the Committee, whether in an Award Agreement or otherwise, in the event of a Service Provider’s termination of employment or service for any reason prior to the time that such participant’s Stock Appreciation Rights have vested, (i) all vesting with respect to such participant’s Stock Appreciation Rights shall cease and (ii) unvested Stock Appreciation Rights shall be forfeited to the Company by the participant for no consideration as of the date of such termination

(d)
No Free-Standing Stock Appreciation Rights or Linked Stock Appreciation Rights that are granted as a supplement to the related Option shall be exercisable after the tenth anniversary of the date on which the Stock Appreciation Rights were granted (provided, that if such Stock Appreciation Right would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the term of such Stock Appreciation Right shall be automatically extended until the 30th day following the expiration of such prohibition) and no Linked Stock Appreciation Rights that are granted as an alternative to the related Option shall be exercisable after the related Option ceases to be exercisable. If the Committee grants Stock Appreciation Rights for a lesser term than that permitted by the preceding sentence, the Committee may, at any time prior to expiration of the Stock Appreciation Rights, extend their term to the maximum term permitted by the preceding sentence, and no additional consideration need be received by the Company in exchange for such extension. Subject to the foregoing provisions of this Section 7(d), the Committee may (but need not) provide for Stock Appreciation Rights to be exercisable after termination of the Service Provider’s employment or other service for any period and subject to any terms and conditions that the Committee may determine.

(e)
Upon exercise of Stock Appreciation Rights, the holder thereof shall be entitled to receive cash, a number of shares of Common Stock that have a Fair Market Value on the date of exercise of such Stock Appreciation Rights, other securities, or other property, or a combination of cash, Common Stock, other securities, or other property valued at Fair Market Value on such date, as the Committee may determine, equal to the amount by which the Fair Market Value of a share of Common Stock on the date of such exercise exceeds the strike price (or exercise price) of the Stock Appreciation Rights, multiplied by the number of Stock Appreciation Rights exercised; provided, that in no event shall a fractional share be issued unless the Award Agreement evidencing such Stock Appreciation Rights expressly provides otherwise.
Upon exercise of Stock Appreciation Rights, the holder thereof shall be entitled to receive cash, a number of shares of Common Stock that have a Fair Market Value on the date of exercise of such Stock Appreciation Rights, other securities, or other property, or a combination of cash, Common Stock, other securities, or other property valued at Fair Market Value on such date, as the Committee may determine, equal to the amount by which the Fair Market Value of a share of Common Stock on the date of such exercise exceeds the strike price (or exercise price) of the Stock Appreciation Rights, multiplied by the number of Stock Appreciation Rights exercised; provided, that in no event shall a fractional share be issued unless the Award Agreement evidencing such Stock Appreciation Rights expressly provides otherwise.

(f)
Subject to Section 13(b) below, Stock Appreciation Rights shall be exercisable during the life of the Service Provider only by him or his guardian or legal representative, and after death only by his Beneficiary.

(g)
The Committee shall not have the authority to reduce the exercise price of outstanding Stock Appreciation Rights, except as permitted by Section 10 below (relating to adjustments for changes in capitalization and similar adjustments).

8.Other Stock-Based Awards. The Committee may grant Other Stock-Based Awards under the Plan to Service Providers, alone or in tandem with other Awards, in such amounts and dependent on such conditions as the Committee shall from time to time in its sole discretion determine, including, without limitation, the completion of specified periods of any continued employment or service conditions, performance conditions (which may be, without limitation, objective, subjective, based on Company-wide or individual metrics, or any combination thereof), and/or other terms and conditions specified by the Committee. Each Other Stock-Based Award granted under the Plan shall be evidenced by an Award Agreement and shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

9.Certain Change in Control, Termination of Service, Death and Disability Provisions.

9.1. Default Provisions. Except as may otherwise be provided in a then-effective written agreement (including an Award Agreement) between a Service Provider and the Company, upon a Change in Control, (i) if another award meeting the requirements of Section 9.3 (a “Replacement Award”) of the Plan is provided to an applicable Service Provider to replace an outstanding Award (the “Replaced Award”), then the provisions of Section 9.3 of the Plan shall apply to such Replacement Award, and (ii) if a Service Provider’s outstanding Award is not so replaced with a Replacement Award, then such outstanding Award shall instead be subject to the provisions of Section 9.2 of the Plan.

9.2 Treatment of Outstanding Awards Not Replaced.

(a)
Upon a Change in Control, a Service Provider’s then-outstanding Awards, other than Options and Stock Appreciation Rights, that are not subject to Section 9.3 and are not vested, shall become fully vested (with any performance conditions, if applicable, deemed satisfied at the “target” level) and shall be settled in cash, Shares (or securities of the successor entity), or a combination thereof, as determined by the Committee, within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Section 409A of the Code).

(b)
Upon a Change in Control, a Service Provider’s then-outstanding Options and Stock Appreciation Rights that are not subject to Section 9.3 and are not vested shall immediately become fully vested and exercisable over the exercise period set forth in the applicable Award Agreement (with any performance conditions, if applicable, deemed satisfied at the “target” level). Notwithstanding the immediately preceding sentence, the Committee may elect to cancel such outstanding Options or Stock Appreciation Rights and pay the Service Provider an amount of cash, Shares (or securities of the successor entity), or a combination thereof, as determined by the Committee (less normal withholding taxes), within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Section 409A of the Code), with a value (as determined by the Committee) equal to the excess of (i) the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of the Change in Control (or if the Company’s shareholders do not receive any consideration as a result of the Change in Control, the Fair Market Value of a Share on the day immediately prior to the Change in Control) over (ii) the exercise price of such Options or the strike price (or exercise price) of such Stock Appreciation Rights, multiplied by the number of Shares subject to each such Award in accordance with Section 409A of the Code, to the extent applicable. No payment shall be made to a Service Provider for any Option or Stock Appreciation Right if the exercise price or strike price for such Option or Stock Appreciation Right, respectively, exceeds the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of the Change in Control (or if the Company’s shareholders do not receive any consideration as a result of the Change in Control, the Fair Market Value of a Share on the day immediately prior to the Change in Control).

9.3 Treatment of Replaced Awards.

(a)
Another award provided to a Service Provider to replace an Award under this Plan shall meet the conditions of this Section 9.3 (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award (or, if it is of a different type as the Replaced Award (such as a deferred cash equivalent award) and, the Committee, as constituted immediately prior to the Change in Control, finds such type acceptable); (ii) it has a value at least equal to the value of the Replaced Award; (iii) it relates to publicly traded equity securities listed on a U.S. national securities exchange of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, except in the case of a Replacement Award granted in the form of a deferred cash equivalent award; (iv) its terms and conditions comply with Section 9.3(b); and (v) its other terms and conditions are not less favorable to the Service Provider than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 9.3(a) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are Options or Stock Appreciation Rights by reference to either their intrinsic value or their fair value in each case in a manner that is intended to comply with Section 409A of the Code.

(b)
If at any time within three (3) months preceding, or at any time following, a Change in Control, a Service Provider incurs an involuntary termination of service without Cause or a voluntary termination of service for Good Reason, then all Replacement Awards held by the Participant shall become fully vested and free of restrictions and, (i) in the case of Replacement Awards in the form of stock options or stock appreciation rights shall be fully exercisable for the full remaining term of the stock options or stock appreciation rights, as applicable (calculated without regard to such termination of service), (ii) any performance conditions applicable to such Replacement Awards shall be deemed to be satisfied at the “target” level, and (iii) any such Replacement Awards (other than stock options or stock appreciation rights) shall be paid or settled upon or within thirty (30) days of such termination of service. Notwithstanding the foregoing, with respect to any Replacement Award that is subject to Section 409A of the Code, payment or settlement of such Replacement Award shall be made pursuant to its original schedule if and to the extent necessary to comply with Section 409A of the Code.

10.Adjustment Provisions. In the event that any recapitalization, or reclassification, reorganization, split-up, stock  split, reverse split, repurchase, or consolidation of shares of Common Stock shall be effected, or the outstanding shares of Common Stock shall be, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities or property of the Company or any other entity or person, or a spin-off or split-off or a record date for determination of holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock or other property (other than normal cash dividends), or other similar corporate transaction affecting the Common Stock (including a Change in Control) shall occur, or unusual or nonrecurring events occur affecting the Company, including changes in applicable rules, rulings, regulations, or other requirements, that the Committee determines, in its sole discretion, could result in dilution or enlargement of the rights intended to be granted to, or available for, participants in the Plan, the Committee shall make such proportionate substitution or adjustment, if any, as the Committee deems equitable, to any or all of: (i) the maximum aggregate number and the class of shares or other securities or property that may be issued in accordance with Section 4(a)(i) above pursuant to Awards thereafter granted, (ii) any other limit applicable under the Plan with respect to the number of Awards which may be granted hereunder, (iii) the number and the class of shares or other securities or property that may be issued or transferred under outstanding Awards, (iv) the purchase price, exercise price, or strike price of Awards, and (v) any performance conditions or metrics or other terms and conditions applicable to any outstanding Awards; provided, that with respect to Incentive Stock Options any such adjustments shall comply with Sections 422 and 424 of the Code; provided, further, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment under this Section 10 shall be conclusive and binding for all purposes, and any such adjustment may provide for the elimination of any fractional share of Common Stock that might otherwise become subject to an Award.

11.Effective Date and Duration of Plan. The Plan shall be effective on the date on which the shareholders of the Company approve it either (a) at a duly held shareholders’ meeting, or (b) by the written consent of the holders of a majority of the securities of the Company entitled to vote, in accordance with any applicable provisions of the Delaware General Corporation Law. If the Plan is not so approved by shareholders, the Plan shall be null, void, and of no force or effect. If so approved, Awards may be granted for a period of ten years following the date of such approval by shareholders, but not thereafter. In no event shall an Incentive Stock Option be granted under the Plan more than ten years following the date the Plan is adopted by the Board, or the date the Plan is approved by the shareholders of the Company, whichever is earlier.

12.Administration.

(a)
The Plan shall be administered by a committee of the Board as appointed from time to time by the Board; provided, however, that notwithstanding anything to the contrary contained in the Plan, the Board may exercise all authority granted to the Committee under the Plan (and when so exercising, all references to the “Committee” hereunder shall also be deemed to refer to the Board). Any such actions by the Board or the applicable committee thereof shall be subject to the applicable rules of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted.

(b)
The Committee may establish such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem necessary for the proper administration of the Plan, and may amend or revoke any rule or regulation so established. The Committee shall, subject to the provisions of the Plan, have full power and discretion to interpret, administer, and construe the Plan and any Award Agreement issued hereunder and full and final authority to make all determinations and decisions thereunder, including, without limitation, the authority and discretion to (i) determine the persons who are Service Providers and select the Service Providers who are to participate in the Plan, (ii) determine when Awards shall be granted, (iii) determine the number of shares and/or amount of money to be made subject to each Award, (iv) determine the type or types of Awards to grant, (v) determine the terms and conditions of each Award, including the purchase price, exercise price, or strike price, in the case of Options or Stock Appreciation Rights, and whether specific Awards shall be linked to one another and if so whether they shall be alternative to or supplement one another, (vi) determine the vesting and exercisability terms of any Award granted under the Plan, which may include, without limitation, satisfaction or completion of specified periods of any continued employment or service or performance conditions (which may be, without limitation, objective, subjective, based on Company-wide or individual metrics, or any combination thereof), (vii) determine whether, to what extent, and under what circumstances Awards may be settled in, or exercised for, cash, shares of Common Stock, other securities, other Awards, or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (viii) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards, or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant or of the Committee; (ix) interpret, administer, reconcile any inconsistency in, correct any defect in, and/or supply any omission in the Plan and any Award Agreement or other instrument or agreement relating to, or Award granted under, the Plan, and (x) make any adjustments or determinations pursuant to Sections 9 and 10 of the Plan. The interpretation by the Committee of the terms and provisions of the Plan and any Award Agreement or other instrument issued thereunder, and its administration thereof, and all action taken by the Committee, shall be final, binding, and conclusive on the Company, its shareholders, Subsidiaries, all participants, and Service Providers, and upon their respective Beneficiaries, successors, and assigns, and upon all other persons claiming under or through any of them. Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

(c)
No member of the Board, the Committee, or any employee or agent of any member of the Company or its Subsidiaries (each such Person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit, or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to the Plan or any Award hereunder and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit, or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined, as provided below, that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit, or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts, omissions, or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the organizational documents of the Company or any of its Subsidiaries. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the organizational documents of the Company or its Subsidiaries, as a matter of law, under an individual indemnification agreement or contract, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold such Indemnifiable Persons harmless.

13.General Provisions.

(a)
The Committee may, in its sole discretion, provide that an Award may accrue dividends, dividend equivalents, or similar payments, payable in cash, shares of Common Stock, other securities, other Awards, or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, payment directly to the holder of such Award, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock, or other Awards. Without limiting the foregoing, any dividend otherwise payable in respect of any share of Restricted Stock that remains subject to vesting conditions at the time of payment of such dividend shall be retained by the Company, remain subject to the same vesting conditions as the share of Restricted Stock to which the dividend relates, and shall be delivered (without interest) to the participant within 15 days following the date on which such restrictions on such Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate). To the extent provided in an Award Agreement, the holder of an outstanding Award (other than Restricted Stock) shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, in the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, in the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Award is settled following the date on which such Award vests (or at the time required to comply with Section 409A of the Code), and if such Award is forfeited, the participant shall have no right to such dividend equivalent payments (or interest thereon, if applicable).

(b)
No Award shall be transferable by the Service Provider or other rightful holder of such Award other than by will or the laws of descent and distribution or to a Beneficiary or as expressly permitted by the Committee.
No Award shall be transferable by the Service Provider or other rightful holder of such Award other than by will or the laws of descent and distribution or to a Beneficiary or as expressly permitted by the Committee.

(c)
Nothing in this Plan or in any Award Agreement or other instrument executed pursuant hereto shall confer upon any person any right to continue in the employment or other service of the Company or a Subsidiary, or shall affect the right of the Company or a Subsidiary to terminate the employment or other service of any person at any time with or without cause.

(d)
No shares of Common Stock shall be issued or transferred pursuant to an Award unless and until all requirements of applicable law or regulation (including of any applicable securities exchanges on which the Common Stock is quoted or traded) applicable to the issuance or transfer of such shares have been satisfied. Any such issuance or transfer shall be contingent upon the person acquiring the shares giving the Company any assurances the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

(e)
No person (individually or as a member of a group) and no Beneficiary or other person claiming under or through him, shall have any right, title, or interest in or to any shares of Common Stock (i) allocated, or (ii) reserved for the purposes of this Plan, or (iii) subject to any Award, except as to such shares of Common Stock, if any, as shall have been issued to him. There is no obligation for uniformity of treatment of participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each participant and may be made selectively among participants, whether or not such participants are similarly situated.

(f)
The Company and its Subsidiaries may make such provisions as they may deem appropriate for the withholding of any taxes which they determine they are required to withhold in connection with any Award. Without limiting the foregoing, the Committee may, subject to such terms and conditions as it may impose, permit or require any tax obligation arising in connection with any Award or the grant, exercise, vesting, distribution, or payment of any Award, up to the maximum applicable federal, state, and local withholding, income, employment, other applicable taxes, including payroll taxes, to be satisfied in whole or in part, with or without the consent of the Service Provider or other rightful holder of the Award, by having the Company withhold all or any part of the shares of Common Stock that vest or would otherwise be issued or distributed at such time. Any shares so withheld shall be valued at their Fair Market Value on the date of such withholding.

(g)
Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan comply with (or are otherwise exempt from) Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each participant in the Plan is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such participant in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Subsidiaries shall have any obligation to indemnify or otherwise hold such participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan or any Award Agreement to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment. Notwithstanding anything in the Plan to the contrary, if a participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such participant prior to the date that is six months after the date of such participant’s “separation from service” or, if earlier, the date of the participant’s death. Following any applicable six-month delay, all such delayed payments will be paid in a single lump sum (without interest) on the earliest date permitted under Section 409A of the Code that is also a business day.

(h)
Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice, or arrangement for the payment of compensation or fringe benefits to directors, officers, employees, consultants, or Service Providers generally, or to any class or group of such persons, which the Company or any Subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any incentive compensation, retirement, pension, group insurance, stock purchase, stock bonus, or stock option plan. A Service Provider may be granted an Award whether or not he is eligible to receive similar or dissimilar incentive compensation under any other plan or arrangement of the Company.

(i)
The Company’s obligation to issue shares of Common Stock or to pay money in respect of any Award shall be subject to the condition that such issuance or payment would not impair the Company’s capital or constitute a breach of or cause the Company to be in violation of any covenant, warranty, or representation in any credit agreement to which the Company or its Subsidiaries are a party.

(j)
By accepting any benefits under the Plan, each Service Provider, and each person claiming under or through him, shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, all provisions of the Plan and any action or decision under the Plan by the Company, its agents and employees, and the Board of Directors and the Committee.

(k)
The validity, construction, interpretation, and administration of the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of the State of Delaware, but without giving effect to the principles of conflicts of laws thereof. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan must be commenced, shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought. A Service Provider’s acceptance of any Award shall constitute his irrevocable and unconditional waiver of the right to a jury trial in any action or proceeding concerning the Award, the Plan, or any rights or obligations of the Service Provider or the Company under or with respect to the Award or the Plan.

(l)
If an Award has been granted to a Service Provider and the Committee later determines that the financial results of the Company used to determine the amount of that Award, or any payment under that Award, whether to the participant or the participant’s Beneficiary, are materially restated and that such participant engaged in fraud or intentional misconduct with respect to the inputs to, or determination of, such financial results, the Company will seek repayment or recovery of the Award, as the Committee in its sole discretion determines is reasonable and appropriate, notwithstanding any contrary provision of the Plan. In addition, the Committee may provide that any Service Provider and/or any Award, including any shares subject to or issued under an Award, is subject to any other recovery, recoupment, clawback, and/or other forfeiture policy maintained by the Company from time to time.

(m)	The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall include within its meaning the plural and vice versa.
(n)
By participating in the Plan or accepting any rights granted under it, each participant consents to the collection and processing of personal data relating to the participant so that the Company and its Subsidiaries can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about the participant and the participant’s participation in the Plan.

(o)
Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any of its Subsidiaries, on the one hand, and a participant or other person, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be obligated to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other service providers under general law.

(p)
If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, participant, or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(q)
The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation, or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(r)
The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other securities, other property, or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile, or other employee programs) that a participant then owes to the Company or any of its Subsidiaries and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award is “deferred compensation” subject to Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.

(s)
The expenses of administering the Plan shall be borne by the Company. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

14.Amendment and Termination. Subject to any applicable shareholder approval requirements of Delaware or federal law, NASDAQ rules or other applicable listing standards, or the Code, the Plan may be amended by the Board of Directors at any time and in any respect, including without limitation to permit or facilitate qualification of Options theretofore or thereafter granted (a) as Incentive Stock Options under the Code, or (b) for such other special tax treatment as may be enacted on or after the date on which the Plan is approved by the Board; provided, that, without shareholder approval, except as permitted by Section 10 hereof, no amendment shall increase the aggregate number of shares which may be issued under the Plan, or, shall (i) reduce the purchase price, exercise price, or strike price of any Option or Stock Appreciation Right, (ii) result in cancellation of any outstanding Option or Stock Appreciation Right and replacement thereof with a new Option or Stock Appreciation Right (with a lower purchase price, exercise price, or strike price, as the case may be) or other Award or cash payment that is greater than the intrinsic value (if any) of the canceled Option or Stock Appreciation Right; or (iii) result in a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted. The Plan may also be terminated at any time by the Board of Directors. No amendment or termination of this Plan shall adversely affect any Award granted prior to the date of such amendment or termination without the written consent of the holder of such Award.

APPENDIX B
ANGIODYNAMICS, INC.
EMPLOYEE STOCK PURCHASE PLAN
(as amended to date)

1.Purpose: This Plan is intended to provide an opportunity for employees of AngioDynamics, Inc. (“AngioDynamics”) and its designated subsidiaries to invest in AngioDynamics common stock, par value $.01, or such other class or kind of shares or other securities resulting from the application of Section 11 (“Common Stock”). It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed in a manner consistent with the requirements of Section 423 and related sections of the code.

2.Definitions:

(a)	“Board” shall mean the Board of Directors of AngioDynamics.
(b)	“Code” shall mean the Internal Revenue Code of 1986, as amended.
(c)	“Common Stock” shall mean the Common Stock, $.01 par value, of AngioDynamics.
(d)	“Company” shall mean AngioDynamics, Inc., a Delaware corporation, and any Designated Subsidiary of the Company.
(e)
“Compensation” shall mean all cash compensation received by an Employee from the Company or a Designated Subsidiary and includable in the Employee’s gross income for federal income tax purposes, other than any taxable reimbursements. By way of illustration, but not limitation, “Compensation” shall include regular compensation such as salary, wages, overtime, shift differentials, bonuses, commissions, and incentive compensation, but shall exclude relocation reimbursements, expense reimbursements, tuition or other reimbursements, and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Designated Subsidiary.

(f)	“Designated Subsidiary” shall mean any Subsidiary of the Company designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.
(g)
“Employee” shall mean any individual who is treated as a common law employee of the Company for payroll and employment tax purposes. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company, except that where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed by either statute or contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(h)	“Fair Market Value” shall mean, as of any date, the value of Common Stock determined as the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on The Nasdaq Stock Market for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. In absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.
(i)	“Offering Commencement Date” shall mean the first day of each Offering Period.
(j)	‘Offering Period’ shall mean a period of approximately 26 weeks during which funds may be accumulated under the Plan for the purchase of Common Stock, commencing and ending as follows:
(i) Commencing on the first Trading Day following the last day of the Company’s first fiscal quarter and ending on the last trading day of the Company’s third fiscal quarter;
(ii) Commencing on the first Trading Day following the end of the Company’s third fiscal quarter and ending on the last trading day of the Company’s first fiscal quarter;
(k)	“Participant” shall mean an eligible Employee who has elected to participate in the Plan.
(l)	“Plan” shall mean this AngioDynamics Inc. Employee Stock Purchase Plan, as amended from time to time.
(m)	“Purchase Date” shall mean the last day of each Purchase Period.
(n)	“Purchase Period” shall mean a period of approximately 26 weeks commencing and ending as follows:
(i) Commencing on the first Trading Day following the last day of the Company’s first fiscal quarter and ending on the last trading day of the Company’s third fiscal quarter;
(ii) Commencing on the first Trading Day following the end of the Company’s third fiscal quarter and ending on the last trading day of the Company’s first fiscal quarter;
(o)	“Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Offering Commencement Date or on the Purchase Date, whichever is lower provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 15 of this Plan.

(p)	“Reserves” shall mean the number of shares of Common Stock that have been authorized for issuance under the Plan, but not yet purchased by Participants.
(q)
“Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or another Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(r)	“Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

3. Eligibility: Stock offered under the Plan may be purchased by each person who on the first business day of an “Offering Period”:

(a)	is an employee;
(b)	has been employed by the Company in a full-time capacity for at least 3 months, with a customary working schedule of 20 or more hours per week and more than five months in a calendar year; and
(c)	does not own 5% or more of the total combined value or voting power of all classes of outstanding stock of the Company or its subsidiaries.

4.Contribution Limits: The following limitations apply to subscriptions under the Plan:

(a)	All subscriptions must be for full shares.
(b)	The maximum contribution that may be subscribed for on a Purchase Date shall not exceed $9,000.
(c)
As specified by Section 423(b)(8) of the Code, an Employee may be granted purchase rights under the Plan only if such purchase rights, together with any other rights granted under all employee stock purchase plans of AngioDynamics or its subsidiaries, do not permit such Employee’s rights to purchase stock worth more than $25,000 (determined based on the Fair Market Value of such stock on the first day of the Offering Period(s) for each calendar year in which the Offering Period(s) is in effect.

5.Method of Payment:

(a)	Prior to the beginning of each Offering Period, eligible Employees must indicate if they are going to participate in the Plan.
(b)
A Participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one (1%) and not more than fifteen (15%) percent (or such greater percentage as the Board may establish from time to time before an Offering Date) of such Participant’s Compensation on each payday during the Offering Period. All payroll deductions withheld from a Participant’s Compensation shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

(c)	A Participant may not participate in more than one Offering Period at a time.
(d)
A Participant may discontinue his or her participation in the Plan as provided in Section 8, or, on one occasion only during a Purchase Period may increase or decrease the rate of his or her contributions with respect to that Purchase Period by completing and filing with the Company new enrollment documents authorizing a change in payroll deduction rate. The change in rate shall be effective as of the beginning of the next payroll period following the date of filing of the new enrollment documents, if the documents are completed at least three business days prior to such date and, if not, as of the beginning of the next succeeding payroll period.

(e)
Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5(b) herein, a Participant’s payroll deductions may be decreased during any Offering Period. In such event, payroll deductions shall recommence at the rate provided in such participant’s enrollment documents at the beginning of the next Offering Period, unless terminated by the Participant.

(f)
At the time Common Stock is purchased by a Participant pursuant to the Plan, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for federal, state, or other tax withholding obligations, if any, arising upon the exercise of the Participant’s purchase rights or the disposition of the Common Stock. The Company may, but shall not be obligated to, withhold from the Participant’s Compensation the amount necessary for the Company to meet applicable withholding obligations related to the Participant’s tax obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee that may be available to it.

6.Exercise of Purchase Right: Unless a Participant withdraws from the Plan as provided in Section 8 hereof, or except to the extent that the limitation of Section 423(b)(8) of the Code would otherwise be violated, his or her right and election to purchase of shares shall be exercised automatically on the Purchase Date, and the maximum number of full shares subject to the purchase right shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in the Participant’s account. No fractional shares shall be purchased; any payroll deductions accumulated in a Participant’s account that are insufficient to purchase a full share shall be retained in the Participant’s account for the subsequent Purchase Period, subject to earlier withdrawal by the Participant as provided in Section 8 hereof. Any other funds left over in a Participant’s account after the Purchase Date shall be returned to the Participant. During a Participant’s lifetime, a Participant’s right to purchase shares hereunder is exercisable only by him or her.

7.Delivery: As promptly as practicable after each Purchase Date on which a purchase of shares occurs, the Company shall arrange for the delivery to each Participant’s account with the broker designated by the Board.

8.Withdrawal: (a) A Participant may withdraw all, but not less than all, the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time on or before fifteen (15) calendar days before the Purchase Date by giving written notice to the designated human resources representative of the Company in the form provided by the Company. All of the Participant’s payroll deductions credited to his or her account shall be paid to such Participant promptly after receipt of notice of withdrawal, such Participant’s purchase right for the Offering Period shall automatically be terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period or any Offering Period thereafter unless the Participant delivers to the Company a new subscription agreement. (b) A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any succeeding Offering Period commencing after the termination of the Offering Period from which the Participant withdraws.

9.Employment: Upon a Participant’s ceasing to be an Employee for any reason at any time prior to a Purchase Date of an Offering Period, he or she shall be deemed to have elected to withdraw from the Plan, and the payroll deductions credited to such Participant’s account during such Offering Period shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12 hereof, and such Participant’s purchase right shall be automatically terminated.

10.No Interest: No interest shall accrue to be payable on the payroll deductions of a Participant in the Plan.

11.Number of Shares to be Offered: Subject to adjustment as provided in Section 15, without the authorization of the Board of Directors, the maximum aggregate number of shares to be offered under the Plan will be 4,000,000 shares of Common Stock. Any shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased on the open market. If on a given Purchase Date the number of shares with respect to which options are to be exercised exceeds the number of share then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

12.Designation of Beneficiary:

(a)
A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which purchase rights are exercised, but before delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death before exercise of the purchase rights.

(b)
Such designation of beneficiary may be changed by the Participant at any time with written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant or, if to the best of the Company’s knowledge no such executor or administrator has been appointed, the Company, in its discretion, may deliver such shares and/or cash to the Participants’ spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent, or relative is known to the Company, then to such other person as the Company may designate.

13.Purchase Rights Not Transferable: Purchase rights granted under the Plan shall not be transferable by an Employee and shall be exercisable only by such Employee. Except as set forth in Section 12, there will be no limitation on an Employee’s right to sell or otherwise transfer stock issued under the Plan, except as outlined in the AngioDynamics insider trading policy.

14.Use of Funds: All payroll deductions received or held by the Company under the Plan shall be general corporate funds and as such may be used by the Company for any corporate purposes, and the Company shall not be obligated to segregate such payroll deductions or pay interest thereon.

15.Adjustments: Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger, or Asset Sale.

(a)
Changes in Capitalization. Subject to any required action by the shareholders of the Company, the Reserves, the maximum number of shares each Participant may purchase per Purchase Period, as well as the class and/or price per share of Common Stock which has not yet been purchased pursuant to the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final and binding on all parties. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or of securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock.

(b)
Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”), and shall terminate immediately before the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Purchase Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each Participant in writing, at least ten (10) business days before the New Purchase Date, that the Purchase Date has been changed to the New Purchase Date and that the Participant’s purchase rights shall be exercised automatically on the New Purchase Date, unless before such date the Participant has withdrawn from the Offering Period as provided in Section 8 hereof.

(c)
Merger or Asset Sale. In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Plan shall be assumed, or an equivalent plan substituted, by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume the Plan or substitute an equivalent Plan, the Offering Period then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”). The New Purchase Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each Participant in writing, at least ten (10) business days before the New Purchase Date, that the Purchase Date has been changed to the New Purchase Date and that the Participant’s purchase rights shall be exercised automatically on the New Purchase Date, unless before such date the Participant has withdrawn from the Offering Period as provided in Section 8 hereof.

16.Amendment or Termination:

(a)
The Board may at any time, and from time-to-time, terminate, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of AngioDynamics is required as to such modification or amendment under (i) Section 423 of the Code or any regulations promulgated thereunder, or (ii) under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or any successor provisions (“Rule 16b-3”), or (iii) under applicable listing requirements, the Board may not effect such modification or amendment without such approval.

(b)
The Board shall have the right to amend or modify the terms and provisions of the Plan and of any purchase rights previously granted under the Plan to the extent necessary to ensure the continued qualification of the Plan under Section 423 of the Code and any regulations promulgated thereunder and, if applicable, Rule 16b-3.

17. General:

(a)	All eligible Employees will have the same purchase rights and privileges under the Plan.
(b)
The Plan will be administered by the Board. The Senior Vice President, Human Resources and Executive Vice President, CFO of the Company will be charged with day-to-day administration of the Plan, subject to the direction of the Board. The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Board. Determinations made by the Board with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and all participants in the Plan, their heirs and legal representatives.

(c)	Subscriptions, notices and actions under the Plan will be on such forms as AngioDynamics may provide.
(d)	No fractional shares may be subscribed for and no fractional shares or scrip will be issued or sold.

(e)	The provisions of the Plan shall be governed by the laws of the State of New York without resort to that state’s conflicts of law rules.
(f)
This Plan and the purchase rights granted pursuant to the Plan shall not confer upon an Employee any right to continued employment with the Company, nor shall it interfere, in any way, with the right of the Company to modify the Employee’s compensation, duties and responsibilities, or the Company’s authority to terminate the Employee’s employment.

(g)	This Plan shall not confer upon an Employee any rights as an owner of shares of Common Stock until the Employee exercises purchase rights granted pursuant to the Plan.

18.Duration of Plan: The Plan shall become effective at the first Offering Commencement Date following its adoption by the Board, subject to approval by the shareholders in accordance with Treasury Regulations Section 1.423-2(c) within 12 months before or after its adoption by the Board. Once effective, the Plan shall continue in effect for a term of ten (10) years following approval by the shareholders unless sooner terminated by the Board pursuant to Section 16 hereof.

19.Additional Restrictions of Rule 16b-3: The terms and conditions of this Plan, and the purchase of shares by persons subject to Section 16 of the Exchange Act, shall comply with the applicable provisions of Rule 16b-3. In the cases of any such persons, this Plan shall be deemed to contain, and the transfer of shares issued pursuant to this Plan shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions on behalf of such persons.

angiodynamics

ANGIODYNAMICS, INC.
14 Plaza Drive
Latham, NY 12110
ATTN: STEPHEN A. TROWBRIDGE

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The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Consider and vote upon a proposal to elect four Class II directors, for a term of three years;	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Eileen O. Auen   02 James C. Clemmer   03 Howard W. Donnelly   04 Jan Stern Reed

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

For address change/comments, mark here. (see reverse for instructions) ☐

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Signature [PLEASE SIGN WITHIN BOX]   Date

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0000473615_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report are available at www.proxyvote.com

ANGIODYNAMICS, INC.
Annual Meeting of Stockholders
October 13, 2020 12:00 P.M., local time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) James C. Clemmer and Stephen A. Trowbridge, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ANGIODYNAMICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholders to be held at 12:00 p.m., Eastern time on 10/13/20.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Director's recommendations.

Address change/comments:

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(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000473615_2 R1.0.1.18